Registration No. 333-_________-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

HEALTHY CHOICE WELLNESS CORP.

(Exact name of registrant as specified in its charter)

Delaware	5411	88-4128927
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(Employer Identification Number)

3800 North 28th Way

Hollywood, FL 33020

(305) 600-5004

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Jeffrey Holman

Chief Executive Officer

3800 North 28th Way

Hollywood, FL 33020

(305) 600-5004

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Martin, T. Schrier, Esq. Cozen O’Connor 200 S. Biscayne Boulevard 30th Floor Miami, FL 33131 Tel: 305-704-5954	Barry I. Grossman, Esq. Sarah E. Williams, Esq. Justin Grossman, Esq. Ellenoff Grossman & Schole LLP 1345 Avenue of the Americas, 11th Floor New York, NY 10105

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement is declared effective. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)		Proposed Maximum Aggregate Offering Price(3)	Amount of Registration Fee(3)
Class A Common Stock, par value $0.001 per share	2,340,000	(2)	23,400,000	$2,578.68
Class B Common Stock, par value $0.001 per share	7,520,000		75,200,000	$8,287.04
Class A Common Stock, par value $0.001 per share(4)	7,520,000			0	(5)
Total				$10,865.72

(1) Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(a) under the Securities Act of 1933, as amended (the “Securities Act”).

(2) Includes the offering of additional shares of Common Stock pursuant to the underwriters’ option to purchase additional shares.

(3) Estimated solely for the purposes of calculating the registration fee pursuant to Rule 457(g) under the Securities Act.

(4) The registrant is also registering 7,520,000 shares of Class A common stock that are issuable upon conversion of the 7,520,000 shares of its Class B common stock.

(5) No separate consideration will be received for the shares of Class A common stock issuable upon conversion of the Class B common stock, and, therefore, no registration fee for those shares is required pursuant to Rule 457(i) under the Securities Act.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to such Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED       , 2023

PRELIMINARY PROSPECTUS

400,000 Shares of Class A Common Stock

This is the initial public offering of Healthy Choice Wellness Corp. (the “Company” or “HCWC”). No public market currently exists for our common stock. We are offering 400,000 shares of our Class A common stock. You should read this prospectus and any prospectus supplement or amendment carefully before you invest in our securities. We expect the public offering price will be $10 per share. This price reflects our assessment of the price at which investors might be willing to participate in this offering, based on, among other things, the market values and various valuation measures of other companies engaged in activities similar to ours. See “Determination of Offering Price” on page 31 of this prospectus. HCWC will be listed on the NYSE American exchange under the symbol “ ..”

At the time of this offering, Healthier Choices Management Corp. (“HCMC”) will complete the spin-off of HCWC though the distribution of the outstanding shares of common stock of the Company to the HCMC stockholders. The Company will consist of the subsidiaries that operate the HCMC retail stores, namely Ada’s Natural Market, Paradise Health and Nutrition, Mother Earth’s Storehouse, Green’s Natural Foods and Healthy Choice Wellness Centers, as well as the online entity thevitaminstore.com.

Following the separation, the Company will be an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and, as such, is allowed to provide in this Prospectus more limited disclosures than an issuer that would not so qualify. In addition, for so long as the Company remains an emerging growth company, it may also take advantage of certain limited exceptions from investor protection laws such as the Sarbanes-Oxley Act of 2002, as amended (the “Sarbanes-Oxley Act”), and the Investor Protection and Securities Reform Act of 2010, for limited periods. See “Information Statement Summary—Emerging Growth Company Status.”

In reviewing this Prospectus, you should carefully consider the matters described in the section titled “Risk Factors” beginning on page 5 of this Prospectus.

	Price to Public	Underwriting Discounts and Commissions	Proceeds to Us
Per Share	$10.00	$	$
Total	$4,000,000	$

We have granted the representative of the underwriters the right to purchase an additional 60,000 shares of our common stock to cover over-allotments.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

This Prospectus is not an offer to sell, or a solicitation of an offer to buy, any securities.

The underwriters expect to deliver the shares of common stock to purchasers on _______, 2023.

Book-Running Managers

Maxim Group LLC

The date of this prospectus is                , 2023.

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TRADEMARKS

This document contains references to trademarks and service marks belonging to other entities. Solely for convenience, trademarks and trade names referred to in this prospectus may appear without the ® or ™ symbols, but such references are not intended to indicate, in any way, that the applicable licensor will not assert, to the fullest extent under applicable law, its rights to these trademarks and trade names. We do not intend our use or display of other companies’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission (the “SEC”). The exhibits to the registration statement contain the full text of certain contracts and other important documents we have summarized in this prospectus. Since these summaries may not contain all the information that you may find important in deciding whether to purchase our securities, you should review the full text of these documents. The registration statement and the exhibits can be obtained from the SEC as indicated under the sections entitled “Where You Can Find Additional Information.”

You should rely only on the information contained in this prospectus and any free writing prospectus we may authorize to be delivered to you. We have not authorized anyone to provide you with information different from, or in addition to, that contained in this prospectus and any related free writing prospectus. We take no responsibility for and can provide no assurances as to the reliability of, any information that others may give you. This prospectus is not an offer to sell, nor is it seeking an offer to buy, these securities in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus is only accurate as of the date of this prospectus, regardless of the time of delivery of this prospectus.

Any reference in this prospectus to information that is “contained,” “referred to” or “included” in this prospectus, or any similar expression, includes not only the information expressly set forth in this prospectus but also the information incorporated by reference in this prospectus.

Unless the context requires otherwise, references in this prospectus to the “Company,” “HCWC,” “HCWC,” “our company,” “we,” “our,” “us” and similar terms refer to Healthy Choice Wellness Corp., a Delaware corporation, and its subsidiaries, unless the context otherwise requires.

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HCWC SPIN OFF AND ADDITIONAL FINANCING TRANSACTION

At the time of this offering, Healthier Choices Management Corp. (“HCMC”) will complete the spin off (the “Spin-Off”) of HCWC through the distribution of the outstanding shares of Class A common stock and Class B common stock of the Company (collectively, the “Common Stock”) to the HCMC stockholders. The Company will consist of the subsidiaries that operate the HCMC retail stores, namely Ada’s Natural Market, Paradise Health and Nutrition, Mother Earth’s Storehouse, Green’s Natural Foods and Healthy Choice Wellness Centers, as well as the online entity thevitaminstore.com. In the Spin-Off all of the shares of HCWC common stock will be distributed to the HCMC stockholders on a pro rata basis based on their ownership of HCMC. The HCWC shares will be valued at $10 per share in the Spin-Off.

Following the Spin-Off, HCWC will sell shares of its Series A Convertible Preferred Stock (the “Series A Preferred Stock”), with the gross proceeds from such offering expected to be $13.25 million. The institutional investors that acquired HCMC Series E Preferred Stock are contractually required to purchase the Series A Preferred Stock in the same dollar amounts as they invested in the HCMC Series E Preferred Stock. The Series A Preferred Stock will have an initial conversion price of $10.00 per share. The closing of the sale of the Series A Preferred Stock is expected to be within forty-five days of the completion of the Spin-Off transaction. On earlier of (1) the 40th calendar day after the effectiveness of the Spin-Off or (2) the date the registration statement registering the shares to be received upon conversion of the Series A Preferred Stock is declared effective (“Reset Date”), the conversion price of the Series A Preferred Stock will be reset in the event the closing price of the HCWC common stock on such date is less than $10.00 per share. The reset conversion price will equal a 10% discount to the 5-day volume weighted average price measured using the 5 trading days preceding the Reset Date. However, in no instance will the conversion price be reset below $3.00 per share. See “Business - Financing” on page 18 of this prospectus for additional information on the Series A Preferred Stock issuance.

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SUMMARY OF THE BUSINESS

Healthy Choice Wellness Corp. is a holding company focused on providing consumers with healthier daily choices with respect to nutrition and other lifestyle alternatives.

Through its wholly owned subsidiaries, the Company operates:

●	Ada’s Natural Market, a natural and organic grocery store offering fresh produce, bulk foods, vitamins and supplements, packaged groceries, meat and seafood, deli, baked goods, dairy products, frozen foods, health & beauty products and natural household items (www.Adasmarket.com)

●	Paradise Health & Nutrition’s three stores that likewise offer fresh produce, bulk foods, vitamins, and supplements, packaged groceries, meat and seafood, deli, baked goods, dairy products, frozen foods, health & beauty products and natural household items (www.ParadiseHealthDirect.com)

●	Mother Earth’s Storehouse, a two-store organic and health food and vitamin chain in New York’s Hudson Valley, which has been in existence for over 40 years (www.MotherEarthStorehouse.com)

●	Greens Natural Foods’ eight stores in New York and New Jersey, offering a selection of 100% organic produce and all-natural, non-GMO groceries and bulk foods; a wide selection of local products; an organic juice and smoothie bar; a fresh foods department, which offers fresh and healthy “grab & go” foods; a full selection of vitamins & supplements; as well as health and beauty products. (www.Greensnaturalfoods.com).

Through its wholly owned subsidiary, Healthy Choice Wellness, LLC, the Company operates:

●	Licensing agreements for Healthy Choice Wellness Centers located at the Casbah Spa and Salon in Fort Lauderdale, FL, Boston Direct Health in Boston, MA and Green Care Medical Services in Chicago, IL.

Through its wholly owned subsidiary, Healthy U Wholesale, the Company sells vitamins and supplements, as well as health, beauty and personal care products on its website www.TheVitaminStore.com.

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THE OFFERING

Class A common stock offered by us	400,000 shares of Class A common stock (or 460,000 shares if the underwriters exercise their option to purchase additional shares in full)

Option to purchase additional shares of common stock from us	We have granted the underwriters an option to purchase up to an aggregate of 60,000 shares of common stock. This option is exercisable, in whole or in part, within 45 days after the date of this prospectus.

Common stock to be outstanding immediately after this offering	9,860,000 (assuming the underwriters exercise their option to purchase additional shares in full)

Expected Offering Price:	$10 per share of HCWC Class A common stock

Use of Proceeds

We estimate that the net proceeds from our issuance and sale of 400,000 shares of our Class A common stock in this offering will be approximately $4 million, assuming an initial public offering price of $10 per share, which is the expected public offering price set forth on the cover page of this prospectus, and after deducting the underwriting discounts and commissions and estimated offering expenses payable by us. If the underwriters exercise their option to purchase additional shares in full to cover over-allotments, if any, we estimate that our net proceeds will be approximately $ million.

We currently anticipate using the net proceeds from this offering for (1) strategic acquisitions of business and (2) for general working capital purposes. See the section titled “Use of Proceeds” for additional information.

Risk Factors	Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page 5 of this prospectus and the other information included in this prospectus for a discussion of factors you should carefully consider before investing in our securities.

The number of shares of common stock that will be outstanding after this offering is based on 9,460,000 shares of common stock outstanding at the time of offering, and excludes shares of common stock reserved for future issuance under our 2023 Equity Incentive Plan, which will be effective upon the closing of this public offering.

Unless otherwise indicated, this prospectus reflects and assumes the following:

●	1,325,000 shares of Class A common stock reserved for the conversion of the Preferred Series A shareholders

●	[●] shares of Class A common stock reserved for future issuance under our 2023 Equity Incentive Plan, which will be effective upon the closing of this public offering.

●	9.4 million shares of Common Stock to be issued in the Spin-Off transaction.

Emerging Growth Company Status

We are an “emerging growth company” as defined in the JOBS Act. As such, we are eligible to take advantage of certain exemptions from various reporting requirements that apply to other public companies that are not emerging growth companies, including, but not limited to, compliance with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act and the requirements to hold a non-binding advisory vote on executive compensation and any golden parachute payments not previously approved. We have not decided whether to take advantage of any or all of these exemptions. If we do take advantage of some or all of these exemptions, some investors may find our common stock less attractive. The result may be a less active trading market for our common stock and our stock price may be more volatile.

In addition, Section 107 of the JOBS Act provides that an emerging growth company may take advantage of the extended transition period provided in Section 13(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected not to take advantage of the benefits of this extended transition period and, therefore, will be subject to the same new or revised accounting standards as other public companies that are not emerging growth companies. This election is irrevocable.

We could remain an emerging growth company until the earliest of (a) the last day of the first fiscal year in which our annual gross revenues exceed $1.07 billion, (b) the last day of the fiscal year following the fifth anniversary of the date of the first sale of our common equity securities pursuant to an effective registration statement under the Securities Act, (c) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our Common Stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (d) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three-year period.

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RISK FACTORS

Investing in our securities involves a high degree of risk. You should consider and carefully read all of the risks and uncertainties described below, as well as other information contained in this prospectus, before making an investment decision with respect to our securities. The occurrence of any of the following risks or those incorporated by reference, or additional risks and uncertainties not presently known to us or that we currently believe to be immaterial could materially and adversely affect our business, financial condition, results of operations or cash flows. In any such case, the trading price of common stock could decline, and you may lose all or part of your investment. This prospectus also contains forward-looking statements and estimates that involve risks and uncertainties. Our actual results could differ materially from those anticipated in the forward-looking statements as a result of specific factors, including the risks and uncertainties described below and those incorporated by reference.

RISKS RELATED TO OUR NATURAL GROCERY BUSINESS

We may not be successful in our efforts to grow our grocery business.

Our growth largely depends on our ability to increase sales in our existing natural grocery stores and successfully acquire new stores on a profitable basis. Our comparable store sales growth could be lower than our historical average for various reasons, including the opening of new competing stores that cannibalize sales in existing stores, increased competition, general economic conditions, regulatory changes, price changes as a result of competitive factors and product pricing and availability.

Failure to acquire new stores or achieving lower than expected sales in the acquired stores, could materially and adversely affect our growth. Our plans for expansion could place increased demands on our financial, managerial, operational and administrative resources. For example, our planned expansion will require us to increase the number of people we employ and may require us to upgrade our management information system and our distribution infrastructure. These increased demands and operating complexities could cause us to operate our business less efficiently, which could materially and adversely affect our operations, financial performance and future growth.

Our natural grocery stores and any newly acquired stores may negatively impact our financial results in the short-term, and may not achieve expected sales and operating levels on a timely basis or at all.

We will actively pursue new store growth. Our new store openings may not be successful or reach the sales and profitability levels of our existing stores. Although we target particular levels of cash-on-cash returns and capital investment for each of our new stores, new stores may not meet these targets. Any store we open may not be profitable or achieve operating results similar to those of our existing stores. New store openings may negatively impact our financial results in the short-term due to the effect of store opening costs and lower sales and contribution to overall profitability during the initial period following opening. New stores build their sales volume and their customer base over time and, as a result, generally have lower margins and higher operating expenses, as a percentage of net sales, than our existing stores. New stores may not achieve sustained sales and operating levels consistent with our more mature store base on a timely basis or at all. This may have an adverse effect on our financial condition and operating results.

The Company could be adversely affected if consumers lose confidence in the safety and quality of the food supply chain. Adverse publicity about these types of concerns, whether or not valid, could discourage consumers from buying our products. The real or perceived sale of contaminated food products by us could result in a loss of consumer confidence and product liability claims, which could have a material adverse effect on our sales and operations.

Inflation and deflation in the prices of food and other products we sell may affect our sales, gross profit and gross margin. The short-term impact of inflation and deflation is largely dependent on whether or not the effects are passed through to our customers, which is subject to competitive market conditions. Food inflation and deflation is affected by a variety of factors and our determination of whether to pass on the effects of inflation or deflation to our customers is made in conjunction with our overall pricing and marketing strategies. Although we may experience periodic effects on sales, gross profit and gross margins as a result of changing prices, the effect of inflation could have an adverse impact on our future revenues.

In addition, we may not be able to successfully integrate new stores into existing stores and those new stores may not be as profitable as existing stores. Further, we have experienced in the past, and expect to experience in the future, some sales volume transfer from our existing stores to our new stores as some of our existing customers switch to new, closer locations. If our new stores are less profitable than our existing stores, or if we experience sales volume transfer from our existing stores, our financial condition and operating results may be adversely affected.

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If we are unable to successfully identify market trends and react to changing consumer preferences in a timely manner, our sales may decrease.

We believe our success depends, in substantial part, on our ability to:

●	anticipate, identify and react to natural and organic grocery and dietary supplement trends and changing consumer preferences in a timely manner;

●	translate market trends into appropriate, saleable product and service offerings in our stores before our competitors; and

●	develop and maintain vendor relationships that provide us access to the newest merchandise, and dairy products that satisfy upgraded standards, on reasonable terms.

Consumer preferences often change rapidly and without warning, moving from one trend to another among many product or retail concepts. Our performance is impacted by trends regarding natural and organic products, dietary supplements and at-home meal preparation. Consumer preferences towards dietary supplements or natural and organic food products might shift as a result of, among other things, economic conditions, food safety perceptions, reduced or changed consumer choices and the cost of these products. Our store offerings are comprised of natural and organic products and dietary supplements. A change in consumer preferences away from our offerings, including as a result of, among other things, reductions or changes in our offerings, would have a material adverse effect on our business. Additionally, negative publicity regarding the safety of natural and organic products or dietary supplements, or new or upgraded regulatory standards may adversely affect demand for our products and could result in lower customer traffic, sales and results of operations. In addition, reduced or changed consumer choices may result from, among other things, the implementation of our requirements for dairy products that satisfy our pasture-based, non-confinement standards.

If we are unable to anticipate and satisfy consumer preferences in the regions where we operate, our net sales may decrease, and we may be forced to increase markdowns of slow-moving products, either of which could have a material adverse effect on our business, financial condition and results of operations.

Our comparable store sales and quarterly financial performance may fluctuate for a variety of reasons.

Our comparable store sales and quarterly results of operations have fluctuated in the past, and we expect them to continue to fluctuate in the future. A variety of other factors affect our comparable store sales and quarterly financial performance, including:

●	changes in our merchandising strategy or product mix;

●	performance of our newer and remodeled stores;

●	the effectiveness of our inventory management;

●	the timing and concentration of new store openings, and the related additional human resource requirements and pre-opening and other start-up costs;

●	the cannibalization of existing store sales by new store openings;

●	levels of pre-opening expenses associated with new stores;

●	timing and effectiveness of our marketing activities;

●	seasonal fluctuations due to weather conditions and extreme weather-related disruptions;

●	actions by our existing or new competitors, including pricing changes;

●	regulatory changes affecting availability and marketability of products;

●	supply shortages; and

●	general United States economic conditions and, in particular, the retail sales environment.

Accordingly, our results for any one fiscal year or quarter are not necessarily indicative of the results to be expected for any other year or quarter, and comparable store sales of any particular future period may decrease. In the event of such a decrease, the price of our common stock would likely decline.

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We may be unable to compete effectively in our markets, which are highly competitive.

The markets for natural and organic groceries and dietary supplements are large, fragmented and highly competitive, with few barriers to entry. Our competition varies by market and includes conventional supermarkets, natural, gourmet and specialty food markets, mass and discount retailers, warehouse clubs, independent health food stores, dietary supplement retailers, drug stores, farmers’ markets, food co-ops, mail order and online retailers and multi-level marketers. These businesses compete with us for customers on the basis of price, selection, quality, customer service, shopping experience or any combination of these or other factors. They also compete with us for products and locations. In addition, some of our competitors are expanding to offer a greater range of natural and organic foods. Many of our competitors are larger, more established and have greater financial, marketing and other resources than us, and may be able to adapt to changes in consumer preferences more quickly, devote greater resources to the marketing and sale of their products, or generate greater brand recognition. An inability to compete effectively may cause us to lose market share to our competitors and could have a material adverse effect on our business, financial condition and results of operations.

If we, or our third-party suppliers fail to comply with regulatory requirements or are unable to provide products that meet our specifications, our business and our reputation could suffer.

If we, or our third-party suppliers, including suppliers of our private label products, fail to comply with applicable regulatory requirements or to meet our quality specifications, we could be required to take costly corrective action and our reputation could suffer. We do not own or operate any manufacturing facilities, except for our bulk food repackaging facility and distribution center discussed below, and therefore depend upon independent third-party vendors to produce our private label branded products, such as vitamins, minerals, dietary supplements, body care products, food products and bottled water. Third-party suppliers of our private label products may not maintain adequate controls with respect to product specifications and quality. Such suppliers may be unable to produce products on a timely basis or in a manner consistent with regulatory requirements. We depend upon our bulk food repackaging facility and distribution center for the majority of our private label bulk food products. We may also be unable to maintain adequate product specification and quality controls at our bulk food repackaging facility and distribution center or produce products on a timely basis and in a manner consistent with regulatory requirements. In addition, we may be required to find new third-party suppliers of our private label products or to find third-party suppliers to source our bulk foods. There can be no assurance that we would be successful in finding such third-party suppliers that meet our quality guidelines.

Disruption of significant supplier relationships could negatively affect our business.

UNFI is our primary supplier of dry grocery and frozen food products, accounting for approximately 36% and 25% of our total purchases in fiscal years 2022 and 2021, respectively, when giving effect to the Greens Transaction. For the six months ended June 30, 2023 and 2022, approximately 42% and 31% of our total purchases were from UNFI. Due to this concentration of purchases from a single third-party supplier, the disruption, delay or inability of UNFI to deliver product to our stores in quantities or within service parameters that meet our requirements may materially and adversely affect our operating results while we establish alternative supply chain channels. Consolidation of distributors or the manufacturers that supply them could reduce our supply options and detrimentally impact the terms under which we purchase products. We may not be able to find replacement suppliers on commercially reasonable terms, which would have a material adverse effect on our financial condition, results of operations and cash flows.

The current geographic concentration of our stores creates exposure to local economies, regional downturns or severe weather or catastrophic occurrences.

Our existing natural grocery stores are all located in New York, New Jersey and Florida. As a result, our business is currently more susceptible to regional conditions than the operations of more geographically diversified competitors, and we are vulnerable to economic downturns in those regions. Any unforeseen events or circumstances that negatively affect these areas could materially adversely affect our revenues and profitability. These factors include, among other things, changes in demographics, population, competition, consumer preferences, new or revised laws or regulations, hurricanes, fires, floods or other natural disasters in these regions.

Consumers or regulatory agencies may challenge certain claims made regarding our products.

Our reputation could also suffer from real or perceived issues involving the labeling or marketing of our products. Products that we sell may carry claims as to their origin, ingredients or health benefits, including, by way of example, the use of the term “natural.” Although the FDA and USDA each has issued statements regarding the appropriate use of the word “natural,” there is no single, United States government regulated definition of the term “natural” for use in the food industry. The resulting uncertainty has led to consumer confusion, distrust and legal challenges. Plaintiffs have commenced legal actions against a number of food companies that market “natural” products, asserting false, misleading and deceptive advertising and labeling claims, including claims related to genetically modified ingredients. In limited circumstances, the FDA has taken regulatory action against products labeled “natural” but that nonetheless contain synthetic ingredients or components. Should we become subject to similar claims, consumers may avoid purchasing products from us or seek alternatives, even if the basis for the claim is unfounded. Adverse publicity about these matters may discourage consumers from buying our products. The cost of defending against any such claims could be significant. Any loss of confidence on the part of consumers in the truthfulness of our labeling or ingredient claims would be difficult and costly to overcome and may significantly reduce our brand value. Any of these events could adversely affect our reputation and brand and decrease our sales, which would have a material adverse effect on our business, financial condition and results of operations.

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We rely heavily on sales of fresh produce and quality natural and organic products, and product supply disruptions may have an adverse effect on our profitability and operating results.

We have a significant focus on perishable products, including fresh produce and natural and organic products. Despite temporary challenges related to the COVID-19 pandemic, we have generally not experienced significant difficulty to date in maintaining the supply of our produce and fresh, natural and organic products that meet our quality standards. However, there is no assurance that these products will be available to meet our needs in the future. The availability of such products at competitive prices depends on many factors beyond our control, including the number and size of farms that grow natural or organic crops or raise livestock that meet our quality, welfare and production standards, tariffs and import regulations or restrictions on foreign-sourced products and the ability of our vendors to maintain organic, non-genetically modified or other applicable third-party certifications for such products. Produce is also vulnerable to adverse weather conditions and natural disasters, such as floods, droughts, storms, frosts, wildfires, earthquakes, hurricanes, pestilences and other extreme or abnormal environmental conditions (including the potential effects of climate change), any of which can lower crop yields and reduce crop size and quality. This could reduce the available supply of, or increase the price of, fresh produce, which may adversely impact sales of our fresh produce and our other products that rely on produce as a key ingredient.

In addition, we and our suppliers compete with other food retailers in the procurement of fresh, natural and organic products, which are often less available than conventional products. If our competitors significantly increase their fresh, natural and organic product offerings due to increases in consumer demand or otherwise, we and our suppliers may not be able to obtain a sufficient supply of such products on favorable terms, or at all, and our sales may decrease, which could have a material adverse effect on our business, financial condition, results of operations and cash flows. We could also suffer significant inventory losses in the event of disruption of our supply chain network or extended power outages in our stores or distribution centers. If we are unable to maintain inventory levels suitable for our business needs, it would materially adversely affect our financial condition, results of operations and cash flows.

The decision by certain of our suppliers to distribute their specialty products through other retail distribution channels could negatively impact our revenue from the sale of such products.

Some of the specialty retail products that we sell in our stores are not generally available through other retail distribution channels such as drug stores, conventional grocery stores or mass merchandisers. In the future, our suppliers could decide to distribute such products through other retail distribution channels, allowing more of our competitors to offer these products, and adversely affecting the desirability of these products to our core customers, which could negatively impact our revenues.

A widespread health epidemic could materially impact our business.

Our business could be severely impacted by a widespread regional, national or global health epidemic. A widespread health epidemic may cause customers to avoid public gathering places such as our stores or otherwise change their shopping behaviors. Additionally, a widespread health epidemic could adversely impact our business by disrupting production and delivery of products to our stores and by impacting our ability to appropriately staff our stores.

Union activity at third-party transportation companies or labor organizing activities among our employees could disrupt our operations and harm our business.

Independent third-party transportation companies deliver the majority of our merchandise to our stores and to our customers. Some of these third parties employ personnel represented by labor unions. Disruptions in the delivery of merchandise or work stoppages by employees of these third parties could delay the timely receipt of merchandise, which could result in cancelled sales, a loss of loyalty to our stores and excess inventory.

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While all of our employees are currently non-union, our employees may attempt to organize and join a union. We could face union organizing activities at other locations. The unionization of all or a portion of our workforce could result in work slowdowns, could increase our overall costs and reduce the efficiency of our operations at the affected locations, could adversely affect our flexibility to run our business competitively, and could otherwise have a material adverse effect on our business, financial condition and results of operations.

Our products could suffer from real or perceived quality or food safety concerns and may cause unexpected side effects, illness, injury or death that could result in their discontinuance or expose us to lawsuits, any of which could result in unexpected costs and damage to our reputation.

We could be materially, adversely affected if consumers lose confidence in the safety and quality of products we sell. There is substantial governmental scrutiny of and public awareness regarding food safety. We believe that many customers hold us to a higher quality standard than other retailers. Many of our products are vitamins, herbs and other ingredients that are classified as foods or dietary supplements and are not subject to pre-market regulatory approval in the United States. Our products could contain contaminated substances, and some of our products contain ingredients that do not have long histories of human consumption. Previously unknown adverse reactions resulting from human consumption of these ingredients could occur. Unexpected side effects, illness, injury or death caused by our products could result in the discontinuance of sales of our products or prevent us from achieving market acceptance of the affected products. Such side effects, illnesses, injuries and death could also expose us to product liability or negligence lawsuits. Any claims brought against us may exceed our existing or future insurance policy coverage or limits. Any judgment against us that is in excess of our policy limits would have to be paid from our cash reserves, which would reduce our capital resources. Further, we may not have sufficient capital resources to pay a judgment in which case our creditors could levy against our assets. The real or perceived sale of contaminated or harmful products would cause negative publicity regarding our company, brand or products, including negative publicity in social media, which could in turn harm our reputation and net sales and could have a material adverse effect on our business, financial condition and results of operations, or result in our insolvency.

Fluctuations in commodity prices and availability may impact profitability.

Many products we sell include ingredients such as wheat, corn, oils, milk, sugar, cocoa, nuts and other key commodities. Many commodity prices are subject to significant fluctuations and may be impacted by tariffs. Any increase in prices of such key ingredients may cause our vendors to seek price increases from us, and price decreases may result in our competitors reducing retail prices on items containing such ingredients. If we are unable to mitigate these fluctuations, our profitability may be impacted either through increased costs to us or lower prices and loss of customers due to competitive conditions, which may impact gross margins, or through reduced revenue as a result of a decline in the number and average size of customer transactions.

Higher wage and benefit costs could adversely affect our business.

Changes in federal and state minimum wage laws and other laws relating to employee benefits could cause us to incur additional wage and benefits costs. Increased labor costs brought about by changes in minimum wage laws, other regulations or prevailing market conditions could increase our expenses, which could have an adverse impact on our profitability, or decrease the number of employees we are able to employ, which could decrease customer service levels and therefore adversely impact sales.

Legal proceedings could adversely affect our business, financial condition and results of operations.

Our operations, which are characterized by transactions involving a high volume of customer traffic and a wide variety of product selections, carry a higher exposure to consumer litigation risk when compared to the operations of companies operating in certain other industries. Consequently, we have been, are, and may in the future become a party to individual personal injury, product liability and other legal actions in the ordinary course of our business. While these actions are generally routine in nature, incidental to the operation of our business and immaterial in scope, the outcome of litigation is difficult to assess or quantify. Additionally, we could be exposed to industry-wide or class-action claims arising from the products we carry or industry-specific business practices. Further, we have been, are and may in the future become subject to claims for discrimination, harassment, wages and hours and other federal or state employment matters. While we maintain insurance, such coverage may not be adequate or may not cover a specific legal claim. Moreover, the cost to defend against litigation may be significant. As a result, litigation could have a material adverse effect on our business, financial position and results of operations.

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RISKS RELATED TO OUR WELLNESS BUSINESS

Our long-term strategy involves opening new Wellness Centers and is subject to many unpredictable factors.

One key component of our long-term growth strategy is to open new IV hydration centers (“Wellness Centers”) and to operate those Wellness Centers on a profitable basis. We may not be able to open new Wellness Centers as quickly as planned, if at all. We could experience delays or roadblocks in opening Wellness Centers for various reasons, including obtaining labor for construction, hiring adequate staffing and obtaining sufficient supplies to build and operate such Wellness Centers. Delays or failures in opening new Wellness Centers could adversely affect our growth strategy and our business, financial condition and results of operations. As we operate more Wellness Centers, our rate of expansion relative to the size of our Wellness base will eventually decline.

In addition, we may face challenges locating and securing suitable new Wellness Center sites in our target markets. There is no guarantee that a sufficient number of suitable sites will be available in desirable areas or on terms that are acceptable to us in order to achieve our growth plan. Our ability to open new Wellness Centers also depends on other factors, including:

●	negotiating leases with acceptable terms;

●	identifying, hiring and training qualified employees in each local market; and

●	identifying and entering into agreements with suitable medical directors (“MDs”) in certain target markets.

We may face additional unknown risks if in the future our business extends beyond our current focus.

Our expansion into new markets may be more costly and difficult than we currently anticipate which would result in slower growth than we expect.

Wellness Centers we open in new markets may take longer to reach expected revenue and profit levels on a consistent basis and may have higher construction, occupancy, marketing or operating costs than Wellness Centers we open in existing markets, thereby affecting our overall profitability. New markets may have competitive conditions, consumer tastes or discretionary spending patterns that are more difficult to predict or satisfy than our existing markets. We may need to make greater investments than we originally planned in advertising and promotional activity in new markets to build brand awareness. We may find it more difficult in new markets to hire, motivate and keep qualified employees. For these reasons, among others, our new Wellness Centers may be less successful than our existing Wellness Centers. If we do not successfully execute our plans to enter new markets, our business, financial condition and results of operations could be materially adversely affected.

A lack of qualified employees would significantly hinder our growth plans and adversely affect our results of operations.

As we grow, our ability to increase productivity and profitability will be limited by our ability to employ, train, and retain skilled personnel. There can be no assurance that we will be able to maintain an adequate skilled labor force necessary to operate efficiently, that our labor expenses will not disproportionately increase as a result of a shortage in the supply of skilled personnel or that we will not have to curtail our planned internal growth as a result of labor shortages. If we are unable to attract, train and retain qualified personnel, we may be unable to provide our services, the quality of our services may decline and we could lose customers or our brand and reputation may be harmed, which could have a material adverse effect on our business, financial condition and results of operations. Additionally, the inability to recruit personnel to staff our Wellness Centers, will substantially slow our ability to expand and build new Wellness Centers, which would have an adverse impact on our growth. From time to time, and particularly in recent years, the lack of availability of personnel, including qualified technicians and medical personnel, has been a significant operating issue in our industry in certain local and regional markets. If the demand exceeds the supply of available and qualified personnel, we and our competitors may be forced to offer higher compensation and other benefits to attract and retain them. Even if we were to offer higher compensation and other benefits, there can be no assurance that these individuals will choose to join or continue to work for us. Furthermore, the competitive market for this labor force has created turnover as many seek to take advantage of the available positions offering new and more attractive wage and benefit packages. We may be required to hire more expensive temporary personnel or increase our recruiting and marketing costs relating to labor. The use of temporary or agency staff or employee turnover could also heighten the risks of quality control and medical malpractice. In addition to the wage pressures inherent in this environment, the cost of training new employees amid the turnover rates may cause added pressure on our operating results. In addition, while none of our employees are currently represented by a labor union, if some of our employees were to become unionized, it could increase labor costs or otherwise disrupt our operations.

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We may not be able to successfully recruit and retain qualified nurses, nurse practitioners, technicians and other providers.

Our success depends upon our continuing ability to recruit and retain qualified nurses, nurse practitioners and other providers. In the event we are unable to attract a sufficient number of such qualified providers, our growth rate may suffer.

Our Wellness Centers compete for customers in a highly competitive environment that may make it more difficult to increase our customer volumes and revenues.

The business of providing IV hydration services is highly competitive in each of the markets in which our Wellness Centers operate. The primary bases of such competition are quality of services and reputation, price of services, marketing and advertising strategy and implementation, convenience of office locations and hours of operation. Our Wellness Centers compete with other IV hydration providers in their local market. Many of those competitors have established brands and reputations in their markets. Some of these competitors and potential competitors may have financial resources, reputations or management expertise that provide them with competitive advantages over us, which may make it difficult to compete against them. Competitors may attempt to copy our business model, or portions thereof, which could erode our market share and brand recognition and impair our growth rate and profitability.

Use of the internet and social media may adversely impact our business and reputation.

We are highly dependent on our online brand and reputation for future business. Consumers increasingly turn to online reviews and other social media platforms for information and decisions about consumer products and services. Negative reviews, or reviews in which our competitors’ services are rated more highly than ours, irrespective of their accuracy, could negatively affect our brand and reputation. The internet could be used to spread disinformation regarding the safety or efficacy of our treatments and services, and we will have limited ability to control the content or reach of such disinformation whether or not such information is accurate. There has been a substantial increase in the use of social media platforms, including blogs, social media websites and other forms of digital communications, and the importance of social media influencers in the personal care, which allow individuals access to a broad audience of consumers. Negative commentary regarding us or our services may be posted on social media platforms or other electronic means at any time and may be materially adverse to our reputation or business. Customers value readily available information and often act on such information without further investigation and without regard to its accuracy. Any harm to us or our services may be immediate without allowing us an opportunity for redress or correction. Social media platforms may also make it easier for smaller competitors to compete with us.

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We are subject to numerous state, federal and local laws and regulations, and non-compliance with these laws and regulations may expose us to significant costs or liabilities.

We are subject to numerous state, federal and local laws and regulations relating to, among other matters, licensure and registration of our Wellness Centers as well as nurses and other individuals we employ or contract with to provide IV hydration services and use of regulated products, such as our IV hydration equipment. In addition, these laws may require technicians and other healthcare professionals to maintain licensure, registration, certification or accreditation in order to perform IV hydration services. Certain of these laws also restrict the scope of services that technicians and other individuals can provide or may require supervision from a physician to provide IV hydration services. These state, federal and local laws and regulations are complex, are subject to change and have tended to become more stringent over time. These laws vary from state to state. The failure to comply with licensure laws could result in professional discipline for our healthcare providers and technicians, civil or criminal penalties, including fines, or could require us to restructure our MDs’ operations, any of which could adversely affect our business, financial condition and results of operations. Our ability to operate profitably will depend, in part, on our MDs and our ability to obtain and maintain any necessary licenses and other approvals and operate in compliance with applicable state, federal and local laws and regulations. A determination by any regulator or regulatory authority that we are in violation of applicable laws and regulations have a material adverse effect on us, particularly if we are unable to restructure our operations and arrangements to comply with such the requirements, if we are required to restructure our operations and arrangements at a significant cost, or if we are subject to penalties or other adverse action. Violations of applicable laws or regulations by us, or allegations that we have violated applicable laws or regulations, may also adversely affect our brand and public perception about our business. We cannot predict the impact on our business of new or amended laws or regulations or any changes in the way existing and future laws and regulations are interpreted or enforced, nor can we ensure we will be able to obtain or maintain any required licenses or permits.

Currently, in many of our Wellness Centers, our IV hydration equipment is permitted to be operated by non-physician practitioners or other personnel pursuant to certain physician supervision and oversight requirements depending on state law. U.S. and state regulations could change at any time, limiting the ability of non-physicians to our IV hydration equipment. We cannot predict the impact or effect of changes in U.S. or state laws or regulations on our business.

We could be party to litigation that could adversely affect us by distracting management, increasing our expenses or subjecting us to material monetary damages and other remedies.

In addition to malpractice claims, we are, or may in the future be, also subject to a variety of other claims arising in the ordinary course of our business, which include, but are not limited to, claims relating to adverse side effects and reactions resulting from the IV hydration process, improper administration of services, personal injury claims, contract claims and claims alleging violations of federal and state law regarding workplace and employment matters, equal opportunity, harassment, discrimination and similar matters, and we could become subject to class action or other lawsuits related to these or different matters in the future. Regardless of whether any claims against us are valid, or whether we are ultimately held liable, claims may be expensive to defend and may divert time and money away from our operations and hurt our performance. A judgment in excess of our insurance coverage for any claims could materially and adversely affect our business, financial condition and results of operations. Any adverse publicity resulting from these allegations may also materially and adversely affect our reputation or prospects, which in turn could materially adversely affect our business, financial condition and results of operations.

We are subject to the risk that our current insurance may not provide adequate levels of coverage against claims.

Our current insurance policies may not be adequate to protect us from liabilities that we incur in our IV hydration business. Additionally, in the future, our insurance premiums may increase, and we may not be able to obtain similar levels of insurance on reasonable terms, or at all. Any substantial inadequacy of, or inability to obtain insurance coverage could materially adversely affect our business, financial condition and results of operations.

Furthermore, there are types of losses we may incur that cannot be insured against or that we believe are not economically reasonable to insure. Such losses could have a material adverse effect on our business, financial condition and results of operations. Failure to obtain and maintain adequate directors’ and officers’ insurance would likely adversely affect our ability to attract and retain qualified officers and directors.

GENERAL RISKS

If we fail to retain our key personnel, we may not be able to achieve our anticipated level of growth and our business could suffer.

Our future depends, in part, on our ability to attract and retain key personnel and the continued contributions of our executive officers, each of whom may be difficult to replace. In particular, Jeffrey Holman, our Chief Executive Officer, is important to the management of our business and operations and the development of our strategic direction. The loss of the services of this officer, and the process to replace him would involve significant time and expense and may significantly delay or prevent the achievement of our business objectives.

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Pandemics and related economic repercussions may affect our business.

The COVID-19 pandemic and related economic repercussions created significant volatility, uncertainty, and turmoil in businesses globally. While these events did not have a material adverse effect on our business and B2C platforms like ours have seen elevated sales levels from consumer shifts to online purchasing, we can offer no assurance that any future pandemic will not have an adverse effect in the future.

Reliance on information technology means a significant disruption could affect our communications and operations.

We increasingly rely on information technology systems for our internal communications, controls, reporting and relations with customers and suppliers and information technology is becoming a significantly important tool for our sales staff. In addition, our reliance on information technology exposes us to cyber-security risks, which could have a material adverse effect on our ability to compete. Security and privacy breaches may expose us to liability and cause us to lose customers or may disrupt our relationships and ongoing transactions with other entities with whom we contract throughout our supply chain. The failure of our information systems to function as intended, or the penetration by outside parties’ intent on disrupting business processes, could result in significant costs, loss of revenue, assets or personal or other sensitive data and reputational harm.

RISKS RELATING TO THE OFFERING AND OWNERSHIP OF OUR COMMON STOCK

No market for the Common Stock currently exists, and an active trading market may not develop or be sustained after the Spin-Off. Following the Spin-Off, our stock price may fluctuate significantly.

There is currently no public market for the Common Stock. We intend to apply to list the Class A common stock on the New York Stock Exchange. We anticipate that before the Distribution Date, trading of shares of the Class A common stock will begin on a “when-issued” basis and this trading will continue up to and including the Distribution Date. However, an active trading market for the Class A common stock may not develop as a result of the Spin-Off or may not be sustained in the future. The lack of an active market may make it more difficult for stockholders to sell our shares and could lead to our share price being depressed or volatile.

We cannot predict the prices at which the Class A common stock may trade after the Spin-Off. The market price of the Class A common stock may fluctuate widely, depending on many factors, some of which may be beyond our control, including:

●	actual or anticipated fluctuations in our operating results due to factors related to our businesses;

●	our quarterly or annual earnings or those of other companies in our industries;

●	our ability to obtain financing as needed;

●	announcements by us or our competitors of significant acquisitions or dispositions;

●	changes in accounting standards, policies, guidance, interpretations or principles;

●	the failure of securities analysts to cover the Class A common stock after the Spin-Off;

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●	changes in earnings estimates by securities analysts or our ability to meet those estimates;

●	the operating and stock price performance of other comparable companies;

●	overall market fluctuations;

●	results from any material litigation or government investigation;

●	changes in laws and regulations (including tax laws and regulations) affecting our business;

●	changes in capital gains taxes and taxes on dividends affecting stockholders; and

●	general economic conditions and other external factors.

Furthermore, our business profile and market capitalization may not fit the investment objectives of some HCMC stockholders and, as a result, these HCMC stockholders may sell their shares of our Class A common stock after the Spin-Off. See “Risk Factors—Substantial sales of the Class A common stock may occur in connection with the Spin-Off, which could cause our stock price to decline.” Low trading volume for the Class A common stock, which may occur if an active trading market does not develop, among other reasons, would amplify the effect of the above factors on our stock price volatility.

Stock markets in general have experienced volatility that has often been unrelated to the operating performance of a particular company. These broad market fluctuations could adversely affect the trading price of the Class A common stock.

Substantial sales of the Class A common stock may occur in connection with the Spin-Off, which could cause our stock price to decline.

HCMC stockholders receiving shares of Class A common stock in the Spin-Off (and upon conversion of the Class B common stock) generally may sell those shares in the public market once such shares of Class A common stock are no longer restricted from sale. Although we have no actual knowledge of any plan or intention of any significant stockholder to sell our Class A common stock following the Spin-Off, it is likely that some HCMC stockholders, possibly including some of its larger stockholders, will sell their shares received in the Spin-Off if, for reasons such as our business profile or market capitalization as an independent company, we do not fit their investment objectives, or, in the case of index funds, we are not a participant in the index in which they are investing. The sales of significant amounts of the Class A common stock or the perception in the market that this will occur may decrease the market price of the Class A common stock.

We do not intend to pay any cash dividends in the foreseeable future and, therefore, any return on your investment in our Common Stock must come from increases in the fair market value and trading price of the Class A common stock.

We do not intend to pay cash dividends on our Common Stock in the foreseeable future. We expect to retain future earnings, if any, for reinvestment in our business. Also, any credit agreements, which we may enter into, may restrict our ability to pay dividends. Whether we pay cash dividends in the future will be at the discretion of our Board and will be dependent upon our financial condition, results of operations, cash requirements, future prospects and any other factors our Board deems relevant. Therefore, any return on your investment in our Common Stock must come from increases in the fair market value and trading price of the Class A common stock. For more information, see “Dividend Policy.”

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The conversion of our Series A Convertible Preferred Stock will result in immediate and substantial dilution and could cause the market price for our Class A common stock to decline

Each holder of our Series A Convertible Preferred Stock will have the right to convert its shares of Series A Convertible Preferred Stock into shares of our Class A common stock, The conversion of our shares of Series A Convertible Preferred Stock into shares of our Class A common stock will cause immediate and substantial dilution to our existing holders of Class A common stock and could cause the market price of our Class A common stock to decline. In addition, on the 40th calendar day (the “Reset Date”) after the effectiveness of the Spin-Off, the conversion price will be reset in the event the closing price of the HCWC common stock on such date is less than $10.00 per share. The reset conversion price will equal a 10% discount to the 5-day volume weighted average price measured using the 5 trading days preceding the Reset Date. However, in no instance will the conversion price be reset below $3.00 per share. Any adjustment to the conversion price of the Series A Convertible Preferred Stock will cause additional dilution upon conversion.

The automatic conversion of our Class B common stock will result in immediate and substantial dilution and could cause the market price for our Class A common stock to decline

Ninety days after the Distribution Date, each issued and outstanding share of our Class B common stock will automatically convert into shares of our Class A common stock, The conversion of Class B common stock into our Class A common stock could cause the market price of our Class A common stock to decline.

Your percentage ownership in the Company may be diluted in the future.

Your percentage ownership in the Company may be diluted in the future because of (1) equity awards that we expect to grant to our directors, officers and other employees and (2) the conversion of our Series A Preferred Stock. Prior to the Spin-Off, we expect to approve an incentive plan that will provide for the grant of Common Stock-based equity awards to our directors, officers and other employees. In addition, we may issue equity as all, or part of the consideration paid for acquisitions and strategic investments that we may make in the future or as necessary to finance our ongoing operations.

Provisions in our Certificate of Incorporation and By-laws and of Delaware law may prevent or delay an acquisition of the Company, which could decrease the trading price of the Common Stock.

Prior to the Spin-Off, we will amend and restate our certificate of incorporation and by-laws. Those amended and restated documents will contain provisions, which together with applicable Delaware law, may discourage, delay or prevent a merger or acquisition that our stockholders consider favorable.

These provisions may discourage, delay or prevent certain types of transactions involving an actual or a threatened acquisition or change in control of the Company, including unsolicited takeover attempts, even though the transaction may offer our stockholders the opportunity to sell their Common Stock at a price above the prevailing market price. See “Anti-Takeover Effects of Various Provisions of Delaware Law and HCWC’s Certificate of Incorporation and By-laws” for more information.

We have broad discretion in the use of the net proceeds from this offering and may not use them effectively.

We cannot specify with certainty the particular uses of the net proceeds we will receive from this offering. Our management will have broad discretion in the application of the net proceeds, including for any of the purposes described in the section titled “Use of Proceeds” in this prospectus. Our management may spend a portion or all of the net proceeds from this offering in ways that our stockholders may not desire or that may not yield a favorable return. The failure by our management to apply these funds effectively could have a material adverse effect on our business, prospects, financial condition and results of operations. Pending their use, we may invest the net proceeds from this offering in a manner that does not produce income or that loses value.

We are an “emerging growth company” and a “smaller reporting company” and the reduced disclosure requirements applicable to emerging growth companies may make our common stock less attractive to investors.

We are an “emerging growth company,” as defined in the JOBS Act. For so long as we remain an emerging growth company, we are permitted and plan to rely on exemptions from certain disclosure requirements that are applicable to other public companies that are not emerging growth companies. These exemptions include, but are not limited to: (i) exemption from compliance with the auditor attestation requirements pursuant to SOX; (ii) exemption from compliance with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements; (iii) reduced disclosure about our executive compensation arrangements; and (iv) exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

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We will continue to remain an emerging growth company until the earliest of the following: (i) the last day of the fiscal year following the fifth anniversary of the date of the completion of this offering; (ii) the last day of the fiscal year in which our total annual gross revenue is equal to or more than $1.07 billion; (iii) the date on which we have issued more than $1 billion in nonconvertible debt during the previous three years; or (iv) the date on which we are deemed to be a large accelerated filer under the rules of the SEC.

In addition, we are currently a “smaller reporting company,” as defined in the Exchange Act and have elected to take advantage of certain of the scaled disclosures available to smaller reporting companies. To the extent that we continue to qualify as a “smaller reporting company” as such term is defined in Rule 12b-2 under the Exchange Act, after we cease to qualify as an emerging growth company, certain of the exemptions available to us as an “emerging growth company” may continue to be available to us as a “smaller reporting company,” including exemption from compliance with the auditor attestation requirements pursuant to SOX and reduced disclosure about our executive compensation arrangements. We will continue to be a “smaller reporting company” until we have $250 million or more in public float (based on our common stock) measured as of the last business day of our most recently completed second fiscal quarter or, in the event we have no public float (based on our common stock) or a public float (based on our common stock) that is less than $700 million, annual revenues of $100 million or more during the most recently completed fiscal year.

As a result, the information we provide stockholders will be different than the information that is available with respect to other public companies. In this prospectus, we have not included all of the executive compensation related information that would be required if we were not an emerging growth company, nor have we included all of the quantitative and qualitative disclosures about market risk that would be required if we were not a smaller reporting company. We cannot predict whether investors will find our common stock less attractive if we rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock, and our stock price may be more volatile.

In addition, the JOBS Act provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards. This allows an emerging growth company to delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have opted to take advantage of this extended transition period for the adoption of certain accounting standards.

You will incur immediate and substantial dilution as a result of this offering.

If you purchase Class A common stock in this offering, you will incur immediate and substantial dilution of $7.21 per share, representing the difference between offering price of $10 per share, after deducting the underwriting discounts and commissions and estimated offering expenses payable by us, and our pro forma net tangible book value per share after giving effect to this offering. To the extent that these outstanding options are ultimately exercised or the underwriters exercise their option to purchase additional shares, you will incur further dilution. See the section titled “Dilution” for a further description of the dilution you will experience immediately after this offering.

A majority of our total outstanding shares are restricted from immediate resale pursuant to certain lock-up arrangements with our stockholders in connection with the Spin-Off, but may be sold into the market after the expiration or termination of such lock-up agreements, which could cause the market price of our common stock to decline significantly, even if our business is doing well.

Sales of a substantial number of shares of our common stock in the public market could occur at any time. These sales, which could occur upon the expiration of certain lock-up agreements entered into with many of our existing stockholders (including our officers and directors), the early release of such agreements, or the perception in the market that the holders of a large number of shares of common stock intend to sell shares for any reason, could reduce the market price of our common stock. After this offering, we will have 8,475,000 shares of common stock outstanding. Of these shares, all 400,000 shares of Class A common stock we are selling in this offering may be resold in the public market immediately. The Class B common stock issued in the Distribution will be restricted from sale and will automatically convert into Class A common stock no later than March 1, 2024. Shares held by our directors, executive officers and other affiliates will continue to be subject to certain limitations of Rule 144 under the Securities Act of 1933, as amended, or the Securities Act. Shares issued upon the exercise of stock options outstanding under our equity incentive plans or pursuant to future awards granted under those plans will become available for sale in the public market to the extent permitted by the provisions of applicable vesting schedules, any applicable lock-up agreements, and Rule 144 under the Securities Act. See the section titled “Shares Available for Future Sale” for additional information.

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After the completion of this offering, we also plan to register all shares of common stock that we may issue under our equity compensation plans. Once we register these shares, they can be freely sold in the public market upon issuance and once vested, subject to volume limitations applicable to affiliates and the lock-up agreements described in the section titled “Underwriting” in this prospectus. If any of these additional shares are sold, or if it is perceived that they will be sold, in the public market, the market price of our common stock could decline.

Insiders will continue to have substantial influence over us after this offering, which could limit your ability to affect the outcome of key transactions, including a change of control.

After this offering, our directors and executive officers and their respective affiliates will beneficially own shares representing approximately % of our outstanding common stock. As a result, these stockholders, if they act together, will be able to influence our management and affairs and all matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions. This concentration of ownership may have the effect of delaying or preventing a change in control of our company and might affect the market price of our common stock.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 or the Securities Act, Section 21E of the Securities Exchange Act of 1934 or the Exchange Act, and the Private Securities Litigation Reform Act of 1995. Forward-looking statements are those that reflect our current views with respect to future events and financial performance, and all statements other than statements of historical fact are statements that are, or could be, deemed forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “may,” “might,” “will,” “intend,” “should,” “could,” “can,” “would,” “believe,” “expect,” “seek,” “anticipate,” “intend,” “estimate,” “plan,” “target,” “project,” “forecast,” “envision” or the negative of these terms, and other similar phrases. All statements contained in this prospectus and any prospectus supplement regarding future financial position, sales, costs, earnings, losses, cash flows, other measures of results of operations, capital expenditures or debt levels and plans, objectives, outlook, targets, guidance or goals are forward-looking statements.

You should not place undue reliance on our forward-looking statements because they are not guarantees of future performance or expectations and involve risks and uncertainties. Our forward-looking statements are based on the information currently available to us and speak only as of the date on the cover of this prospectus, the date of any prospectus supplement, or, in the case of forward-looking statements incorporated by reference, the date of the filing that includes the statement. Although we believe that the expectations reflected in these forward-looking statements are reasonable, these statements relate to future events or our future operational or financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. Except as required by applicable law, we assume no obligation, and disclaim any obligation, to update forward-looking statements whether as a result of new information, events or otherwise.

The forward-looking statements contained in this prospectus are set forth principally in “Risk Factors” above, and in “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Business” and other sections herein. In addition, there may be events in the future that we are not able to predict accurately or control which may cause actual results to differ materially from expectations expressed or implied by forward-looking statements. Please consider our forward-looking statements in light of these risks as you read this prospectus and any prospectus supplement.

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USE OF PROCEEDS

We estimate that the net proceeds from our issuance and sale of 400,000 shares of our Class A common stock in this offering will be approximately $4 million, assuming a public offering price of $10 per share, which is the offering price set forth on the cover page of this prospectus, and after deducting the underwriting discounts and commissions and estimated offering expenses payable by us. If the underwriters exercise their option to purchase additional shares in full to cover overallotments, if any, we estimate that our net proceeds will be approximately $___ million.

The principal purposes of this offering are to obtain additional capital to support our operations, establish a public market for our Class A common stock and facilitate our future access to the public capital markets. We currently anticipate that we will use the net proceeds from this offering for potential strategic acquisitions as well general corporate working capital.

The expected use of net proceeds from this offering represents our intentions based upon our current plans and business conditions, which could change in the future as our plans and business conditions evolve. As a result, our management will retain broad discretion over the allocation of the net proceeds. We cannot specify with certainty all of the particular uses for the net proceeds to be received upon the closing of this offering.

Based on our current operational plans and assumptions, we expect that the net proceeds from this offering together with our existing cash will be sufficient to fund our operating expenses and capital expenditure requirements for at least twelve months from the closing of this offering. We have based this estimate on assumptions that may prove to be incorrect, and we could use our available capital resources sooner that we currently expect. Pending use of the proceeds as described above, we intend to invest the proceeds in a variety of capital preservation investments, including interest-bearing, investment-grade instruments and U.S. government securities.

BUSINESS

Through its wholly owned subsidiaries, the Company operates:

●	Ada’s Natural Market, a natural and organic grocery store offering fresh produce, bulk foods, vitamins and supplements, packaged groceries, meat and seafood, deli, baked goods, dairy products, frozen foods, health & beauty products and natural household items (www.Adasmarket.com).

●	Paradise Health & Nutrition’s 3 stores that likewise offer fresh produce, bulk foods, vitamins and supplements, packaged groceries, meat and seafood, deli, baked goods, dairy products, frozen foods, health & beauty products and natural household items (www.ParadiseHealthDirect.com).

●	Mother Earth’s Storehouse, a 2-store organic and health food and vitamin chain in New York’s Hudson Valley, which has been in existence for over 40 years (www.MotherEarthStorehouse.com).

●	Greens Natural Foods’ 8 stores in New York and New Jersey, offering a selection of 100% organic produce and all-natural, non-GMO groceries & bulk foods; a wide selection of local products; an organic juice and smoothie bar; a fresh foods department, which offers fresh and healthy “grab & go” foods; a full selection of vitamins & supplements; as well as health and beauty products (www.Greensnaturalfoods.com).

Through its wholly owned subsidiary, Healthy Choice Wellness, LLC, the Company operates:

●	Licensing agreements for Healthy Choice Wellness Centers located at the Casbah Spa and Salon in Fort Lauderdale, FL, Boston Direct Health in Boston, MA and Green Care Medical Services in Chicago, IL.

Through its wholly owned subsidiary, Healthy U Wholesale, the Company sells vitamins and supplements, as well as health, beauty and personal care products on its website www.TheVitaminStore.com.

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NATURAL AND ORGANIC GROCERIES AND DIETARY SUPPLEMENTS BUSINESS

Local. Organic. Fresh. Three words that define Healthy Choice Markets! With Ada’s Natural Market, a full-service grocery store and Greenleaf Grill, Ada’s flagship fast casual in-store restaurant, serving Fort Myers, FL, along with the 8 Greens Natural Foods Stores in New Jersey and New York, 3 Paradise Health & Nutrition locations in the greater Melbourne, FL area, and our 2 Mother Earth’s Storehouse locations in Hudson Valley, NY, all serving their respective local communities, our stores provide all-natural and organic products in a friendly and helpful atmosphere, with aisles of traditional grocery complete with frozen, healthy home, vitamins & supplements, health & beauty, fresh produce, hormone and antibiotic free meats and bulk foods. Ada’s Natural Market, Greens Natural Foods, Paradise Health & Nutrition, and Mother Earth’s Storehouse all offer chef-prepared ready-to-go foods and fresh-baked-daily baked goods. All store locations, with the exception of Saugerties, NY and Malabar, FL, offer a 100% organic juice & smoothie bar.

Collectively, we focus on providing high-quality products at affordable prices, exceptional customer service, nutrition education and community outreach. We strive to generate long-term relationships with our customers based on quality and service by:

●	selling only all-natural and organic groceries;

●	offering affordable prices and a shopper-friendly retail environment; and

●	providing dine-in options at our Greenleaf Grill, Organic Juice Bar, and our free-trade coffee bar.

Our History and Founding Principles

We are committed to maintaining the following founding principles, which have helped foster our growth:

●	Quality. Every product on our shelves must go through a rigorous screening and approval process. Our mission includes providing the highest quality groceries and supplements, Natural Grocers branded products, European and United States Department of Agriculture (USDA) certified organic and fresh produce at the best prices in the industry.

●	Community. The Ada’s, Paradise, and now Mother Earth’s Storehouse brands have each been serving their respective communities for 30+ years.

●	Employees. Our employees make our companies great. We work hard to ensure that our employees are able to live a healthy, balanced lifestyle. We support them with free nutrition education programs, competitive pay and excellent benefits.

Our Market

We operate within the natural products retail industry, which is a subset of the United States grocery industry and the dietary supplement business. This industry includes conventional supermarkets, natural, gourmet and specialty food markets, mass and discount retailers, warehouse clubs, independent health food stores, dietary supplement retailers, drug stores, farmers’ markets, food co-ops, mail order and online retailers and multi-level marketers. Industry-wide sales of natural and organic foods and dietary supplements have experienced meaningful growth over the past several years, and we believe that growth will continue for the foreseeable future.

We believe the growth in sales of natural and organic foods and dietary supplements continues to be driven by numerous factors, including:

●	greater consumer focus on high-quality nutritional products;

●	an increased awareness of the importance of good nutrition to long-term wellness;

●	an aging population that is seeking healthy lifestyle alternatives;

●	heightened consumer awareness about the importance of food quality and a desire to avoid pesticide residues, growth hormones, artificial ingredients and genetically engineered ingredients in foods;

●	growing consumer concerns over the use of harmful chemical additives in body care and household cleaning supplies;

●	well-established natural and organic brands, which generate additional industry awareness and credibility with consumers; and

●	the growth in the number of consumers with special dietary requirements as a result of allergies, chemical sensitivities, auto-immune disorders and other conditions.

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Our Competitive Strengths

We are well-positioned to capitalize on favorable natural and organic grocery and dietary supplement industry dynamics as a result of the following competitive strengths:

Strict focus on high-quality natural and organic grocery products. We offer high-quality products and brands, including an extensive selection of widely recognized natural and organic food, dietary supplements, body care products, pet care products and books. We offer our customers approximately 10,000 Stock Keeping Units (SKUs) of natural and organic products. We believe our broad product offering enables our customers to shop our stores for substantially all of their grocery and dietary supplement purchases. In our grocery departments, we primarily sell USDA certified organic produce and do not approve for sale grocery products that are known to contain artificial colors, flavors, preservatives or sweeteners or partially hydrogenated or hydrogenated oils. In addition, we only sell pasture-raised, humanely-raised dairy products. Consistent with this strategy, our product selection does not include items that do not meet our strict quality guidelines. Our store managers enhance our robust product offering by customizing their stores’ selections to address the preferences of local customers.

Engaging customer service experience based on education and empowerment. We strive to offer consistently exceptional customer service in a shopper-friendly environment, which we believe creates a differentiated shopping experience, enhances customer loyalty and generates repeat visits from our clientele. A key aspect of our customer service model is to provide free nutrition education to our customers. We believe this focus provides an engaging retail experience while also empowering our customers to make informed decisions about their health. We offer our science-based nutrition education through our trained employees, our newsletter and sales flyer, community out-reach programs, one-on-one nutrition health coaching, nutrition classes and cooking demonstrations.

Our Growth Strategies

We expect to pursue several strategies to continue our profitable growth, including:

Expand our store base. We intend to expand our store base through the acquisition of new stores.

Increase sales from existing customers. In order to increase our average ticket and the number of customer transactions, we plan to continue offering an engaging customer experience by providing science-based nutrition education and a differentiated merchandising strategy that delivers affordable, high-quality natural and organic grocery products and dietary supplements. We also plan to continue to utilize targeted marketing efforts to reach our existing customers, which we anticipate will drive customer transactions and convert occasional, single-category customers into core, multi-category customers.

Grow our customer base. We plan to implement several measures aimed at building our brand awareness and growing our customer base, including: (i) redesigning our individual store websites to enhance functionality, create a more engaging user experience and increase its reach and effectiveness; (ii) introducing customer appreciation programs at all our stores; and (iii) developing new collateral marketing materials. We believe offering nutrition education has historically been one of our most effective marketing strategies for reaching new customers and increasing the demand for natural and organic groceries and dietary supplements in our markets.

Improve operating margins. We expect to continue to improve our operating margins as we benefit from investments we have made or are making in fixed overhead and information technology. As we add additional stores, we expect to achieve greater economies of scale through sourcing and distribution. To achieve additional operating margin expansion, we intend to further optimize performance, maintain appropriate store labor levels and effectively manage product selection and pricing.

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Our Products

Product Selection Guidelines. We have a set of strict quality guidelines covering all products we sell. For example:

●	we do not approve for sale food known to contain artificial colors, flavors, preservatives or sweeteners or partially hydrogenated or hydrogenated oils or phthalates or parabens, regardless of the proportion of its natural or organic ingredients;

●	we sell USDA certified organic produce; and

●	we sell meats naturally raised without hormones, antibiotics or treatments and that were not fed animal by-products.

Our product review team analyzes all new products and approves them for sale based on ingredients, price and uniqueness within the current product set. We actively research new products in the marketplace through our product vendors, private label manufacturers, scientific findings, customer requests and general trends in popular media. Our stores are able to fully merchandise all departments by providing an extensive assortment of natural and organic products. We do not believe we need to sell conventional products to fill our selection, increase our margins or attract more customers.

What We Sell. We operate both full-service natural and organic grocery stores and dietary supplement stores within our retail locations. The following is a breakdown of our product mix:

●	Grocery. We offer a broad selection of natural and organic grocery products with an emphasis on minimally processed and single ingredient products that are not known to contain artificial colors, flavors, preservatives or sweeteners or partially hydrogenated or hydrogenated oils. Additionally, we carry a wide variety of products associated with special diets such as gluten free, vegetarian and non-dairy.

●	Produce. We sell USDA-certified organic produce and source from local, organic producers whenever feasible. Our selection varies based on seasonal availability, and we offer a variety of organic produce offerings that are not typically found at conventional food retailers.

●	Bulk Food and Private Label Products. We sell a wide selection of private label repackaged bulk and other products, including nuts, water, pasta, canned seafood, dried fruits, grains, granolas, honey, eggs, herbs, spices and teas.

●	Dry, Frozen and Canned Groceries. We offer a wide variety of natural and organic dry, frozen and canned groceries, including cereals, soups, baby foods, frozen entrees and snack items. We offer a broad selection of natural chocolate bars, and energy, protein and food bars.

●	Meats and Seafood. We offer naturally-raised or organic meat products. The meat products we offer come from animals that have never been treated with antibiotics or hormones or fed animal by-products. Additionally, we only buy from companies we believe employ humane animal-raising practices. Our seafood items are generally frozen at the time of processing and sold from our freezer section, thereby ensuring freshness and reducing food spoilage and safety issues.

●	Dairy Products and Dairy Substitutes. We offer a broad selection of natural and organic dairy products such as milk, eggs, cheeses, yogurts and beverages, as well as non-dairy substitutes made from almonds, coconuts, rice and soy.

●	Prepared Foods. Our stores have a convenient selection of refrigerated prepared fresh food items, including salads, sandwiches, salsa, humus and wraps. The size of this offering varies by location.

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●	Bread and Baked Goods. We receive regular deliveries of a wide selection of bakery products for our bakery section, which includes an extensive selection of gluten-free items. The Mother Earth’s Storehouse location in Kingston, NY has owned its own baking facilities on-site.

●	Beverages. We offer a wide variety of non-alcoholic and alcoholic beverages containing natural and organic ingredients.

●	Dietary Supplements. We offer a wide selection of vitamins, supplements and natural remedies. Our staff is well educated and trained on multiple aspects of natural medicine.

●	Health, Beauty, and Personal Care. We offer a full range of cosmetics, skin care, hair care, fragrance and personal care products containing natural and organic ingredients. Our body care offerings range from bargain-priced basics to high-end formulations.

●	Household and General Merchandise. Our offerings include sustainable, hypo-allergenic and fragrance-free household products, including cleaning supplies, paper products, dish and laundry soap and other common household products, including diapers.

●	Quality Assurance. We endeavor to ensure the quality of the products we sell. We work with reputable suppliers we believe are compliant with established regulatory and industry guidelines. Our purchasing department requires a complete supplier and product profile as part of the approval process. Our dietary supplement suppliers must follow current Food and Drug Administration (FDA) good manufacturing practices supported by quality assurance testing for both the base ingredients and the finished product. We expect our suppliers to comply with industry best practices for food safety.

Many of our suppliers are inspected and certified under the USDA National Organic Program, voluntary industry associations, and other third-party auditing programs with regards to additional ingredients, manufacturing and handling standards. We operate all our stores in compliance with the National Organic Program standards, which restricts the use of certain substances for cleaning and pest control and requires rigorous recordkeeping, among other requirements.

Our Pricing Strategy

We believe our pricing strategy allows our customers to shop our stores on a regular basis for their groceries and dietary supplements.

The key elements of our pricing strategy include:

●	heavily advertised discounts supported by manufacturer participation;

●	in-store specials generally lasting for 30 days and not advertised outside the store;

●	managers’ specials, such as clearance, overstock, short-dated or promotional incentives; and

●	specials on seasonally harvested produce.

As we expand our store base, we believe there are opportunities for increased leverage in fixed costs, such as administrative expenses, as well as increased economies of scale in sourcing products. We strive to keep our product, operating and general and administrative costs low, which allows us to continue to offer attractive pricing for our customers.

Store Management and Staffing. Our store staffing includes a manager and assistant manager, with department managers in each of the dietary supplement, grocery, dairy and frozen, produce, body care and receiving departments, as well as several non-management employees. Our regional manager is responsible for monthly store profit and loss, including labor, merchandising and inventory costs.

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To ensure a high level of service, all employees receive training and guidance on customer service skills, product attributes and nutrition education. Employees are carefully trained and evaluated based on a requirement that they present nutrition information in an appropriate and legally compliant educational context while interacting with customers. Additionally, store employees are cross trained in various functions, including cashier duties, stocking and receiving product.

Inventory. We use a robust merchandise management and perpetual inventory system that values goods at average cost. We manage shelf stock based on weeks-on-hand relative to sales, resupply time and minimum economic order quantity.

Sourcing and Vendors. We source from approximately 1,000 suppliers and offer well-over 4,000 brands. These suppliers range from small independent businesses to multi-national conglomerates. As of December 31, 2022, we purchased approximately 68% of the goods we sell from our top 20 suppliers. For the fiscal year ended 2022, approximately 36% of our total purchases were from UNFI. For the six months ended June 30, 2023, we purchased approximately 76% of the goods we sell from our top 20 suppliers. For the six months ended June 30, 2023, approximately 41% of our total purchases were from UNFI. We maintain good relations with all our suppliers and believe we have adequate alternative supply methods, including self-distribution.

As mentioned, UNFI is our primary supplier of dry grocery and frozen food products, accounting for approximately 36% and 25% of our total purchases in fiscal 2022 and 2021, respectively, when giving effect to the Greens Transaction. For the six months ended June 30, 2023 and 2022, respectively, approximately 41% and 29% purchases were from UNFI. Greens entered into a customer distribution agreement with UNFI in that commenced effective November 24, 2021, and has an initial term through May 11, 2025. Either party may terminate the agreement for defaults by the other party of certain provisions of the agreement. Under the terms of the UNFI agreement, Greens’ is obligated to purchase 90% of certain specified categories of goods for sale in our Greens’ stores from UNFI, except in certain defined circumstances when such purchasing obligation is excused. We believe UNFI has sufficient warehouse capacity and distribution technology to service our existing stores’ distribution needs for natural foods and products.

We have longstanding relationships with our suppliers, and we require disclosure from them regarding quality, freshness, potency and safety data information. Our bulk food private label products are packaged by us in pre-packed sealed bags to help prevent contamination while in transit and in our stores. Unlike most of our competitors, most of our private label nuts, trail mix, and flours are refrigerated in our warehouse and stores to maintain freshness.

Our Employees

Commitment to our employees is one of our five founding principles. Employees are eligible for health, long-term disability, vision and dental insurance coverage, as well as Company paid short-term disability and life insurance benefits, after they meet eligibility requirements. Additionally, our employees are offered a 401(k) retirement savings plan with discretionary contribution matching opportunities. This further offers our employees the opportunity to become more familiar with our products, which we believe improves the customer service our employees are able to provide. We believe these and other factors result in higher retention rates and encourage our employees to appreciate our culture, which helps them better promote our brand.

Our Customers

The growth in the natural and organic grocery and dietary supplement industries and growing consumer interest in health and nutrition have led to an increase in our core customer base. We believe the demands for affordable, nutritious food and dietary supplements are shared attributes of our core customers, regardless of their socio-economic status. Additionally, we believe our core customers prefer a retail store environment that offers carefully selected natural and organic products and dietary supplements. Our customers tend to be interested in health and nutrition and expect our store employees to be highly knowledgeable about these topics and related products.

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Competition

The grocery and dietary supplement retail business is a large, fragmented and highly competitive industry, with few barriers to entry. Our competition varies by market and includes conventional supermarkets such as Publix and Winn-Dixie, mass or discount retailers such as Sprout’s Farmers Market, Wal-Mart and Target, natural and gourmet markets such as Whole Foods and The Fresh Market, specialty food retailers such as Trader Joe’s, independent health food stores, dietary supplement retailers, drug stores, farmers’ markets, food co-ops, mail order and online retailers and multi-level marketers. These businesses compete with us for customers on the basis of price, selection, quality, customer service, shopping experience or any combination of these or other factors. They also compete with us for products and locations. In addition, some of our competitors are expanding to offer a greater range of natural and organic foods. We believe our commitment to carrying only carefully vetted, affordably priced and high-quality natural and organic products and dietary supplements, as well as our focus on providing nutritional education, differentiate us in the industry and provide a competitive advantage.

Properties

The locations and square footage of our grocery stores are as follows:

Store Location	Square Footage
Ada’s Natural Market Store, Fort Myers, FL	16,089
Paradise Health & Nutrition Wickham Store, Melbourne, FL	5,396
Paradise Health & Nutrition Minton Store, Melbourne, FL	4,200
Paradise Health & Nutrition Malabar Store, Palm Bay, FL	2,100
Mother Earth’s Storehouse Kingston Store, Kingston, NY	17,964
Mother Earth’s Storehouse Saugerties Store, Saugerties, NY	2,000
Green’s Natural Foods Eastchester Store, Scarsdale, NY	7,500
Green’s Natural Foods Mt. Kisco Store, Mt. Kisco, NY	6,700
Green’s Natural Foods Briarcliff Store, Briarcliff Manor, NY	9,700
Green’s Natural Foods Somers Store, Baldwin Place, NY	4,800
Green’s Natural Foods Basking Ridge Store, Basking Ridge, NJ	4,800
Green’s Natural Foods Chester Store, Chester, NJ	5,800
Green’s Natural Foods Ocean Store, Ocean, NJ	10,500
Green’s Natural Foods Shrewsbury Store, NJ	6,200

We lease all of our store locations from unaffiliated third parties except for the store in Saugerties, NY. We own the store location in Saugerties, NY. A typical store lease is for an initial 5 to 10-year term with renewal options of five years each. We expect that we will be able to renegotiate these leases or relocate these stores, as necessary. In addition to new store openings, we remodel or relocate stores periodically in order to improve performance. We lease our corporate office in Florida from unaffiliated third parties. We believe our portfolio of long-term leases is a valuable asset supporting our retail operations, but we do not believe that any individual store property or distribution center is material to our financial condition or results of operations.

Regulatory Compliance

We are subject to various federal, state and local laws, regulations and administrative practices that affect our business. The safety, formulation, manufacturing, processing, packaging, importation, labeling, promotion, advertising and distribution of products we sell in our stores, including private label products, are subject to regulation by several federal agencies, including the FDA, the Federal Trade Commission (the “FTC”), the USDA, the Consumer Product Safety Commission (the “CPSC”) and the Environmental Protection Agency (the “EPA”), as well as by various state and local agencies.

Food Products. The FDA has comprehensive authority to regulate the safety of food and food ingredients (including pet food and pet food ingredients but excluding meat, poultry, catfish and certain egg products, which are regulated by USDA) under the Federal Food, Drug, and Cosmetic Act (the “FDCA”). The USDA’s Food Safety Inspection Service regulates and regularly inspects meat, poultry, catfish and certain egg products to assure that these products are safe, wholesome and correctly labeled and packaged under the Federal Meat Inspection Act and the Poultry Products Inspection Act.

The Food Safety Modernization Act (the “FSMA”), enacted in 2011, amended the FDCA and significantly expanded food safety requirements and the FDA’s regulatory authority over food safety. The FSMA requires the FDA to impose comprehensive, prevention-based controls across the food supply chain, further regulates food products imported into the United States and provides the FDA with authority to enforce mandatory recalls. In addition, the FSMA requires the FDA to undertake numerous rulemakings and to issue numerous guidance documents, as well as reports, plans, standards, notices and other tasks. Further, even provisions that have been enacted, such as nutritional labeling, are periodically reviewed and updated with new requirements. As a result, final implementation of the legislation remains ongoing.

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The FDA also exercises broad jurisdiction over the labeling and promotion of cosmetics, food and dietary supplements. Labeling is a broad concept that, under most circumstances, extends even to product-related claims and representations made on a company’s website and printed or digital media. All foods, including dietary supplements, must bear labeling that provides consumers with essential information with respect to standards of product identity, net quantity/weight, nutrition facts labeling, ingredient statements, contact information for the manufacturer/packer/distributor, allergen, and certain other disclosures. Similarly, cosmetic products labeling must also contain certain information, including the nature and use of the product such as net quantity/weight, ingredient statements, and contact information for the manufacturer/packer/distributor. The FDA also regulates the use of claims made about these products, including structure/function claims (e.g., “calcium builds strong bones”), qualified health claims (e.g., “adequate calcium throughout life may reduce the risk of osteoporosis”), and nutrient content claims (e.g., “high in antioxidants”), and others. “Organic” claims, however, are primarily regulated by the USDA. Certain new food labeling requirements, primarily related to the Nutrition Facts Label, went into full effect on January 1, 2021.

Dietary Supplements. The FDA also has comprehensive authority to regulate the safety of dietary supplements, dietary ingredients, labeling and current good manufacturing practices. The Dietary Supplement Health and Education Act (DSHEA), enacted in 1994, greatly expanded the FDA’s regulatory authority over dietary supplements. Through DSHEA, dietary supplements became a separately regulated subcategory of food and the FDA was empowered to establish good manufacturing practice regulations governing key aspects of the production of dietary supplements, including quality control, packaging and labeling. DSHEA also expressly permits dietary supplements to make label claims and promotional statements describing how a product affects the structure, function and general well-being of the body if adequate scientific evidence exists to support the claim, although no statement may expressly or implicitly represent that a dietary supplement will diagnose, cure, treat or prevent a disease, which are claims reserved for drug products that are regulated separately by the FDA.

FDA Enforcement. The FDA has broad authority to enforce the provisions of the FDCA applicable to the safety, labeling, manufacturing, transport and promotion of cosmetics, foods and dietary supplements, including powers to issue a public warning letter to a company, publicize information about illegal products, institute an administrative detention of food, request or order a recall of illegal food products from the market, and request the Department of Justice to initiate a seizure action, an injunction action or a criminal prosecution. Pursuant to the FSMA, the FDA also has the power to deny the import of any food or dietary supplement from a foreign supplier that is not appropriately verified as being compliant with all FDA laws and regulations. Moreover, the FDA has the authority to administratively suspend the registration of any facility that produces or processes food, including supplements, that it deems to present a reasonable probability of causing serious adverse health consequences. In the past few years, the FDA has commenced enforcement actions against nutritional supplement companies by issuing warning letters regarding products that make impermissible claims related to treatments and cures for various diseases.

Food and Dietary Supplement Advertising. In addition to the FDA’s regulatory control over product labeling, the FTC also exercises jurisdiction over the advertising of foods and dietary supplements, including health benefit claims, general claims about environmental benefits, and claims about the geographic origin of products (e.g., “Made in the USA”) and claims about whether product packaging is recyclable or compostable, as well as deceptive advertising methods. The FTC has the power to levy monetary sanctions and impose “consent decrees” and penalties that can severely limit a company’s business practices. In recent years, the FTC has instituted numerous enforcement actions against dietary supplement companies for failure to have adequate substantiation for claims made in advertising or for the use of false or misleading advertising claims. In addition, private parties are increasingly initiating broad consumer class actions against food and dietary supplement manufacturers for false or misleading labeling and/or advertising.

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Compliance. As is common in our industry, we rely on our suppliers and contract manufacturers to ensure that the products they manufacture and sell to us comply with all applicable regulatory and statutory requirements. In general, we seek certifications of compliance, representations and warranties, indemnification and insurance from our suppliers and contract manufacturers. However, even with adequate certifications, representations and warranties, insurance and indemnification, any claims of non-compliance could significantly damage our reputation and consumer confidence in the products we sell. In addition, the failure of such products to comply with applicable regulatory and legislative requirements could prevent us from marketing the products or require us to recall or withdraw such products from our stores. In order to comply with applicable statutes and regulations, our suppliers and contract manufacturers have from time to time reformulated, eliminated or relabeled certain of their products and we have revised certain provisions of our sales and marketing program.

New or revised federal, state and local laws and regulations affecting our business or our industry, such as those relating to industrial hemp products and genetically modified (bioengineered) foods, could result in additional compliance costs and civil remedies. In some instances, laws and regulations may be amended in the future to allow for private rights of action to enforce laws and regulations through lawsuits. The risks associated with these laws and regulations are further described under the caption “Risk Factors.”

HEALTHY CHOICE WELLNESS CENTERS

Healthier choices extend past just healthy eating. HCWC, through its Healthy Choice Wellness Centers, offer premium and optimized whole person-centered care and services, tailored to promote and maximize one’s general health and well-being. Healthy Choice Wellness Centers’ services are designed to address one or more common concerns, including but not limited to immunity, anxiety, mental fortitude, sports recovery, and more. Through these services, which include IV Nutrient Drip Infusions and Intramuscular (IM) Injection Treatments, Healthy Choice Wellness Centers seek to provide healthy alternatives that treat the mind and body to its core, thus offering optimized healthier living.

Our Mission

●	To assist in one’s achievement of personal well-being, which is an optimal and dynamic state that allows people to achieve their full potential through both the individual pursuit of wellness and the commitment and support of the communities to which they belong.

●	To assist in maximizing overall individual wellness, which is an active process that helps individuals reach their optimal well-being by integrating all the dimensions of wellness into their lives; physical, social, emotional, spiritual, environmental, intellectual, occupational, and financial.

●	To provide the highest standards of professionalism, emphasizing on quality of care, ethical behavior, ensuring client confidentiality, and the treatment of all individuals with respect and dignity.

●	To provide clients an immaculate wellness facility designed for the optimal benefit of the clients to receive their desired treatments in a clean and sterile environment that fosters a tranquil space to maximize one’s overall wellness and well-being.

●	To continue the powerful pursuit of knowledge and education by all of our professionals and practitioners, to better provide consult to our clients for them to best maximize their overall wellness and well-being.

Our Vision

Life comes with a lot of choices - some easier to make than others. Healthier living should be the easiest of those choices, and so Healthy Choice Wellness Centers offers Health & Wellness services that assist in making those choices a lot easier. Healthy Choice Wellness Centers seek to continue the commitment of its parent company, Healthier Choices Management Corp., in providing consumers with healthier alternatives to everyday lifestyle choices.

Healthy Choice Wellness Centers offer premium and optimized whole person-centered care and services, tailored to promote and maximize one’s general health and well-being. All of our services are designed to address one or more common concerns, including but not limited to immunity, anxiety, mental fortitude, sports recovery, health and beauty, and more. Through these services, Healthy Choice Wellness Centers seek to provide healthy alternatives that treat the mind and body to its core, thus offering optimized healthier living.

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Our Values

Healthy Choice Wellness Centers are committed to building a culture of well-being. Our goal is to optimize wellness, both for today and all of our tomorrows.

Healthy Choice Wellness Centers view the communities we serve as being comprised of whole and dynamic individuals. We are sensitive to the communal stresses of life that impact our health, wellness, and overall well-being. We promote and encourage personal responsibility and accountability in one’s pursuit of achieving and maintaining their health and wellness. Our Healthy Choice Wellness team not only participates in the facilitation of services in the process of achieving one’s wellness, but also are present to provide information, care, and knowledge to maintain course and maximize one’s well-being according to their individual health goals, wants, and needs.

Healthy Choice Wellness Centers also realizes that the whole is only as strong as its parts when it comes to those communities we serve. Thus, we put forth effort to strengthen the environments in which we live and work as they directly impact our well-being. This effort to support wellness for the individuals (the parts) must include working to create a healthy community at large (the whole) that supports the well-being of its members at large.

Our Growth Strategy

We seek to operate and expand our Wellness Centers by approaching growth via three different pathways:

1)	Corporately owned and operated Wellness Centers.

2)	Wellness Centers implementing the services of Healthy Choice Wellness Centers by way of licensing agreements.

3)	Franchising locations.

Our Products & Services

Healthy Choice Wellness Centers specialize most in IV Nutrient Drip Infusion and Intramuscular (IM) Injection treatments, however we seek to expand these offerings (both in the number of IV and IM options offered), but also by adding additional whole-person centered services for optimizing overall general health.

IV Nutrient Drip Infusion Treatments: Healthy Choice Wellness Center’s IV Nutrient Drip Infusions are used to deliver vitamins and minerals directly into the bloodstream, offering superior absorption over oral supplements. We offer pre-formulated customized solutions to address a variety of issues including:

●	Immune System Strengthening
●	Anti-Aging
●	Optimal Athletic Performance & Recovery
●	Metabolism
●	Hangover & Headache Relief
●	Cold & Flu Symptoms
●	Chronic Fatigue
●	Brain Fog

Currently, we offer fourteen IV Nutrient Treatment Options: Quench, Get-Up-And-Go, Recovery & Performance, Immunity, Alleviate, Inner Beauty, Myers’ Cocktail, Nad+ (Premium Drip), Reboot, Glutathion, Endurance, Energize, Revitalize, and Brainstorm.

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Intramuscular (IM) Injection Treatments: Healthy Choice Wellness Center’s Intramuscular (IM) Injection treatments delivery vitamins and minerals directly into the bloodstream, offering superior absorption over oral supplements. We offer server pre-formulated customized solutions to address a variety of issues including:

●	Immune Functioning
●	General Health
●	Fight Illness
●	Boost Metabolism
●	Improve Mood
●	Increase Energy
●	Appetite Suppression
●	Burning Fat

Currently we offer eleven Injection Treatment Options: Vitamin B-12, Vitamin D-3, Glutathione, Amino Blend, Ascorbic Acid, L-Taurine, Extreme Skinny, Mineral Blend, Biotin, Tri-Immune, and Vita-Complex.

Our Employees

Each Wellness Center is led by licensed and accredited medical professionals and practitioners.

Our Customers

The client base for our Wellness Centers is not bound by age groups or genders. Our clients consist of a broad range of individuals all seeking a common universal goal of seeking to improve their overall wellness. These individuals tend to be those who consciously live a healthy lifestyle and are seeking treatments to maximize and optimize their overall well-being. This includes athletes seeking treatments to help recover quicker from injury and/or rehydrate, middle aged men and women seeking treatments to maximize their cognitive fortitude, those wanting to help alleviate indigestion or stomach pains, and a slew of other reasons all ending with the drive for healthier living.

ONLINE SALES

The Vitamin Store.com is your online source for the leading products in the all-natural vitamin and supplement, and health, beauty, and personal care categories of healthier living.

Backed by 30+ years of combined experience of our management in the health and nutrition industry, we provide our customers with only the best products on the market. We sell our exclusive offering of Ada’s Naturals brand products and many of the top products from the most recognized national natural health brands in the industry.

●	Vitamins & Supplements:

○	Product Categories Include, but are not limited to: Vitamins, Minerals & Herbals, Immunity, Multivitamins, Sports Nutrition, Protein Powders, Collagen, Stress & Anxiety, Sleep & Relax, Brain Health, Pain & Inflammation, Probiotics, Energy & Stamina, Joint & Bone Support, Digestion, Fish Oils, Just for Men, Kids/Children/Teens, and more.

○	Product Varieties Include, but are not limited to: Apple Cider Vinegar, BCAA, Biotin, Calcium, Chlorophyll, CLA, Collagen Peptides, Creatine, Elderberry, Omega-3’s, Garlin, Glucosamine, Iron, Magnesium, Melatonin, Potassium, Prenatals, Probiotics, Protein Powders (Plant and Whey), Ashwaghanda Turmeric, Ginseng, Vitamin B, C, D, E, K+, Zinc, and more.

○	Product Brands Include, but are not limited to: Ada’s Naturals, Enzymedica, Garden of Life, Natural Vitality, New Chapter, Renew Life, Solgar, and more.

●	Health, Beauty and Personal Care:

○	Product Categories Include, but are not limited to: Oral Care, Hair Care, Body Wash, Skin & Face, Deodorant, Suncare, Soaps, Shaving, Feminine Hygiene, Lip Balms, Ear Candles, Lotions, Hand Sanitizers, Essential Oils, and more.

○	Product Varieties Include, but are not limited to: Body Wash, Deodorant, Ear Candles, Shampoos, Conditioners, Toothpaste, Mouthwashes, Shaving, Bar Soaps, Liquid Soaps, Suncare, and more.

○	Product Brands Include, but are not limited to: Ada’s Naturals, Alba Botanica, Aura Cacia, Derma-E, Desert Essence, Dr. Bronners, Every Man Jack, Heritage Store, Himalaya Botanique, Life-Flo, Lily of the Desert, Natracare, Naturally Fresh, Oral Essentials, South of France, Tea Tree Therapy, Thai Deodorant Stone, Thayer’s, and more.

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Financing

We intend to assume certain financing arrangements of HCMC and its subsidiaries prior to or concurrent with the separation. Upon completion of the separation, we expect to have approximately $2.6 million of total debt outstanding.

HCMC has secured binding commitments of $13.25 million in equity financing for HCWC from existing investors of HCMC. Pursuant to the Securities Purchase Agreement for the HCMC Series E Stock (“HCMC Series E SPA”), the purchasers of HCMC Series E Stock will also be required to purchase Series A Preferred Stock of HCWC in the same subscription amounts that the Purchasers paid for the HCMC Series E Stock. The closing of the sale of the Series A Preferred Stock is expected to be within forty-five days of the completion of the Spin-Off transaction. The purchase price will be $1,000 per share of HCWC Series A Preferred Stock.

The initial conversion price for the Series A Preferred Stock is $10.00 per share. On the 40th calendar day (the “Reset Date”) after the effectiveness of the Spin-Off, the conversion price will be reset in the event the closing price of the Class A common stock on such date is less than $10.00 per share. The reset conversion price will equal a 10% discount to the 5-day volume weighted average price measured using the 5 trading days preceding the Reset Date; provided, however, in no instance will the conversion price be reset below $3.00 per share. The holders of the HCWC Series A Preferred Stock shall have voting rights on as converted basis. HCWC will register for resale of our Class A common stock issuable upon conversion of the HCWC Series A Preferred Stock. The proceeds from the sale of the Series A Preferred Stock will be used for general corporate purposes and potential acquisitions.

The expectation is the issuance of the Series A Preferred Stock will be exempt from registration under the Securities Act pursuant to Section 4(a)(2) of the Securities Act, and Rule 506 promulgated thereunder. The Series A Preferred Stock is being purchased by five institutional investors that would be deemed “accredited investors” as defined in Rule 501(a). Neither HCMC nor HCWC engaged in any general solicitation or public advertising in connection with the offering.

Employees

Following the separation from HCMC, we expect to have approximately 415 employees.

Legal Proceedings

We are involved from time to time in various legal proceedings that arise in the ordinary course of our business. We believe that such litigation, claims and administrative proceedings will not have a material adverse impact on our financial position or our results of operations. We record a liability when a loss is considered probable and the amount can be reasonably estimated.

Segment Information

We have one reporting segment, natural and organic retail stores, through which we conduct all of our business.

Listing of the Class A common stock

We intend to list the Class A common stock on the NYSE American exchange under the symbol “HCWC” following the Spin-Off.”

To be listed on the NYSE American stock exchange, an issuer must meet both the financial requirements and the public float requirement. With respect to the financial requirements, HCWC meets the following NYSE American standards: (1) market capitalization of $50 million, (2) market value of public float of $20 million or more and (3) minimum share price of at least $3 per share. With respect to the public float requirement, HCWC will have at least 400 public shareholders and 1 million shares in public distribution.

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Neither we nor HCMC can assure you as to the trading price of HCMC common stock or our Class A common stock after the Spin-Off, or as to whether the combined trading prices of our Class A common stock and the HCMC common stock after the Spin-Off will be less than, equal to or greater than the trading prices of HCMC common stock prior to the Spin-Off. The trading price of our Class A common stock may fluctuate significantly following the Spin-Off. See “Risk Factors—Risks Relating to Our Class A common stock and the Securities Market” for more detail.

The shares of our Class A common stock distributed to HCMC stockholders will be freely transferable, except for shares received by individuals who are our affiliates. The shares of our Class B common stock distributed to HCMC stockholders will be not become freely transferable until they are converted into Class A common stock upon the expiration of the Lock Up Period. Individuals who may be considered our affiliates after the Spin-Off include individuals who control, are controlled by or are under common control with us, as those terms generally are interpreted for federal securities law purposes. These individuals may include some or all of our directors and executive officers. Individuals who are our affiliates will be permitted to sell their shares of our Class A common stock only pursuant to an effective registration statement under the Securities Act, or an exemption from the registration requirements of the Securities Act, such as those afforded by Section 4(1) of the Securities Act or Rule 144 thereunder.

Opening Price. In connection with the Spin-Off, the Company will issue shares to the HCMC stockholders in proportion to their HCMC ownership, including the ownership of any restricted stock. Ultimately the market will determine the pricing of our Class A common stock, but as mentioned above the Company has retained a leading valuation firm to determine the market value, and the pricing of the Offering and the Spin-Off is based primarily on such valuation. In connection with the Spin-Off, the Company will issue shares of Series A Preferred Stock, with an initial conversion price of $10.00 per share. On the 40th calendar day (“Reset Date”) after the effectiveness of the Spin-Off, the conversion price of the Series A Preferred Stock will be reset in the event the closing price of the HCWC common stock on such date is less than $10.00 per share. The reset conversion price will equal a 10% discount to the 5-day volume weighted average price measured using the 5 trading days preceding the Reset Date. However, in no instance will the conversion price be reset below $3.00 per share.

Listing Risks. The consummation of the Offering and the Spin-Off transaction is contingent upon approval and listing on NYSE American. Without such approval, the Company does not expect to proceed with the Spin-Off or the Offering but will evaluate all alternatives.

Stockholder Sales. The Company has not discussed with any third parties or affiliates about their intention to sell shares of HCWC common stock the shares issued in the Spin-Off are no longer restricted.

Reasons for Furnishing this Prospectus

You should not construe this Prospectus as an inducement or encouragement to buy, hold or sell any of our securities or any securities of HCWC. We believe that the information contained in this Prospectus is accurate as of the date set forth on the cover. Changes to the information contained in this Prospectus may occur after that date, and neither we nor HCMC undertakes any obligation to update the information except in the normal course of our and HCMC’s public disclosure obligations and practices and except as required by applicable law.

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DETERMINATION OF OFFERING PRICE

Prior to this offering, there was no public market for our shares of common stock. The initial public offering price will be determined by negotiation among us and Maxim. The principal factors to be considered in determining the initial public offering price include:

●	the information set forth in this prospectus and otherwise available to Maxim;

●	our history and prospects and the history and prospects for the industry in which we compete;

●	our past and present financial performance;

●	our prospects for future earnings;

●	the general condition of the securities market at the time of this offering;

●	the recent market prices of, and demand for, publicly traded shares of generally comparable companies; and

●	other factors deemed relevant by the underwriters and us.

The estimated public offering price set forth on the cover page of this preliminary prospectus is subject to change as a result of market conditions and other factors. Neither we nor the underwriters can assure investors that an active trading market will develop for our shares of common stock or that the shares of common stock will trade in the public market at or above the initial public offering price.

DIVIDEND POLICY

We do not intend, following the Spin-Off, to pay cash dividends on our Common Stock in the foreseeable future. We expect to retain future earnings, if any, for reinvestment in our business. Also, any credit agreements, which we may enter into, may restrict our ability to pay dividends. The payment of dividends in the future will be subject to the discretion of our Board and will depend, among other things, on our financial condition, results of operations, cash requirements, future prospects and any other factors our Board deems relevant.

CAPITALIZATION

The following table sets forth our cash and capitalization as of June 30, 2023. The following table should be read in conjunction with “Selected Historical Financial Data” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our historical combined carve-out financial statements and the notes thereto included elsewhere in this Prospectus.

The pro forma as adjusted information below is illustrative only of class A commom stock, and our capitalization following the closing of this offering will change based on the actual public offering price and other terms of this offering determined at pricing. You should read the information in this table, together with our consolidated financial statements and the related notes appearing elsewhere in this prospectus and the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” that are included elsewhere in this prospectus by us.

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The following table sets forth our cash and cash equivalents and capitalization:

	June 30, 2023 Actual (Unaudited)	Adjustment (Unaudited)	Note	Pro Forma, As Adjusted June 30, 2023 (Unaudited)

Cash and cash equivalents	$1,931,801	$18,250,000	1a	$20,181,801

Total debt	2,649,933	-		2,649,933

Equity and Net Parent’s Investment

Net parent’s investment	15,486,920	(15,486,920)	1b	-
Series A convertible preferred stock, $1,000 par value per share, 40,000 shares authorized, 0 shares issued and outstanding, actual; 13,250 shares pro forma adjusted	-	13,250,000	1a	13,250,000
Common stock $0.001 par value per share, 560,000,000 shares authorized, 0 shares issued and outstanding, actual; and 8,475,000 shares pro forma adjusted	-	8,475	1b	8,475
Additional Paid-in-Capital	-	20,478,445	1b	20,478,445
Total Equity and Net Parent’s Investment	15,486,920	18,250,000		33,736,920

Total Capitalization	$18,136,853	$18,250,000		$36,386,853

The pro forma as adjusted information discussed above is illustrative only and will be adjusted based on the actual public offering price and other terms of this offering determined at pricing. Note the 60,000 shares allotted to the underwriters are excluded.

1a. Reflects the secured commitments of $13.25 million in equity financing for HCWC from existing investors of HCMC. It also includes $1 million contribution from HCMC to HCWC, and $4 million cash raised from IPO.

1b. Represents elimination of HCMC net parent’s investment in HCWC, issuance and distribution to HCMC stockholders, and IPO:

●	1,648,692 shares of common stock at par value of $0.001 per share issued to HCMC to eliminate the net parent’s investment. This amount also reflects the initial $1M investment by HCMC
●	6,426,308 shares of common stock at par value of $0.001 per share at the assumed offering price of $10.00 per share issued to HCMC stockholders.
●	400,000 shares of common stock at par value of $0.001 per share issued in initial public offering at the assumed initial public offering price of $10.00.
●	Additional paid-in-capital of $20,748,445 consists of $16,485,271 from 1,648,692 shares issued of common stock issued to HCMC, $ 64,256,654 from 6,426,308 shares of common stock issuance to HCMC stockholders, $ 3,999,600 from 400,000 shares issued for IPO, and offset by the additional paid-in-capital adjustment at assumed offering price of $10.00 per share, which amounts to $ 64,263,080 from 6,426,308 shares of common stock issuance.

DILUTION

If you invest in our common stock in this offering, your ownership interest will be diluted immediately to the extent of the difference between the public offering price per share of our common stock and the pro forma as adjusted net tangible book value per share of our common stock immediately after this offering.

Our historical net tangible book value as of June 30, 2023 was $9.0 million, or $1.12 per share of our common stock. We calculate net tangible book value per share by dividing the net tangible book value (tangible assets less total liabilities) by the number of outstanding shares of our common stock.

After giving further effect to our issuance and sale of 400,000 shares of Class A common stock in this offering at an assumed public offering price of $10.00 per share, our pro forma as adjusted net tangible book value as of June 30, 2023 would have been approximately $13.0 million, or approximately $1.54 per share. This represents an immediate increase in pro forma as adjusted net tangible book value per share of  approximately $0.42 to our existing stockholders and an immediate market value premium (dilution) in pro forma as adjusted net tangible book value per share of approximately $8.46 to new investors purchasing Class A common stock in this offering. Dilution per share to new investors purchasing common stock in this IPO offering is determined by subtracting pro forma as adjusted net tangible book value per share after this offering from the assumed public offering price per share paid by new investors.

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The following table illustrates this dilution on a per share basis:

Assumed public offering price per share		$10.00
Historical net tangible book value per share as of June 30, 2023	$1.12
Increase in net tangible book value per share attributable to new investors in this offering	$0.42
Pro forma as adjusted net tangible book value per share after this offering		$1.54
Dilution per share to new investors		$8.46

The number of shares of common stock that will be outstanding after this offering is based on 9,400,000 shares of common stock outstanding at the time of offering, and excludes the following:

●	[1,325,000] shares of Class A common stock reserved for the conversion of the Preferred Series A shareholders

●	[●] shares of Class A common stock reserved for future issuance under our 2023 Equity Incentive Plan, which will be effective upon the closing of this public offering.

●	9.4 million shares of common stock to be issued in the Spin-Off transaction.

To the extent that any outstanding options are exercised, or new options are issued under the equity benefit plans, or we issue additional shares of common stock or convertible securities in the future, there will be further dilution to investors participating in this offering.

The following table summarizes, on a pro forma as adjusted basis as of June 30, 2023, after giving effect to the aggregate of 400,000 shares of our Class A common stock upon the closing of this offering, the total consideration paid or to be paid and the average price per share paid or to be paid by existing stockholders and by new investors in this offering at an assumed public offering price of $10.00 per share, which is the offering price set forth on the cover page of this prospectus, before deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us. As the table shows, new investors purchasing Class A common stock in this offering will pay an average price per share substantially higher than our existing stockholders paid.

					Weighted
	Shares Purchased		Total Consideration		Average Price
	Number	Percent	Amount	Percent	Per Share
Existing stockholders before this offering	8,075,000	95%	$9,025,605	69%	$1.12
Investors participating in this offering	400,000	5%	$4,000,000	31%	$10.00
Total	8,475,000	100%	$13,025,605	100%	1.54

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SELECTED HISTORICAL COMBINED CARVE-OUT FINANCIAL DATA

The following tables present our selected combined carve-out financial data for the periods indicated. We have derived our selected historical combined carve-out statement of operations data for the three and six months ended June 30, 2023 and 2022 from our unaudited condensed combined carve-out financial statements included elsewhere in this prospectus. We have derived our selected historical condensed combined carve-out balance sheet data as of June 30, 2023 from our unaudited condensed combined carve-out financial statements included elsewhere in the prospectus, and derived our selected historical condensed combined carve-out balance sheet data as of December 31, 2022 from the audited balance sheets included in the filing. The following historical financial data should be read in conjunction with “Risk Factors,” “Capitalization” and “Management’s Discussions and Analysis of Financial Condition and Results of Operations” and our audited 2022 financial statements and unaudited financial statements as of June 30, 2023 and notes thereto included elsewhere in this Prospectus.

Combined Carve-Out Statement of Operation (Unaudited):

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022

Sales, net	$13,574,896	$6,126,063	$27,134,602	$10,925,053

Cost of sales	8,493,213	3,800,625	17,137,913	6,764,980

Gross profit	5,081,683	2,325,438	9,996,689	4,160,073

Operating expenses	5,940,339	2,606,294	11,845,994	4,862,137

Loss from operations	(858,656)	(280,856)	(1,849,305)	(702,064)

Other income (expense)
Other income (expense), net	4,600	4,625	(12,850)	7,982
Interest expense, net	(41,075)	(32)	(62,024)	(73)
Change in contingent consideration	425,000	-	402,900	-
Total other income (expense), net	388,525	4,593	328,026	7,909

Loss before taxes	(470,131)	(276,263)	(1,521,279)	(694,155)

Income tax benefit (expense)	-	-	-	-

Net loss	$(470,131)	$(276,263)	$(1,521,279)	$(694,155)

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Combined Carve-Out Balance Sheets:

	June 30, 2023 (Unaudited)	December 31, 2022

ASSETS
CURRENT ASSETS
Cash	$1,931,801	$2,020,571
Accounts receivable, net	92,649	55,230
Inventories	3,698,265	3,750,364
Prepaid expenses and vendor deposits	73,240	82,954
Other current assets	72,235	288,934
TOTAL CURRENT ASSETS	5,868,190	6,198,053

Property, plant, and equipment, net	2,905,534	3,035,847
Intangible assets, net	4,338,558	4,780,504
Goodwill	5,747,000	5,747,000
Right-of-use asset	10,625,757	10,604,935
Due from related party	2,065,818	2,336,365
Other assets	450,196	450,966
TOTAL ASSETS	$32,001,053	$33,153,670

LIABILITIES AND NET PARENT’S INVESTMENT
CURRENT LIABILITIES
Accounts payable and accrued expenses	$2,992,447	$3,489,544
Contingent consideration	372,000	774,900
Contract liabilities	147,469	198,606
Current portion of loan payable	552,001	536,542
Operating lease liability, current	1,962,955	2,228,852
TOTAL CURRENT LIABILITIES	6,026,872	7,228,444

Loan payable, net of current portion	2,097,932	2,378,061
Operating lease liability, net of current	8,389,329	8,041,504
TOTAL LIABILITIES	16,514,133	17,648,009

COMMITMENTS AND CONTINGENCIES (SEE NOTE 15)

NET PARENT’S INVESTMENT	15,486,920	15,505,661

TOTAL LIABILITIES AND NET PARENT’S INVESTMENT	$32,001,053	$33,153,670

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UNAUDITED PRO FORMA CONDENSED COMBINED CARVE-OUT FINANCIAL INFORMATION

The following unaudited pro forma condensed combined carve-out financial information has been prepared in accordance with Article 11 of Regulation S-X, Pro Forma Financial Information (“Article 11”), and are being provided pursuant to Rule 3-05 of Regulation S-X because the transactions constitute significant acquisitions that have been consummated.

The following table presents summary unaudited pro forma condensed combined carve-out financial information about the financial condition and results of operations after giving effect to the acquisition of Mother Earth’s Storehouse and Green’s Natural Foods (the “Transaction”). The summary unaudited pro forma condensed combined carve-out statement of operations data for the year ended December 31, 2022 give effect to the transaction as if the transaction had taken place on January 1, 2022. The summary unaudited pro forma condensed combined carve-out balance sheet data gives effect to the transaction as if it had taken place on December 31, 2022.

The summary unaudited pro forma condensed combined carve-out financial information is derived from, and should be read in conjunction with, the combined carve-out financial statements and related notes of Green’s Natural Foods and Mother Earth’s Storehouse included in this Prospectus and the Company’s audited condensed combined financial statements. The summary unaudited pro forma condensed combined carve-out financial information set forth below has been presented for informational purposes only and is not necessarily indicative of what the combined carve-out financial condition or results of operations would have been had the Transaction been completed as of the dates indicated. In addition, the summary unaudited pro forma condensed combined carve-out financial information presented below does not purport to project the combined carve-out financial condition or operating results for any future period.

Unaudited pro forma condensed combined carve-out statement of operations for the year ended December 31, 2022.

	Healthy Choice Wellness Corp.	Mother Earth’s Storehouse (2)	Green’s Natural Foods (2)	Pro Forma Adjustments	Notes	Pro Forma Combined Total

Sales, net	$29,009,640	$1,469,106	$24,367,277	$-		$54,846,023

Cost of sales	18,926,175	1,004,420	14,592,773	-		34,523,368

Gross profit	10,083,465	464,686	9,774,504	-		20,322,655

Total operating expenses (1)	14,251,075	333,408	10,549,193	425,946	2a	25,559,622

(Loss) income from operations	(4,167,610)	131,278	(774,689)	(425,946)		(5,236,967)

Other income (expense)
Other income (expense), net	874,907	2,926	100,501	-		978,334
Interest income (expense), net	(29,992)	560	-	-		(29,432)
Total income (expense), net	844,915	3,486	100,501	-		948,902

Income tax benefit (expense)	-	-	-	-		-

Net (loss) income	$(3,322,695)	$134,764	$(674,188)	$(425,946)		$(4,288,065)

(1) Includes $1.3 million non-recurring acquisition expenses related to legal fee, professional fee, accounting fee, etc.

(2) Includes unaudited financial information prior to acquisition dates.

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Unaudited pro forma condensed combined carve-out balance sheet as of December 31, 2022.

	Healthy Choice Wellness Corp.	Adjustments	Notes	Pro Forma Combined Total
ASSETS
CURRENT ASSETS
Cash	$2,020,571	$14,250,000	3a	$16,270,571
Accounts receivable	55,230	-		55,230
Inventories	3,750,364	-		3,750,364
Prepaid expenses and vendor deposits	82,954	-		82,954
Other current assets	288,934	-		288,934
TOTAL CURRENT ASSETS	6,198,053	14,250,000		20,448,053

Property, plant, and equipment, net	3,035,847	-		3,035,847
Intangible assets, net	4,780,504	-		4,780,504
Goodwill	5,747,000	-		5,747,000
Right-of-use asset	10,604,935	-		10,604,935
Other assets	2,787,331	-		2,787,331
TOTAL ASSETS	$33,153,670	$14,250,000		$47,403,670

LIABILITIES AND NET PARENT’S INVESTMENT
CURRENT LIABILITIES
Accounts payable and accrued expenses	3,489,544	-		3,489,544
Contingent liability	774,900	-		774,900
Contract liabilities	198,606	-		198,606
Current portion of loan payable	536,542	-		536,542
Operating lease liability, current	2,228,852	-		2,228,852
TOTAL CURRENT LIABILITIES	7,228,444	-		7,228,444

Loan payable, net of current portion	2,378,061	-		2,378,061
Operating lease liability, net of current	8,041,504	-		8,041,504
TOTAL LIABILITIES	17,648,009	-		17,648,009

TOTAL NET PARENT INVESTMENT	15,505,661	14,250,000	3a	29,755,661

TOTAL LIABILITIES AND NET PARENT INVESTMENT	$33,153,670	$14,250,000		$47,403,670

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NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED CARVE-OUT FINANCIAL INFORMATION

Note 1. Basis of Presentation

The unaudited pro forma condensed combined carve-out financial information set forth herein is based upon the combined carve-out financial statements of HCWC, Mother Earth’s Storehouse and Green’s Natural Foods. The unaudited pro forma condensed combined carve-out financial information is presented as if the transactions had been completed on January 1, 2022, with respect to the unaudited pro forma condensed combined carve-out statements of operations for the year ended December 31, 2022.

The unaudited pro forma condensed combined carve-out financial information is presented for informational purposes only and is not necessarily indicative of the combined carve-out financial position or results of operations had the transactions occurred as of the dates indicated, nor is it meant to be indicative of any anticipated combined carve-out financial position or future results of operations that the combined carve-out company will experience after the completion of the Transactions, which includes $13.25 million of preferred stock issuance and $1 million HCMC investment in HCWC.

We have accounted for the Transactions in this unaudited pro forma condensed combined carve-out financial information using the acquisition method of accounting, in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification Topic 805 “Business Combinations” (“ASC 805”). In accordance with ASC 805, we used our best estimates and assumptions to assign fair values to the tangible and intangible assets acquired and liabilities assumed at the acquisition date. The excess purchase price to be allocated is measured as the excess of the purchase consideration over the fair value of the net tangible assets acquired, The excess purchase price is allocated to Goodwill.

Note 2. Adjustment to the Unaudited Pro Forma Condensed Combined Carve-Out Statements of Operations for the year ending December 31, 2022.

a.	The following pro forma adjustment give effect to the Transactions:

●	$0.4 million expense represents pro forma adjustment for Depreciation and Amortization of PP&E, intangibles, and Right of Use Assets and Lease Liability expense.

Note 3. Adjustments to the Unaudited Pro Forma Condensed Combined Carve-Out Balance Sheet as of December 31, 2022

The following pro forma adjustments give effect to the Transactions.

a.	Reflects the secured commitments of $13.25 million in equity financing for HCWC from existing investors of HCMC. It also includes $1 million investment from HCMC in HCWC.

Note 4. Purchase price allocation

The following table summarizes the purchase price allocation based on fair values of the net assets acquired and liabilities assumed at the acquisition date:

	Mother Earth’s Storehouse	Green’s Natural Foods	Total
Purchase Consideration
Cash consideration paid	$5,150,000	$5,142,000	$10,292,000
Promissory note	-	3,000,000	3,000,000
Contingent consideration issued to Green’s Natural seller	-	1,108,000	1,108,000
Total Purchase Consideration	5,150,000	9,250,000	14,400,000

Purchase price allocation
Inventory	805,000	1,642,000	2,447,000
Property, plant, and equipment	1,278,000	1,478,000	2,756,000
Intangible assets	1,609,000	3,251,000	4,860,000
Right of use asset - Operating lease	1,797,000	6,427,000	8,224,000
Other liabilities	(283,000)	(211,000)	(494,000)
Operating lease liability	(1,797,000)	(6,427,000)	(8,224,000)
Goodwill	1,741,000	3,090,000	4,831,000
Net assets acquired	5,150,000	9,250,000	14,400,000

Finite-lived intangible assets
Trade Names (8 years)	513,000	1,133,000	1,646,000
Customer Relationships (6 years)	683,000	1,103,000	1,786,000
Non-Compete Agreement (5 years)	413,000	1,015,000	1,428,000
Total intangible assets	$1,609,000	$3,251,000	$4,860,000

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MANAGEMENT’S DISCUSSION AND ANALYSIS

OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following Management’s Discussion and Analysis of Financial Condition and Results of Operations (MD&A) should be read in conjunction with our June 30, 2023 unaudited and December 31, 2022 audited combined carve-out financial statements and notes thereto which are included elsewhere in this Prospectus. This MD&A contains forward-looking statements. Refer to “Forward-Looking Statements” at the beginning of this Prospectus for an explanation of these types of statements. Summarized numbers included in this section, and corresponding percentage or basis point changes may not sum due to the effects of rounding.

Our Business

Healthy Choice Wellness Corp. is a holding company focused on providing consumers with healthier daily choices with respect to nutrition and other lifestyle alternatives. Through its wholly owned subsidiaries, the Company operates:

●	Ada’s Natural Market, a natural and organic grocery store offering fresh produce, bulk foods, vitamins, and supplements, packaged groceries, meat and seafood, deli, baked goods, dairy products, frozen foods, health & beauty products and natural household items (www.Adasmarket.com).

●	Paradise Health & Nutrition’s three stores that likewise offer fresh produce, bulk foods, vitamins and supplements, packaged groceries, meat and seafood, deli, baked goods, dairy products, frozen foods, health & beauty products and natural household items (www.ParadiseHealthDirect.com).

●	Mother Earth’s Storehouse, a two-store organic and health food and vitamin chain in New York’s Hudson Valley, which has been in existence for over 40 years (www.MotherEarthStorehouse.com).

●	Greens Natural Foods’ eight stores in New York and New Jersey, offering a selection of 100% organic produce and all-natural, non-GMO groceries & bulk foods; a wide selection of local products; an organic juice and smoothie bar; a fresh foods department, which offers fresh and healthy “grab & go” foods; a full selection of vitamins & supplements; as well as health and beauty products (www.Greensnaturalfoods.com).

Through its wholly owned subsidiary, Healthy Choice Wellness, LLC, the Company operates:

●	Licensing agreements for Healthy Choice Wellness Centers located at the Casbah Spa and Salon in Fort Lauderdale, FL, Boston Direct Health in Boston, MA and Green Care Medical Services in Chicago, IL.

Through its wholly owned subsidiary, Healthy U Wholesale, the Company sells vitamins and supplements, as well as health, beauty and personal care products on its website www.TheVitaminStore.com.

Industry Trends and Economics

We have identified the following recent trends and factors that have impacted and may continue to impact our results of operations and financial condition:

●	COVID-19 pandemic. On March 11, 2020, the World Health Organization announced that COVID-19 infections had become a pandemic, and on March 13, 2020, the U.S. President announced a National Emergency relating to the disease. During the course of the COVID-19 pandemic, federal, state and local authorities have imposed, from time to time, a number of public health mandates intended to prevent the spread of the virus, including vaccination mandates, social distancing, quarantine, wearing face coverings, and “stay-at-home” measures. While significant efforts to distribute COVID-19 vaccines to the public are ongoing across the United States and states have reopened their economies by easing restrictions, certain of these public health mandates have had an adverse impact on the U.S. economy. Additional negative financial markets and industry-specific impacts could result from future case surges, outbreaks, COVID-19 virus variants, the potential that current vaccines may be less effective or ineffective against future COVID-19 virus variants, and the risk that large groups of the population may not receive vaccinations against COVID-19. The long-term economic impact of the COVID-19 pandemic is unknown at this time.

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●	Impact of the COVID-19 pandemic on our operations. We believe we have acted proactively in response to the COVID-19 pandemic and the resulting government mandates. To date, all of our stores have continued operating since the start of the COVID-19 pandemic. We have experienced increased levels of net sales and average transaction size due to the COVID-19 pandemic as public health measures have been implemented by states across our footprint and customers have adjusted to these new circumstances by consuming more food at home. The COVID-19 pandemic and government mandates have also led to an increase in online orders for home delivery, which we offer at substantially all our stores in partnership with a third party.

●	Future impact of the COVID-19 pandemic. We believe our proactive response to the COVID-19 pandemic has resulted in increased customer loyalty, but there can be no assurance we will continue to experience elevated levels of net sales, in particular, when the COVID-19 pandemic subsides. We expect the impact of the COVID-19 pandemic and government mandates on our financial condition, results of operations and cash flows will depend on the extent and duration of the COVID-19 pandemic, the governmental and public actions taken in response, including economic stabilization efforts, and the long-term effect the COVID-19 pandemic will have on the U.S. economy. Moreover, the COVID-19 pandemic and government mandates make it more challenging for management to estimate future performance of our business, particularly over the near term. See “Risk Factors.” Additional information regarding the impact of the COVID-19 pandemic and government mandates on our business and results of operations is provided below in this MD&A.

●	Impact of broader economic trends and political environment. The grocery industry and our sales are affected by general economic conditions, including, but not limited to, consumer spending, the level of disposable consumer income, consumer debt, interest rates, inflation or deflation, periods of recession and growth, the price of commodities, the political environment and consumer confidence. Furthermore, our ability to meet our labor needs, while controlling wage and labor-related costs, is subject to numerous external factors, including the availability of a sufficient number of qualified persons in the work force in the markets in which we are located, unemployment levels within those markets, prevailing wage rates, changing demographics, health and other insurance costs and changes in employment legislation, including unemployment benefits.

●	Opportunities in the growing natural and organic grocery and dietary supplements industry. Our industry, which includes organic and natural foods and dietary supplements, continues to experience growth driven primarily by increased public interest in health and nutrition. Capitalizing on this opportunity, we continue to open new stores and enter new markets. We expect the rate of new store unit growth in the near future to be dependent upon economic and business conditions and other factors, including the impact of the COVID-19 pandemic and related government mandates.

●	Competition. The grocery and dietary supplement retail business is a large, fragmented and highly competitive industry with few barriers to entry. Competition in the grocery industry is likely to intensify, and shopping dynamics may shift, as a result of, among other things, industry consolidation, expansion by existing competitors, and the increasing availability of grocery ordering, pick-up and delivery options. These businesses compete with us on the basis of price, selection, quality, customer service, convenience, location, store format, shopping experience, ease of ordering and delivery or any combination of these or other factors. They also compete with us for products and locations. In addition, some of our competitors are expanding to offer a greater range of natural and organic foods. We also face internally generated competition when we open new stores in markets we already serve. We believe our commitment to carrying only carefully vetted, affordably priced and high-quality natural and organic products and dietary supplements, as well as our focus on providing nutrition education, differentiate us in the industry and provide a competitive advantage.

●	Consumer preferences. Our performance is also impacted by trends regarding natural and organic products, dietary supplements, and at-home meal preparation. Consumer preferences towards dietary supplements or natural and organic food products might shift as a result of, among other things, economic conditions, food safety perceptions, changing consumer choices and the cost of these products. A change in consumer preferences away from our offerings, including those resulting from reductions or changes in our offerings, could have a material adverse effect on our business. Additionally, negative publicity regarding the safety of dietary supplements, product recalls or new or upgraded regulatory standards may adversely affect demand for the products we sell and could result in lower consumer traffic, sales, and results of operations.

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Results of Operations

The following table sets forth our Combined Carve-Out Statements of Operations for the three months ended June 30, 2023 and 2022 which is used in the following discussions of our results of operations:

	Three Month Ended June 30,		2023 to 2022
	2023	2022	Change $

Sales, net	$13,574,896	$6,126,063	$7,448,833

Cost of sales	8,493,213	3,800,625	4,692,588

Gross profit	5,081,683	2,325,438	2,756,245

Operating expenses	5,940,339	2,606,294	3,334,045

Loss from operations	(858,656)	(280,856)	(577,800)

Other income (expense)
Other income, net	4,600	4,625	(25)
Interest expense, net	(41,075)	(32)	(41,043)
Change in contingent consideration	425,000	-	425,000
Total other (expense) income, net	388,525	4,593	383,932

Loss before taxes	(470,131)	(276,263)	(193,867)

Income tax benefit (expense)	-	-	-

Net loss	$(470,131)	$(276,263)	$(193,868)

Net sales increased $7.4 million to $13.6 million for the three months ended June 30, 2023 as compared to $6.1 million for the same period in 2022. The $7.4 million increase in grocery sales was primarily due to acquisition of Green’s Natural Foods in October 2022.

Cost of goods sold for the three months ended June 30, 2023 and 2022 were $8.5 million and $3.8 million, respectively, an increase of $4.7 million primarily due to acquisition of Green’s Natural Foods in October 2022.

Total operating expenses increased $3.3 million to $5.9 million for the three months ended June 30, 2023. The increase of $3.1 million is due to Green’s Natural Foods acquisition in October 2022, The remaining increase is due to corporate expense allocation.

Net other income of $0.4 million for the three months ended June 30, 2023 includes $0.4 million contingency remeasurement, and $0.04 million of interest expense. Net other income for the three months ended June 30, 2022 consists of $5,000 other miscellaneous income.

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The following table sets forth our Combined Carve-Out Statements of Operations for the six months ended June 30, 2023 and 2022 which is used in the following discussions of our results of operations:

	Six Month Ended June 30,		2023 to 2022
	2023	2022	Change $

Sales, net	$27,134,602	$10,925,053	$16,209,549

Cost of sales	17,137,913	6,764,980	10,372,933

Gross profit	9,996,689	4,160,073	5,836,616

Operating expenses	11,845,994	4,862,137	6,983,857

Loss from operations	(1,849,305)	(702,064)	(1,147,241)

Other income (expense)
Other (expense) income, net	(12,850)	7,982	(20,832)
Interest expense, net	(62,024)	(73)	(61,951)
Change in contingent consideration	402,900	-	402,900
Total other (expense) income, net	328,026	7,909	320,117

Loss before taxes	(1,521,279)	(694,155)	(827,124)

Income tax benefit (expense)	-	-	-

Net loss	$(1,521,279)	$(694,155)	$(827,124)

Net sales increased $16.2 million to $27.1 million for the six months ended June 30, 2023 as compared to $10.9 million for the same period in 2022. The $16.2 million increase in grocery sales was primarily due to acquisition of Green’s Natural Foods in October 2022.

Cost of goods sold for the six months ended June 30, 2023 and 2022 were $17.1 million and $6.8 million, respectively, an increase of $10.4 million primarily due to acquisition of Green’s Natural Foods in October 2022.

Total operating expenses increased $7.0 million to $11.8 million for the six months ended June 30, 2023. The increase of $6.6 million is due to Green’s Natural Foods acquisition in October 2022. The remaining increase is due to corporate expense allocation.

Net other income of $0.3 million for the six months ended June 30, 2023 includes $0.4 million contingency remeasurement, and $0.08 million of interest expense and other expense. Net other income for the six months ended June 30, 2022 consists of $8,000 other miscellaneous income.

The following table sets forth our Combined Carve-Out Statements of Operations for the year ended December 31, 2022 and 2021 which is used in the following discussions of our results of operations:

	For the Year Ended December 31,		2022 to 2021
	2022	2021	Change $

Sales, net	$29,009,640	$11,235,041	$17,774,599

Cost of sales	18,926,175	7,187,701	11,738,474

Gross profit	10,083,465	4,047,340	6,036,125

Operating expenses	14,251,075	5,812,754	8,438,321

Loss from operations	(4,167,610)	(1,765,414)	(2,402,196)

Other income (expense)
Other income (expense), net	874,907	(25)	874,932
Interest expense, net	(29,992)	(47,165)	17,173
Total other (expense) income, net	844,915	(47,190)	892,105

Loss before taxes	(3,322,695)	(1,812,604)	(1,510,091)

Income tax benefit (expense)	-	-	-

Net loss	$(3,322,695)	$(1,812,604)	$(1,510,091)

Net sales increased $17.8 million to $29.0 million for the year ended December 31, 2022 as compared to $11.2 million for the same period in 2021. The $18.2 million increase in grocery sales was primarily due to acquisition of Mother Earth’s Storehouse and Green’s Natural Foods, offset by a decrease in same-store sales of $0.4 million.

Cost of goods sold for the year ended December 31, 2022 and 2021 were $18.9 million and $7.2 million, respectively, an increase of $12.1 million primarily due to acquisition of Mother Earth’s Storehouse and Green’s Natural Foods stores, offset by a decrease in same-store cost of goods sold of $0.4 million.

Total operating expenses increased $8.4 million to $14.3 million for the year ended December 31, 2022. The increase of $6.1 million is due to the acquisition of Mother Earth’s Storehouse and Green’s Natural Foods stores, $1.1 million increase is related non-recurring acquisition-related expenses, and the remaining increase was primarily due to an increase in corporate expense allocation of $0.8 million, payroll and payroll benefits of $0.3 million, and occupancy of $0.1 million.

Net other income of $0.8 million for the year ended December 31, 2022 includes an employee retention tax credit of $0.9 million, and $0.02 million of interest expense. In comparison to year ended December 31, 2021 where total other income (net) amounted to $0.05 attributable to interest expense.

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Liquidity and Capital Resources

	Six Months Ended June 30,
	2023	2022
Net cash (used in) provided by:
Operating activities	$(1,181,264)	$(649,503)
Investing activities	(145,373)	(5,269,692)
Financing activities	1,237,867	6,208,976
TOTAL	$(88,770)	$289,781

Our net cash used in operating activities of $1.2 million for the six months ended June 30, 2023, resulted from our net loss of $1.5 million, and a net cash usage of $2.0 million from changes in operating assets and liabilities, offset by a non-cash adjustments of $2.3 million. Our net cash used in continuing operating activities of $0.6 million for the six months ended June 30, 2022 resulted from our net loss from continuing operations of $0.7 million, and a net cash usage of $0.8 million from changes in operating assets and liabilities, offset by a non-cash adjustments of $0.9 million.

Our net cash used in investing activities amounted to $0.1 million for the six months ended June 30, 2023 was attributable to payment for purchase of property and equipment. Cash used in investing activities for the six months ended June 30, 2022 of $5.3 million included $5.2 million payment for acquisition of Mother Earth’s Storehouse, and $0.1 million payment for purchase of property and equipment.

Our cash provided by financing activities of $1.2 million for the six months ended June 30, 2023 was largely composed of an $1.5 million investment from parent company, offset by $0.3 million of principle loan payment. Cash provided by financing activities for the six months ended June 30, 2022 included $5.2 million investment from parent company, $1.0 million expenses paid by parent on behalf of the Company.

	For the Year Ended December 31,
	2022	2021
Net cash (used in) provided by:
Operating activities	$(1,369,060)	$(851,996)
Investing activities	(10,679,159)	(128,438)
Financing activities	13,712,417	1,254,804
TOTAL	$1,664,198	$274,370

Our net cash used in operating activities of $1.4 million for the year ended December 31, 2022, resulted from our net loss of $3.3 million, and a net cash usage of $1.3 million from changes in operating assets and liabilities, offset by a non-cash adjustments of $3.3 million. Our net cash used in continuing operating activities of $0.9 million for the year ended December 31, 2021 resulted from our net loss from continuing operations of $1.8 million, and a net cash usage of $0.5 million from changes in operating assets and liabilities, offset by a non-cash adjustments of $1.5 million.

Our net cash used in investing activities of $10.7 million for the year ended December 31, 2022 was attributable to payment of $10.3 million for acquisitions of Mother Earth’s Storehouse and Green’s Natural Foods, and $0.4 million for purchase of property and equipment. Cash used in investing activities for the year ended December 31, 2021 of $0.1 million was due to payment for purchase of property and equipment.

Our cash provided by financing activities of $13.7 million for the year ended December 31, 2022 was largely composed of an $13.8 million investment from parent company, offset by $0.1 million of principle loan payment. Cash provided by financing activities for the year ended December 31, 2021 included $2.1 million investment from parent company, offset by $0.8 million of principle loan payment.

At June 30, 2023 and 2022, we did not have any material financial guarantees or other contractual commitments with trade vendors that are reasonably likely to have an adverse effect on liquidity.

Our cash balances are kept liquid to support our growing acquisition and infrastructure needs for operational expansion. The majority of our cash are concentrated in several large financial institutions and are generally in excess of the Federal Deposit Insurance Corporation (FDIC) insurance limit. The Company has not experienced any losses on its cash. The following table presents the Company’s cash position as of June 30, 2023 and December 31, 2022.

	June 30, 2023	December 31, 2022

Cash	$1,931,801	$2,020,571
Total assets	$32,001,053	$33,153,670
Percentage of total assets	6.04%	6.09%

The Company reported net loss of approximately $1.5 million for the six months ended June 30, 2023. The Company expects to continue incurring losses for the foreseeable future and may need to raise additional capital to satisfy business obligations, and to continue as a going concern. The Company is actively seeking additional funds either through equity or debt financing, collaborative agreements or from other sources. Should we require additional funds, HCMC has committed to provide such funding to the Company. As a result, as of the date of the issuance of these condensed combined carve-out financial statements, we believe our plans have alleviated substantial doubt about the Company’s ability to sustain operations for at least the next twelve months from the issuance of these condensed combined carve-out financial statements. The Company has determined that it has sufficient cash for at least 12 months from the date of this filing.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements other than operating leases for retail locations, equipment, and vehicles.

Seasonality

We do not consider our business to be seasonal.

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Critical Accounting Policies and Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States (U.S. GAAP) requires us to make estimates and assumptions. Our significant accounting policies are described in the Notes to Consolidated Financial Statements. Certain of these policies require the application of subjective or complex judgments, often as a result of the need to make estimates about the effect of matters that are inherently uncertain. These estimates and assumptions are based on historical experience, changes in the business environment, and other factors that we believe to be reasonable under the circumstances. Different estimates that could have been applied in the current period or changes in the accounting estimates that are reasonably likely can result in a material impact on our financial condition and operating results in the current and future periods. We review the development, selection and disclosure of these critical accounting estimates with the Audit Committee on an annual basis.

The following discussion, which should be read in conjunction with the descriptions in the Notes to Consolidated Financial Statements, is furnished for additional insight into certain accounting estimates that we consider to be critical.

Revenue Recognition

The Company recognizes revenue in accordance with ASC 606, the core principle of which is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled to receive in exchange for those goods or services. To achieve this core principle, five basic criteria must be met before revenue can be recognized:

●	Identification of the contract, or contracts, with a customer;

●	Identification of the performance obligations in the contract;

●	Determination of the transaction price;

●	Allocation of the transaction price to the performance obligations in the contract; and

●	Recognition of revenue when, or as, the Company satisfies a performance obligation.

Business Combinations

The Company applies the provisions of ASC Topic 805, Business Combinations (“ASC 805”) in the accounting for acquisitions of businesses. ASC 805 requires the Company to use the acquisition method of accounting by recognizing the identifiable tangible and intangible assets acquired and liabilities assumed, measured at their acquisition date fair values. Goodwill as of the acquisition date is measured as the excess of consideration transferred over the aforementioned amounts. Acquisition costs are expensed as incurred and recorded in selling, general and administrative expenses in the consolidated statements of operations.

Non-GAAP Financial Measures

The following discussion and analysis contain a non-GAAP financial measure. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position or cash flows that either excludes or includes amounts that are not normally included or excluded in the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles (GAAP). Non-GAAP financial measures should be viewed as supplemental to, and should not be considered as alternative to, net income, operating income, and cash flow from operating activities, liquidity, or any other financial measures. Non-GAAP financial measures may not be indicative of the historical operating results of the Company nor are they intended to be predictive of potential future financial results. Investors should not consider non-GAAP financial measures in isolation or as substitutes for performance measures calculated in accordance with GAAP.

Management believes stockholders benefit from referring to the Adjusted EBITDA in planning, forecasting, and analyzing future periods. Management uses this non-GAAP financial measure in evaluating its financial and operational decision making and as a means of evaluating period to period comparison.

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We define Adjusted EBITDA as net loss from operations adjusted for non-cash charges for depreciation and amortization and stock compensation. Management believes Adjusted EBITDA is an important measure of our operating performance because it allows management, investors, and analysts to evaluate and assess our core operating results from period to period after removing the impact of significant non-cash charges that effect comparability between reporting periods. Our management recognizes that Adjusted EBITDA has inherent limitations because of the excluded items.

We have included a reconciliation of our non-GAAP financial measure to loss from operations as calculated in accordance with GAAP. We believe that providing the non-GAAP financial measure, together with the reconciliation to GAAP, helps investors make comparisons between the Company and other companies. In making any comparisons to other companies, investors need to be aware that companies use different non-GAAP measures to evaluate their financial performance. Investors should pay close attention to specific definitions being used and to the reconciliation between such measures and the corresponding GAAP measures provided by each company under applicable rules of the Securities and Exchange Commission.

	June 30, 2023	June 30, 2022
Reconciliation from loss from operations to adjusted EBITDA:
Loss from operations	$(1,849,304)	$(702,064)
Depreciation and amortization	717,632	393,005
Adjusted EBITDA	$(1,131,672)	$(309,059)

MANAGEMENT

Directors and Executive Officers

The following table sets forth information regarding our executive officers and directors as of:

Name	Age	Position
Executive Officers:
Jeffrey Holman	55	Chief Executive Officer, Chairman and Director
John A. Ollet	59	Chief Financial Officer
Christopher Santi	51	President and Chief Operating Officer

Non-Employee Directors:
Gary Bodzin		Director
Ben Myers		Director
Michael Lerman		Director

Executive Officers

Jeffrey Holman will serve as the Company’s Chairman of the Board and Chief Executive Officer. Mr. Holman has been HCMC’s Chairman of the Board and Chief Executive Officer since April 2014. From February 2013 until March 4, 2015, Mr. Holman serviced as our President. Mr. Holman has been a member of our Board since May 2013 and has served as a member of the Board of Directors of our subsidiary Smoke Anywhere, USA since its inception on March 24, 2008. Since 1998, Mr. Holman has been the President of Jeffrey E. Holman & Associates, P.A., a South Florida based law firm. Mr. Holman was selected as a director for his business and legal experience. In addition, as one of the founders of Smoke Anywhere, USA Mr. Holman possesses an in-depth understanding of the challenges, risks and characteristics unique to our industry.

Christopher Santi will serve as the Company’s Chief Operating Officer. Mr. Santi has been HCMC’s Chief Operating Officer since December 12, 2012, and has also served as the President since April 11, 2016. Previously, Mr. Santi served as Director of Operations of the Company beginning in October 2011. Mr. Santi served as the National Sales Manager of Collages.net from November 2007 to October 2011.

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John A. Ollet will serve as the Company’s Chief Financial Officer. Mr. Ollet has been HCMC’s Chief Financial Officer since December 12, 2016. Mr. Ollet previously served as Executive Vice President-Finance for Systemax, Inc. (NYSE:SYX) from 2006 to 2016. His prior chief financial officer experience also includes serving as Vice President and Chief Financial Officer of Arrow Cargo Holdings, Inc., an airline logistics company, and VP Finance /CFO - The Americas - Cargo Division, KLM Royal Dutch Airlines, an airline company. He also previously served as Vice President Finance/Administration at Sterling-Starr Maritime Group, Inc. and served on the audit staff of Arthur Andersen & Co. Mr. Ollet received a bachelor’s degree in Finance/Economics and a master’s degree in business administration from Florida International University. Mr. Ollet is a Certified Public Accountant.

Executive Compensation

Each of the named executive officers (NEOs) currently has an employment agreement in effect with HCMC. For an initial period following the Spin-Off, pursuant to the Employee Matters Agreement, a percentage of each NEOs salary and related employment costs will be allocated to each of HCMC and HCWC based on the percentage of time estimated that the NEO will work for each entity. At the time of the Distribution, certain of the NEOs are expected to become employees of HCWC and to enter into new employment agreements with us (while terminating their HCMC agreements).

Non-Employee Directors

Gary A. Bodzin. Gary Bodzin has served as a director of SpinCo since May 2023. Since 1987, Mr. Bodzin has been serving as President of Trans-State Title Insurance Agency, LLC, a company located in Aventura, FL, offering escrow, title and closing services for commercial and residential real estate transactions, where he oversees all title and closing operations. Mr. Bodzin has also worked as an attorney at law representing clients almost exclusively in real estate transactions since 1982. Mr. Bodzin received his Bachelor of Science in Business Administration from University of Florida and his Juris Doctor from the University of Miami Law School. We believe Mr. Bodzin is qualified to serve as a director of SpinCo because of his real estate, finance and legal expertise and related ability to advise our growth and expansion strategy.

Michael Lerman. Michael Lerman has served as a director of SpinCo since May 2023. Since November 2005, Mr. Lerman has served as Vice President of Development and Marketing for Markbuilt Homes, a boutique private residential development and construction company in Union, NJ. From March 1998 to August 2005, he worked as Director of Retail Property Administration then as Director of Land/Property Acquisition and Development at Garden Commercial Properties, a property management company in Short Hills, NJ. During his tenure at Garden Commercial Properties, Mr. Lerman oversaw all phases of retail commercial development and management, negotiated commercial leases, and was responsible for marketing. Earlier in his career, Mr. Lerman was associate counsel at Rinaldo and Rinaldo, a law firm. Mr. Lerman received his Bachelor of Arts from Rutgers College and his Master of Business Administration from Rutgers College, Graduate School of Management. He also received his Juris Doctor from Benjamin N. Cardozo School of Law. We believe Mr. Lerman is qualified to serve as director of SpinCo because of his extensive experience in business development and management as well as his retail and acquisition experience and related ability to provide valuable guidance.

Behnam J. Myers, DO, MPH. Behnam Myers, DO, MPH, has served as a director of SpinCo since May 2023. Dr. Myers is a board certified orthopedic surgeon who has been practicing since 2006, and has been managing his own private practice, Spine Solutions, since 2012 in Hollywood, FL. In 2006, Dr. Meyers completed his orthopedic surgery residency at Parkway Regional Medical Center as part of Nova Southeastern University’s Orthopedic Surgery Residency Program. He then completed a Spine Surgery Fellowship in 2007 at the Cleveland Clinic Spine Institute in Weston, FL. Dr. Myers received his Bachelor of Science from University of California at Riverside, his Masters of Public Health from Loma Linda University and his medical degree from University of New England College of Medicine. We believe Dr. Myers is qualified to serve as a director of SpinCo because of his medical expertise and medical practice-related business experience.

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Director Independence

A majority of HCWC’s board of directors will be comprised of directors who are “independent” as defined by the rules of the NYSE American and the Guidelines on Governance to be adopted by the board of directors. HCWC will seek to have all of its non-management directors qualify as “independent” under these standards. HCWC’s board of directors is expected to establish categorical standards to assist it in making its determination of director independence. HCWC expects these standards will provide that no director qualifies as “independent” unless the board of directors affirmatively determines that the director has no material relationship with the company or its subsidiaries (either directly or as a partner, stockholder or officer of an organization that has a relationship with the company or any of its subsidiaries). In making this determination, the board of directors shall consider all relevant facts and circumstances, including the following standards:

●	a director is not independent if the director is, or has been within the last three years, an employee of HCWC or its subsidiaries, or an immediate family member is, or has been within the last three years, an executive officer of HCWC or its subsidiaries;

●	a director is not independent if the director has received, or has an immediate family member who has received, during any 12-month period within the last three years, more than $120,000 in direct compensation from HCWC or its subsidiaries, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service), and other than amounts received by an immediate family member for service as an employee (other than an executive officer);

●	a director is not independent if (A) the director or an immediate family member is a current partner of a firm that is HCWC’s internal or external auditor; (B) the director is a current employee of such a firm; (C) the director has an immediate family member who is a current employee of such a firm and personally works on HCWC’s or its subsidiaries’ audit; or (D) the director or an immediate family member was within the last three years a partner or employee of such a firm and personally worked on HCWC or its subsidiaries’ audit within that time;

●	a director is not independent if the director or an immediate family member is, or has been within the last three years, employed as an executive officer of another company where any of the present executive officers of HCWC or its subsidiaries at the same time serves or served on that company’s compensation committee;

●	a director is not independent if the director is a current employee, or an immediate family member is a current executive officer, of a company that has made payments to, or received payments from, HCWC or its subsidiaries for property or services in an amount that, in any of the last three fiscal years, exceeds the greater of $1 million, or two percent of such other company’s consolidated gross revenues; and

●	a director is not independent if the director is an executive officer of a charitable organization that received charitable contributions (other than matching contributions) from HCWC and its subsidiaries in the preceding fiscal year that are in excess of the greater of $1 million or 2 percent of such charitable organization’s consolidated gross revenues.

HCWC’s board of directors will assess on a regular basis, and at least annually, the independence of directors and, based on the recommendation of the Nomination Committee, will make a determination as to which members are independent. References to “HCWC” above include any subsidiary in a consolidated group with HCWC. The terms “immediate family member” and “executive officer” above are expected to have the same meanings specified for such terms in the NYSE American listing standards.

Committees of the Board of Directors

Effective upon the completion of the separation, HCWC’s board of directors will have the following standing committees: an Audit Committee, a Nomination Committee and a Compensation Committee.

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Audit Committee. Gary Bodzin, Esq., Dr. Ben Myers and Michael Lerman, Esq., expected to be the members of the board’s Audit Committee. Gary Bodzin, Esq. is expected to be the Audit Committee Chairman. The board of directors is expected to determine that at least one member of the Audit Committee is an “audit committee financial expert” for purposes of the rules of the SEC. In addition, HCWC expects that the board of directors will determine that each member of the Audit Committee will be independent, as defined by the rules of the NYSE American, Section 10A(m)(3) of the Exchange Act, and in accordance with our Guidelines on Governance. The Audit Committee will meet at least quarterly and will assist the board of directors in fulfilling its oversight responsibilities by reviewing and reporting to the board of directors on HCWC’s accounting and financial reporting practices and the audit process, the quality and integrity of the company’s financial statements, the independent auditors’ qualifications, independence, and performance, the performance of the company’s internal audit function and internal auditors, and certain areas of legal and regulatory compliance.

Nominating Committee. Dr. Ben Myers and Gary Bodzin, Esq are expected to be the members of the board’s Nominating Committee. Dr. Ben Myers is expected to be the Nominating Committee Chairman. The board of directors is expected to determine that each member of the Nominating Committee will be independent, as defined by the rules of the NYSE American and in accordance with our Guidelines on Governance. The Nominating Committee will assist the board of directors in identifying individuals qualified to become members of the board of directors (consistent with the criteria approved by HCWC’s board of directors), recommending director candidates for HCWC’s board of directors and its committees, developing and recommending Guidelines on Governance and a Global Code of Ethics and Business Conduct to HCWC’s board of directors, and performing a leadership role in shaping HCWC’s corporate governance. The Nominating Committee will annually review and make recommendations to the full board of directors regarding the amount and types of compensation that should be paid to HCWC’s non-executive directors, to ensure that such pay levels remain competitive. In recommending director compensation, the Nominating Committee will consider such factors as HCWC’s size, industry characteristics, location, and the practices of comparable companies.

Compensation Committee. Michael Lerman, Esq., Dr. Ben Myers and Gary Bodzin, Esq., are expected to be the members of the board’s Compensation Committee. Michael Lerman, Esq. is expected to be the Compensation Committee Chairman. The board of directors is expected to determine that each member of the Compensation Committee will be independent, as defined by the rules of the NYSE, Rule 10C-1 of the Exchange Act and in accordance with our Guidelines on Governance. In addition, HCWC expects that the members of the Compensation Committee will qualify as “non-employee directors” for purposes of Rule 16b-3 under the Exchange Act and as “outside directors” for purposes of Section 162(m) of the Code. The Compensation Committee will assist the board of directors in carrying out the board’s responsibilities relating to the compensation of HCWC’s executive officers. This committee will also review, approve, and administer the incentive compensation plans in which any executive officer of HCWC participates and all of HCWC’s equity-based plans. The Compensation Committee will have the sole authority, under its charter, to select, retain, and/or terminate independent compensation advisors.

The board of directors will adopt a written charter for each of the Audit Committee, the Nominating Committee and the Compensation Committee prior to the Spin-Off. These charters will be posted on HCWC’s website.

Compensation Committee Interlocks and Insider Participation

During the fiscal year ended December 31, 2022, HCWC was not an independent company, and did not have a compensation committee or any other committee serving a similar function. Decisions as to the compensation of those who currently serve as HCWC’s executive officers were made by HCMC.

Stockholder Recommendations for Director Nominees

HCWC’s bylaws will contain provisions that address the process by which a stockholder may nominate an individual to stand for election to the board of directors. HCWC expects that the board of directors will adopt a policy concerning the evaluation of stockholder recommendations of board candidates by the Nominating Committee.

Guidelines on Governance and Global Code of Ethics and Business Conduct

In connection with the separation, HCWC will adopt a set of Guidelines on Governance that will reflect the fundamental corporate governance principles by which the Board and its committees will operate. These guidelines will set forth general practices the board of directors and its committees follow with respect to structure, function, organization, composition and conduct. These guidelines will be reviewed at least annually by the Nominating Committee and will be updated periodically in response to changing regulatory requirements, evolving corporate governance practices, input from our stockholders and otherwise as circumstances warrant.

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Each of our directors and employees, including our Chief Executive Officer and our Chief Financial Officer, as well as each director and officer of any subsidiaries, will be required to comply with our Global Code of Ethics and Business Conduct, which will establish legal and ethical standards for conducting our business. Our Global Code of Ethics and Business Conduct will cover all significant areas of professional conduct, including employment practices, conflicts of interest, unfair or unethical use of corporate opportunities, protection of confidential information and other company assets, compliance with applicable laws and regulations, political activities and other public policy matters, and proper and timely reporting of financial results.

At the time of the distribution, our Guidelines on Governance and Code of Ethics and Business Conduct will be made available on our website at                                   . Following the distribution, we will also provide a copy of our Guidelines on Governance or our Code of Ethics and Business Conduct, without charge, upon request to our Corporate Secretary at                                   . Waivers from, and amendments to, our Code of Ethics and Business Conduct that apply to our Chief Executive Officer, Chief Financial Officer or persons performing similar functions will be timely posted on our website at                                   .

Communicating with the Board of Directors

Our Guidelines on Governance will include procedures by which stockholders and other interested parties may communicate directly with HCWC’s board of directors or any director on board-related issues by writing to Board of Directors, c/o Corporate Secretary                                   , or by submitting an e-mail to                                   . Additionally, stockholders and other parties interested in communicating directly with the Chairman of the board or with the independent directors as a group may do so by writing to Chairman of the Board                                   , or by sending an e-mail to                                   . Communications addressed to the Board or individual members of the board will be screened by HCWC’s Corporate Secretary for appropriateness before being distributed to the Board, or to any individual director or directors, as applicable.

Director Qualification Standards

HCWC’s Guidelines on Governance will set forth the process by which the Nominating Committee identifies and evaluates nominees for board membership. In accordance with this process, the Nominating Committee will annually consider and recommend to the board a slate of directors for election at the next annual meeting of stockholders. In selecting this slate, the Nominating Committee will consider incumbent directors who have indicated a willingness to continue to serve on our board; candidates, if any, nominated by HCWC’s stockholders; and other potential candidates identified by the Nominating Committee. Additionally, if at any time during the year a seat on the board becomes vacant or a new seat is created, the Nominating Committee will consider and recommend to the board a candidate for appointment to fill the vacant or newly created seat.

The Nominating Committee will consider different perspectives, skill sets, education, ages, genders, ethnic origins and business experience in its annual nomination process, although it is not expected to establish a formal policy regarding diversity in identifying potential director candidates. In general, the Nominating Committee will seek to include on our board a complementary mix of individuals with diverse backgrounds, knowledge and viewpoints reflecting the broad set of challenges that the board will confront without representing any particular interest group or constituency. The Nominating Committee will regularly review the size and composition of the board in light of HCWC’s changing requirements and will seek nominees who, taken together as a group, possess the skills and expertise appropriate for an effective board. In evaluating potential director candidates, the Nominating Committee will consider, among other factors, the experience, qualifications and attributes listed below and any additional characteristics that it believes one or more directors should possess, based on an assessment of the needs of our board at the time. Our Guidelines on Governance will provide that, in general, nominees for membership on the board should:

●	have demonstrated management or technical ability at high levels in successful organizations;

●	be currently employed in positions of significant responsibility and decision making;

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●	have experience relevant to our operations;

●	be well-respected in their business and home communities;

●	have time to devote to board duties; and

●	be independent from us and not related to our other directors or employees.

In addition, our directors will be expected to be active participants in governing our enterprise, and the Nominating Committee will look for certain characteristics common to all board members, including integrity, independence, leadership ability, constructive and collegial personal attributes, candor and the ability and willingness to evaluate, challenge and stimulate.

No single factor or group of factors will necessarily be dispositive of whether the Nominating Committee will recommend a candidate. The Nominating Committee will consider and apply these same standards in evaluating individuals recommended for nomination to our board by our stockholders in accordance with the procedures that are expected to be prescribed in our by-laws. The board’s satisfaction of these criteria will be implemented and assessed through ongoing consideration of directors and nominees by the Nominating Committee and the board, as well as the board’s annual self-evaluation process.

HCWC expects that from time to time, it will retain search firms and other third parties to assist in identifying potential candidates based on specific criteria that HCWC provides to them, including the qualifications described above.

Board Leadership Structure

One of the key responsibilities of HCWC’s board of directors will be to evaluate and determine its optimal leadership structure so as to provide effective oversight of management. Recognizing that no single approach to board leadership is universally accepted and that the appropriate leadership structure may differ depending on a company’s size, industry, operations, history and culture, it is expected that the HCWC board, led by the Nominating Committee, will conduct an annual evaluation to determine the optimal leadership structure for HCWC stockholders.

Board’s Role in Oversight of Risk Management

While management will have primary responsibility for identifying and managing our exposure to risk, our board will play an active role in overseeing the processes we establish to assess, monitor and mitigate that exposure. The board, directly and indirectly through its committees, will routinely discuss with management our significant enterprise risks and will review the guidelines, policies and procedures we have in place to address those risks, such as our approval process for acquisitions, dispositions and other investments. At board and committee meetings, directors will receive information and in-depth presentations from management and third-party experts and engage in comprehensive analyses and dialogue regarding specific areas of risk. This process will enable the board to focus on the strategic, financial, operational, legal, regulatory and other risks that are most significant to us and our business in terms of likelihood and potential impact, and will ensure that our enterprise risks are well understood, mitigated to the extent reasonable and consistent with the board’s view of our risk profile and risk tolerance.

In addition to the overall risk oversight function administered directly by the Board, each of the Audit, Compensation and Nominating Committees will exercise its own oversight related to the risks associated with the particular responsibilities of that committee:

●	the Audit Committee will review financial, accounting and internal control risks and the mechanisms through which we assess and manage risk, in accordance with NYSE American requirements, and will have certain responsibilities with respect to our compliance programs, such as our Global Code of Ethics and Business Conduct;

●	the Compensation Committee will evaluate whether our compensation policies and practices, as they relate to both executive officers and employees generally, encourage excessive risk-taking; and

●	the Nominating Committee will focus on risks related to corporate governance, board effectiveness and succession planning.

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The chairs of these committees will report on such matters to the full board at each regularly scheduled board meeting and other times as appropriate. We believe that this division of responsibilities will be the most effective approach for identifying and addressing the risks that we will face.

Procedures for Treatment of Complaints Regarding Accounting, Internal Accounting Controls, and Auditing Matters

In accordance with the Sarbanes-Oxley Act, HCWC expects that its Audit Committee will adopt procedures for the receipt, retention, and treatment of complaints regarding accounting, internal accounting controls, and auditing matters and to allow for the confidential, anonymous submission by employees and others of concerns regarding questionable accounting or auditing matters.

Other Compensation Programs and Practices

Pension, Retirement or Similar Benefits

No retirement, pension, profit sharing, insurance or other similar programs have been adopted by HCWC for the benefit of its employees. To the extent that HCWC adopts any such plans, their terms will be described in subsequent amendments to this information statement to the extent applicable.

Employment Agreements

We expect to enter into an employment agreement with each of Messrs. Holman, Santi and Ollet in connection with the Distribution, the material terms of which will be approved by our compensation committee following the Distribution.

Equity Compensation Plan Information

Our Stock Incentive Plan

Prior to the Distribution, we expect to adopt a Stock Incentive Plan. A form of the Stock Incentive Plan is filed as an exhibit to the registration statement, of which this prospectus forms a part. The following description of the Stock Incentive Plan is qualified in its entirety by reference to the Stock Incentive Plan.

Overview

The Stock Incentive Plan provides the Company with the ability to grant equity-based and cash incentive awards to its employees, non-employee directors, consultants and independent contractors. Such incentive awards are granted to attract, retain and motivate the Company’s service providers and help align them with the Company’s financial success over the long term and the interests of the Company and our stockholders. The Stock Incentive Plan will terminate ten years from inception unless terminated sooner.

Stock Incentive Plan Share Reserve; Limits; Adjustments

The available share reserve under the Stock Incentive Plan is                          shares, plus an annual increase on the first day of each year beginning in 2024 and ending in 2032, equal to the lesser of (A)              % percent of the Shares outstanding on the last day of the immediately preceding fiscal year and (B) such smaller number of Shares as determined by the Board or the Compensation and Compensation Committee of the Board. The Company may satisfy its obligations under any equity-based award granted under the Stock Incentive Plan by issuing new shares or Treasury shares.

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Shares subject to an equity award are counted only to the extent they are actually issued. Thus, awards that terminate by expiration, forfeiture, cancellation, or otherwise are settled in cash in lieu of shares, or exchanged for awards not involving shares, shall again be available for grant under the Stock Incentive Plan.

Any shares withheld to satisfy tax withholding obligations on awards issued under the Stock Incentive Plan, tendered to pay the exercise price of an award under the Stock Incentive Plan and shares repurchased on the open market with the proceeds of an option exercise will not be eligible to be again available for grant under the Stock Incentive Plan. Any substitute awards shall not be counted against the shares available for granting awards under the Stock Incentive Plan.

The number of shares that may be issued or subject to outstanding awards, the option price or grant price applicable to outstanding awards and other value determinations are subject to adjustment by the committee to reflect stock dividends, stock splits, reverse stock splits, spin-offs, and other corporate events or transactions, including without limitation distributions of stock or property other than normal cash dividends.

Non-employee directors can be granted any of the awards available under the Stock Incentive Plan except ISOs, which are only available for employees. The Board shall from time to time determine the nature and number of awards to be granted to non-employee directors. The aggregate value of all compensation granted or paid, as applicable, to a non-employee director with respect to any calendar year, including awards granted and cash fees paid by the Company to such non-employee director, will not exceed $500,000, calculating the value of any equity awards based on the grant date fair value of such equity awards for financial reporting purposes.

Administration

The Stock Incentive Plan will be administered by the committee appointed by the Board from among its members, provided that the full Board may act at any time as the committee. In the case of awards intended to qualify for the exemption from Section 16(b) of the Securities Exchange Act of 1934 that is available under Rule 16b-3, a subcommittee of the Board composed of at least two directors who are “outside directors” is responsible for administering the Stock Incentive Plan and has the final discretion, responsibility and authority to interpret the terms and intent of the Stock Incentive Plan and any related documentation, to determine eligibility for awards and the terms and conditions of awards, and to adopt rules, regulations, forms, instruments, and guidelines. The committee may delegate administrative duties and powers to one or more of its members or to one or more officers, agents, or advisers. The committee may also delegate to one or more officers the power to designate other employees (other than officers subject to Section 157(c) of the Delaware General Corporate Law) to be recipients of awards.

Eligibility

Employees, non-employee directors, consultants and independent contractors of the Company who are selected by the committee are eligible to participate in the Stock Incentive Plan.

Types of Awards

The Stock Incentive Plan provides that the committee may grant awards of various types. A description of each of the types of awards follows.

Stock Options

The committee may grant both incentive stock options (“ISOs”) and nonqualified stock options (“NQSOs”) under the Stock Incentive Plan. Eligibility for ISOs is limited to employees of the Company and its subsidiaries. The exercise price for options cannot be less than the fair market value of the Company’s Class A common stock as of the date of grant. The latest expiration date cannot be later than the tenth anniversary of the date of grant. Fair market value under the Stock Incentive Plan may be determined by reference to market prices on a particular trading day or on an average of trading days. The exercise price may be paid by means approved by the committee, which may include cash or check, the tendering of previously acquired Class A common stock, a reduction in shares issuable upon exercise which have a value at the time of exercise that is equal to the option price (a “net exercise”), to the extent permitted by applicable law, the proceeds of sale from a broker-assisted cashless exercise or any other legal consideration that the committee may deem appropriate on such basis as the committee may determine in accordance with the Stock Inventive Plan.

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Stock Appreciation Rights

The committee may grant stock appreciation rights (“SARs”) under the Stock Incentive Plan either alone or in tandem with stock options. The grant price of an SAR cannot be less than the fair market value of the Company’s Class A common stock as of the date of grant.

Restricted Stock and Restricted Stock Units

The committee may award restricted Class A common stock and restricted stock units. Restricted stock awards consist of shares of stock that are transferred to the participant subject to restrictions that may result in forfeiture if specified conditions are not satisfied. Restricted stock unit awards result in the transfer of shares of stock to the participant only after specified conditions are satisfied. A holder of restricted stock is treated as a current stockholder and is entitled to dividend and voting rights, whereas the holder of a restricted stock unit award may be entitled to dividend equivalents but otherwise is only treated as a stockholder with respect to the award when the shares of Class A common stock are delivered in the future. The committee will determine the restrictions and conditions applicable to each award of restricted stock or restricted stock units.

Performance-Based Restricted Shares and Performance-Based Restricted Share Units

Performance-based restricted shares and performance-based restricted share units may be granted under the Stock Incentive Plan. The performance cycle for each award will be determined by the committee and specify the performance goals that are to be achieved by the participant and a formula for determining the amount of any payment to be made.

In the case of performance-based restricted shares, during the period for which a substantial risk of forfeiture is to continue, the participant will not have any right to transfer any rights under the award, but the participant will have voting and other ownership rights (except for any rights to a liquidating distribution). Prior to payment of the award of performance-based restricted share units, the participant will not have any right to transfer any rights under the award or have any rights of ownership, including the right to vote.

For both performance-based restricted shares and performance-based restricted share units, the committee may on or after the grant date authorize the payment of dividend equivalents on the performance-based restricted shares or performance-based restricted share units in cash or securities with respect to any dividends or other distributions paid by the Company. Any dividend equivalents paid, or adjustments made with respect to the dividends paid in Common Stock will be subject to the same restrictions as the underlying award.

Following the completion of a performance cycle, the committee will determine whether the performance goals that have been chosen for a particular performance period have been met and calculate and determine the amount of the award earned for such performance cycle. Awards may be adjusted upwards or downwards in the sole discretion of the committee.

Cash-Based Awards

The committee may grant cash-based awards under the Stock Incentive Plan that specify the amount of cash to which the award pertains, the conditions under which the award will be vested and payable, and such other conditions as the committee may determine that are consistent with the terms of the Stock Incentive Plan.

Other Stock-Based Awards

The committee may grant equity-based or equity-related awards, referred to as “other stock-based awards,” other than options, SARs, restricted stock, restricted stock units, performance shares, or performance units. The terms and conditions of such other stock-based award shall be determined by the committee. Payment under any other stock-based award will be made in shares of Common Stock or cash, as determined by the committee.

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Termination of Employment

Except as otherwise provided in the award agreement or other written agreement between the participant and the Company, vesting of awards will cease upon termination of the participant’s continued service. Notwithstanding any other provision of the Stock Incentive Plan to the contrary, the committee may in its sole discretion determine the rights of participants with respect to awards upon termination of employment or service as a director.

Treatment of Awards Upon a Change in Control

In the event of a “change in control” of the Company, as defined in the Stock Incentive Plan, then unless otherwise provided in an award agreement, the committee may, in its sole discretion: (a) cancel awards for a cash payment equal to their fair value (as determined in the sole discretion of the committee), (b) provide for the issuance of replacement awards, (c) terminate options without providing accelerated vesting, (d) immediately vest the unvested portion of any award or (e) take any other action with respect to the awards the committee deems appropriate. The treatment of awards upon a change in control may vary among participants and types of awards in the committee’s sole discretion. Awards subject to performance goals shall be settled upon a “change in control” of the Company based upon the extent to which the performance goals underlying such awards have been achieved as determined in the sole discretion of the committee.

Amendment of Awards or Stock Incentive Plan

The committee may at any time alter, amend, modify, suspend, or terminate the Stock Incentive Plan or any outstanding award in whole or in part. No amendment of the Stock Incentive Plan will be made without stockholder approval if stockholder approval is required by law or stock exchange rule. No amendment may adversely affect the rights of any participant without his or her consent under an outstanding award, unless specifically provided for in the Stock Incentive Plan.

PRINCIPAL STOCKHOLDERS

The following table sets forth the number of shares of our Common Stock beneficially owned as of [*], 2023, by (i) those persons known by us to be owners of more than 5% of our common stock, (ii) each director, (iii) our Named Executive Officers and (iv) all of our executive officers and directors of as a group. Unless otherwise specified in the notes to this table, the address for each person is: c/o Healthy Choices Wellness Corp., 3800 North 28th Way, Hollywood, Florida 33020.

Title of Class	Beneficial Owners	Beneficial Ownership of Common Stock Before Offering			Beneficial Ownership of Common Stock After Offering (Assuming Exercise of Option to Purchase Additional Shares in Full)		Beneficial Ownership of Common Stock After Offering (Assuming No Exercise of Option to Purchase Additional Shares)
		Number of Shares	Percent		Number of Shares	Percent	Number of Shares	Percent
Directors and Executive Officers:
Common Stock	Jeffrey E. Holman		___	%
Common Stock	Christopher Santi		___	%
Common Stock	John Ollet		___	%
Common Stock	Gary Bodzin		___	%
Common Stock	Ben Myers		___	%
Common Stock	Michael Lerman		___	%
All directors and officers as a group (6 persons)
5% Stockholders:	Healthier Choices Management Corp.
Total:			100%

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CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The Company does not have any related party transactions to report.

We will adopt a written policy whereby the audit committee of our board of directors will review and approve or take such other action as it may deem appropriate with respect to transactions involving the Company and its subsidiaries, and in which any director, officer, greater than 5% stockholder of the Company or any other “related person” as defined in Item 404 has or will have a direct or indirect material interest. In determining whether to approve, disapprove or ratify a related party transaction, the audit committee will take into account, among other factors it deems appropriate, (i) whether the transaction is on terms no less favorable to the Company than terms that would have been reached with an unrelated third party, (ii) the extent of the interest of the related party in the transaction and (iii) the purpose and the potential benefits to the Company of the transaction.

SHARES ELIGIBLE FOR FUTURE SALE

Future sales of substantial amounts of our Class A common stock in the public market could adversely affect prevailing market prices. Furthermore, since only a limited number of shares will be available for sale shortly after the offering because of contractual and legal restrictions on resale described below, sales of substantial amounts of shares of our Class A common stock in the public market after the restrictions lapse could adversely affect the prevailing market price for shares of our common stock as well as our ability to raise equity capital in the future.

Upon completion of this offering, we will have                   shares of common stock outstanding (assuming the underwriters do not exercise their option to purchase additional shares). Subject to any restrictions under the lock-up agreements, other contractual restrictions on resale and the provisions of Rule 144 described below, all of the shares of Class A common stock to be sold in this offering will be freely tradable without restriction or further registration under the Securities Act.. For a period of 90 days following the Spin-Off (the “Lock Up Period”), our Class B stockholders will be restricted from selling, disposing of, or hedging any shares of our Class B common stock. Upon the expiration of the Lock Up Period, our Class B common stock will automatically convert into Class A common stock which will be freely tradable without restriction or further registration under the Securities Act.

Rule 144

In general, under Rule 144 as currently in effect, an affiliate would be entitled to sell within any three-month period a number of shares of common stock that does not exceed the greater of:

●	one percent of the number of shares of our Class A common stock then outstanding; or

●	the average weekly trading volume of our Class A common stock on the applicable stock exchange during the four calendar weeks preceding the filing of a notice on Form 144 with respect to such sale.

Sales under Rule 144 are also subject to certain holding period requirements, manner of sale provisions and notice requirements and to the availability of current public information about us.

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Employee Stock Awards under Stock Incentive Plan

In connection with the Distribution we anticipate, subject to the approval of our Compensation Committee, that we will issue under our Stock Incentive Plan restricted stock awards with respect to approximately million shares of our Class A common stock. In addition, we anticipate making other equity-based awards to our employees in the future. We currently expect to file a registration statement under the Securities Act to register shares to be issued under our Stock Incentive Plan, including the restricted stock that will be granted in connection with the Distribution. Shares covered by such registration statement, other than shares issued to affiliates, generally will be freely tradable without further registration under the Securities Act.

DESCRIPTION OF MATERIAL INDEBTEDNESS

We have entered into certain financing arrangements prior to the separation. Upon completion of the separation, we expect to have approximately $3 million of total debt outstanding in connection with the Greens Transaction. In this transaction, a subsidiary of the Company issued a secured promissory note (the “Greens Note”) in the principal amount of $3 million as a portion of the purchase price. The Greens Note has a five-year term, an interest rate of 6.0% per annum and is secured by the assets of the Greens’ business. The Greens Note will be guaranteed by the Company.

DESCRIPTION OF HCWC’S CAPITAL STOCK

HCWC’s certificate of incorporation and by-laws will be amended and restated prior to the separation. The following is a summary of the material terms of HCWC’s capital stock that will be contained in the amended and restated certificate of incorporation and by-laws. The summaries and descriptions below do not purport to be complete statements of the relevant provisions of the certificate of incorporation or by-laws to be in effect at the time of the distribution. The summary is qualified in its entirety by reference to these documents, which you must read (along with the applicable provisions of Delaware law) for complete information on HCWC’s capital stock as of the time of the distribution. The certificate of incorporation and by-laws to be in effect at the time of the distribution will be included as exhibits to HCWC’s registration statement on Form S-1, of which this prospectus forms a part.

General

HCWC’s authorized capital stock consists of 560,000,000 shares of common stock, par value $0.001 per share, and 40,000,000 shares of preferred stock, par value $0.001 per share, all of which shares of preferred stock are undesignated. HCWC’s board of directors may establish the rights and preferences of the preferred stock from time to time. Immediately following the distribution, HCWC expects that approximately 9.4 million shares of its common stock will be issued and outstanding and that 0 shares of preferred stock will be issued and outstanding.

Common Stock

The amended and restated certificate of incorporation authorizes two classes of common stock, the Class A common stock and the Class B common stock. The Class B common stock will not be listed on an exchange and will be subject to a 90-day lock-up period commencing upon the Distribution. Upon the expiration of the Lock Up Period, such shares of Class B common stock will automatically convert into shares of Class A common stock.

Each holder of HCWC Common Stock will be entitled to one vote for each share on all matters to be voted upon by the common stockholders, and there will be no cumulative voting rights. Subject to any preferential rights of any outstanding preferred stock, holders of HCWC common stock will be entitled to receive ratably the dividends, if any, as may be declared from time to time by its board of directors out of funds legally available for that purpose. If there is a liquidation, dissolution or winding up of HCWC, holders of its common stock would be entitled to ratable distribution of its assets remaining after the payment in full of liabilities and any preferential rights of any then outstanding preferred stock.

Holders of HCWC Common Stock will have no preemptive or conversion rights or other subscription rights, and there is no redemption or sinking fund provisions applicable to the common stock. After the distribution, all outstanding shares of HCWC common stock will be fully paid and non-assessable. The rights, preferences and privileges of the holders of HCWC common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that HCWC may designate and issue in the future.

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Preferred Stock

Under the terms of HCWC’s certificate of incorporation, its board of directors will be authorized, subject to limitations prescribed by the Delaware General Corporation Law (“DGCL”), and by its certificate of incorporation, to issue up to 40,000,000 shares of preferred stock in one or more series without further action by the holders of its common stock. HCWC’s board of directors will have the discretion, subject to limitations prescribed by the DGCL and by HCWC’s certificate of incorporation, to determine the rights, preferences, privileges, and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, of each series of preferred stock.

Pursuant to the securities purchase agreement for HCMC’s sale of its Series E Preferred Stock, the purchasers of the HCMC Series E Preferred Stock are also contractually required to purchase 13,250 shares of our Series A Convertible Preferred Stock (“Series A Preferred Stock”) of the Company in the same total investment amounts that each purchaser paid for the HCMC Series E Stock. The closing of the sale of the Series A Preferred Stock is expected to occur contemporaneous with the completion of the Spin-Off transaction. The purchase price is $1,000 per share of Series A Preferred Stock. The Conversion Price is initially $10.00 per share. On the 40th calendar day (“Reset Date”) after the effectiveness of the Spin-Off transaction, in the event the closing price of the Class A common stock on the Reset Date is less than $10.00 per share the conversion price will have a one-time reset to a price equal a 10% discount to the 5-day volume-weighted average price (“VWAP”) measured using the 5 trading days preceding the Reset Date. If a registration statement registering the Class A common stock issuable upon conversion of the Series A Preferred Stock is not effective on the Distribution Date, the holders may also elect have the conversion price of the Series A Preferred Stock reset to a price equal to a 10% discount to the 5-day VWAP measured using the 5 trading days immediately following the date the registration statement is declared effective by the SEC. In no instance will the conversion price be reset below $3.00 per share.

The holders of the Series A Preferred Stock shall have voting rights on as converted basis. The Series A Preferred Stock also have customary weighted average anti-dilution protection with respect to the conversion price. Upon any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary that is not a “fundamental transaction” (change of control merger, sale of substantially all of the Company’s assets or outstanding capital stock), the holders of Series A Preferred Stock shall be entitled to receive out of the assets, whether capital or surplus, of the Company an amount equal to $1,000 per share of Series A Preferred Stock. No holder can convert the Series A Preferred Stock into Class A common stock, to the extent it would result in the holder’s beneficial ownership being in excess of 9.99% of the outstanding Class A common stock.

Anti-Takeover Provisions

Certain provisions of Delaware law, the amended and restated certificate of incorporation, and the amended and restated bylaws, which are summarized below, may have the effect of delaying, deferring, or discouraging another person from acquiring control of HCWC. They are also designed, in part, to encourage persons seeking to acquire control of HCWC to negotiate first with the Board.

Classified Board of Directors

The amended and restated certificate of incorporation provides that the Board is divided into three classes, designated Class I, Class II and Class III. Each class will be an equal number of directors, as nearly as possible, consisting of one third of the total number of directors constituting the entire board of directors. The term of the initial Class I directors shall terminate on the date of the first annual meeting of stockholders following the effectiveness of the amended and restated certificate of incorporation, the term of the initial Class II directors shall terminate on the date of the second annual meeting of stockholders following the effectiveness of the amended and restated certificate of incorporation, and the term of the initial Class III directors shall terminate on the date of the third annual meeting of stockholders following the effectiveness of the amended and restated certificate of incorporation. At each annual meeting of stockholders, successors to the class of directors whose term expires at that annual meeting will be elected for a three-year term.

Removal of Directors

Subject to the special rights of the holders of one or more outstanding series of Preferred Stock to elect directors, the amended and restated certificate of incorporation provides that directors may be removed from office at any time, with or without cause, only by the affirmative vote of the holders of at least a majority of the voting power of all of the then outstanding shares of voting stock of HCWC entitled to vote at an election of directors.

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Board of Directors Vacancies

Subject to the special rights of the holders of one or more outstanding series of Preferred Stock to elect directors, and except as otherwise provided by law, the amended and restated certificate of incorporation authorizes only a majority of the remaining members of the Board (other than any directors elected by the separate vote of one or more outstanding series of Preferred Stock), even though less than a quorum, to fill vacant directorships, including newly created seats. In addition, the number of directors constituting the Board will be permitted to be set only by a resolution of the Board. These provisions would prevent a stockholder from increasing the size of the Board and then gaining control of the Board by filling the resulting vacancies with its own nominees. This will make it more difficult to change the composition of the Board and will promote continuity of management.

Stockholder Action; Special Meeting of Stockholders

The amended and restated bylaws provide that the HCWC stockholders may take any action required or permitted to be taken at an annual or special meeting of stockholders by written consent in lieu of a meeting. The amended and restated certificate of incorporation and amended and restated bylaws further provide that special meetings of HCWC stockholders may be called only by the chairman of the Board, the Chief Executive Officer of HCWC or the Board pursuant to a resolution adopted by a majority of Board, and may not be called by any other person, including HCWC stockholders.

Advance Notice Requirements for Stockholder Proposals and Director Nominations

The amended and restated bylaws provide that HCWC stockholders seeking to bring business before HCWC’s annual meeting of stockholders, or to nominate candidates for election as directors at HCWC’s annual or a special meeting of stockholders must provide timely notice of their intent in writing. To be timely, a stockholder’s notice must be received by the Secretary at HCWC’s principal executive offices (i) in the case of an annual meeting, not later than the close of business on the 90th day nor earlier than the close of business on the 120th day before the anniversary date of the immediately preceding annual meeting of stockholders (subject to certain exceptions), and (ii) in the case of a special meeting of stockholders called for the purpose of electing directors, not later than the close of business on the 10th day following the day on which public announcement of the date of the special meeting is first made by HCWC. The amended and restated bylaws also specify certain requirements as to the form and content of a stockholders’ meeting. These provisions may preclude HCWC stockholders from bringing matters before an annual meeting of stockholders or from making nominations for directors at an annual meeting of stockholders.

No Cumulative Voting

The DGCL provides that stockholders are not entitled to cumulate votes in the election of directors unless a corporation’s certificate of incorporation provides otherwise. The amended and restated certificate of incorporation does not provide for cumulative voting.

Amendment of Amended and Restated Certificate of Incorporation Provisions

Amendments to the provisions of the amended and restated certificate of incorporation related to preferred stock; the management of the business and for the conduct of the affairs of HCWC; special meetings; liabilities of directors of HCWC; restrictions on any business combination with any interested stockholder; indemnification of directors and officers of HCWC; and forum require the affirmative vote of the holders of at least sixty six and two-thirds percent (66 and 2/3%) of the total voting power of all the then outstanding shares of stock of HCWC entitled to vote thereon, voting together as a single class.

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Authorized but Unissued Capital Stock

HCWC’s authorized but unissued Common Stock and Preferred Stock are available for future issuances without stockholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved Common Stock and Preferred Stock could render more difficult or discourage an attempt to obtain control of HCWC by means of a proxy contest, tender offer, merger or otherwise.

Exclusive Forum

The amended and restated certificate of incorporation provides that, unless HCWC consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, if the Court of Chancery does not have jurisdiction, the federal district court for the District of Delaware or other state courts of the State of Delaware) and any appellate court thereof shall, to the fullest extent permitted by law, be the sole and exclusive forum for: (i) any derivative action, suit or proceeding (“Proceeding”) brought on behalf of HCWC; (ii) any Proceeding asserting a claim of breach of a fiduciary duty owed by any of HCWC’s directors, officers, or stockholders to HCWC or its stockholders; (iii) any Proceeding arising pursuant to any provision of the DGCL, amended and restated certificate of incorporation or the amended and restated bylaws; (iv) any Proceeding as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware; or (v) any Proceeding asserting a claim against HCWC or any current or former director, officer or stockholder governed by the internal affairs doctrine. This provision would not apply to suits brought to enforce any liability or duty created by apply to suits brought to enforce any liability or duty created by the Securities Act, the Exchange Act or any other claim for which the federal courts of the United States have exclusive jurisdiction. The amended and restated certificate of incorporation further provides that, unless HCWC consents in writing to the selection of an alternative forum, the federal district courts of the United States shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act. These provisions may have the effect of discouraging lawsuits against HCWC or its directors and officers.

Limitations on Liability and Indemnification of Directors and Officers

The amended and restated certificate of incorporation provides that no director of HCWC shall have any personal liability to HCWC or its stockholders for monetary damages for any breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL. Amendments to these provisions shall not adversely affect any right or protection of a director of HCWC in respect of any act or omission occurring prior to the time of such amendment.

The amended and restated certificate of incorporation further provides that HCWC indemnify directors and officers to the fullest extent permitted by law. HCWC is also expressly authorized to advance certain expenses (including, without limitation, attorneys’ fees) to its directors and officers and to maintain insurance, at its expense, to protect itself and/or any director, officer, employee or agent of HCWC against any expense, liability or loss, whether or not HCWC would have the power to indemnify such person against such expense, liability or loss under the DGCL.

In addition, HCWC entered into separate indemnification agreements with its directors and officers. These agreements, among other things, requires HCWC to indemnify its directors and officers for certain expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by a director or officer in any action or proceeding arising out of their services as one of HCWC’s directors or officers or any other company or enterprise to which the person provides services at HCWC’s request.

Dissenters’ Rights of Appraisal and Payment

Under the DGCL, with certain exceptions, our stockholders have appraisal rights in connection with a merger or consolidation of the Company. Pursuant to Section 262 of the DGCL, stockholders who properly demand and perfect appraisal rights in connection with such merger or consolidation will have the right to receive payment of the fair value of their shares as determined by the Delaware Court of Chancery.

Stockholders’ Derivative Actions

Under the DGCL, any of our stockholders may bring an action in the Company’s name to procure a judgment in its favor, also known as a derivative action; provided that the stockholder bringing the action is a holder of our shares at the time of the transaction to which the action relates.

Listing

We intended to apply applied to have our shares of Class A common stock listed on the NYSE American under the symbol “                        .”

UNDERWRITING

We are offering our shares described in this prospectus through the underwriters named below. Maxim Group LLC, or Maxim, is acting as representative of the underwriters. Subject to the terms and conditions stated in the underwriting agreement dated the date of this prospectus, the underwriter has agreed to purchase, and we have agreed to sell to the underwriter, the number of shares described in this prospectus.

Underwriter	Number of shares
Maxim Group LLC	400,000

The underwriters are offering the shares subject to their acceptance of the shares from us and subject to prior sale. The underwriting agreement provides that the obligations of the underwriters to pay for and accept delivery of the shares of our Class A common stock offered by this prospectus are subject to the approval of certain legal matters by their counsel and to certain other conditions. The underwriters are obligated to purchase all of such shares (other than those covered by the over-allotment options described below) if they purchase any of the shares.

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The underwriting agreement provides that the underwriter must buy all of the shares of Class A common stock being sold in this offering if it buys any of them. However, the underwriter is not required to take or pay for the shares of Class A common stock covered by the underwriter’s option to purchase additional shares of Class A common stock as described below.

Our shares are offered subject to a number of conditions, including:

● receipt and acceptance of our shares by the underwriter; and

● the underwriter’s right to reject orders in whole or in part.

We have been advised by Maxim that the underwriter intends to make a market in our Class A common stock but that it is not obligated to do so and may discontinue making a market at any time without notice.

In connection with this offering, the underwriter or securities dealers may distribute prospectuses electronically.

Option to Purchase Additional Shares of Class A common stock

We have granted the representative an option to buy up to an aggregate of up to an additional 60,000 shares of Class A common stock to cover over-allotments, if any. The representative has 45 days from the date of this prospectus to exercise this option. If the representative exercises this option, it will purchase additional shares of Class A common stock approximately in proportion to the amounts specified in the table above.

Underwriting Discount

Shares sold by the representative to the public will initially be offered at the initial offering price set forth on the cover of this prospectus. Any shares sold by the representative to securities dealers may be sold at a discount of up to $____ per share from the initial public offering price. The representative may offer the shares through one or more of their affiliates or selling agents. If all the shares are not sold at the initial public offering price, the representative may change the offering price and the other selling terms. Upon execution of the underwriting agreement, the representative will be obligated to purchase the shares at the prices and upon the terms stated therein.

The following table summarizes the public offering price, underwriting commissions and proceeds before expenses to us assuming both no exercise and full exercise of the underwriters’ option to purchase additional shares of Class A common stock.

	Per share	Total without Over-allotment Option	Total with Over-allotment Option
Public offering price
Underwriting discount
Proceeds, before expenses, to us

We have also agreed to reimburse the underwriter for its expenses in connection with this offering, including all reasonable fees and expenses of the underwriters’ legal counsel.

We estimate the total expenses of this offering which will be payable by us, excluding the underwriting discount and the underwriter’s expenses payable by us, will be approximately $______ million.

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Indemnification

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make because of any of those liabilities.

Stabilization, Short Positions and Penalty Bids

The representatives may engage in stabilizing transactions, short sales and purchases to cover positions created by short sales, and penalty bids or purchases for the purpose of pegging, fixing or maintaining the price of the Class A common stock, in accordance with Regulation M under the Exchange Act:

● Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

● A short position involves a sale by the underwriters of shares in excess of the number of shares the underwriters are obligated to purchase in the offering, which creates the syndicate short position. This short position may be either a covered short position or a naked short position. In a covered short position, the number of shares involved in the sales made by the underwriters in excess of the number of shares they are obligated to purchase is not greater than the number of shares that they may purchase by exercising their option to purchase additional shares. In a naked short position, the number of shares involved is greater than the number of shares in their option to purchase additional shares. The underwriters may close out any short position by either exercising their option to purchase additional shares and/or purchasing shares in the open market. In determining the source of shares to close out the short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through their option to purchase additional shares. A naked short position is more likely to be created if the underwriters are concerned that there could be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering.

● Syndicate covering transactions involve purchases of the Class A common stock in the open market after the distribution has been completed in order to cover syndicate short positions.

● Penalty bids permit the representatives to reclaim a selling concession from a syndicate member when the Class A common stock originally sold by the syndicate member is purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our Class A common stock or preventing or retarding a decline in the market price of the Class A common stock. As a result, the price of the Class A common stock may be higher than the price that might otherwise exist in the open market. These transactions may be effected on Nasdaq or otherwise and, if commenced, may be discontinued at any time.

Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Class A common stock. In addition, neither we nor any of the underwriters make any representation that the representatives will engage in these stabilizing transactions or that any transaction, once commenced, will not be discontinued without notice.

Electronic Distribution

A prospectus in electronic format may be made available on the Internet sites or through other online services maintained by one or more of the underwriters and/or selling group members participating in this offering, or by their affiliates. In those cases, prospective investors may view offering terms online and, depending upon the particular underwriter or selling group member, prospective investors may be allowed to place orders online. The underwriters may agree with us to allocate a specific number of shares for sale to online brokerage account holders. Any such allocation for online distributions will be made by the representatives on the same basis as other allocations.

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Other than the prospectus in electronic format, the information on any underwriter’s or selling group member’s web site and any information contained in any other web site maintained by an underwriter or selling group member is not part of the prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or any underwriter or selling group member in its capacity as underwriter or selling group member and should not be relied upon by investors.

Other Relationships

The underwriter and certain of its affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriter and certain of its affiliates have, from time to time, performed, and may in the future perform, various commercial and investment banking and financial advisory services for the issuer and its affiliates, for which they received or may in the future receive customary fees and expenses.

In the ordinary course of their various business activities, the underwriters and certain of their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of the issuer or its affiliates. If the underwriters or their affiliates have a lending relationship with us, they routinely hedge their credit exposure to us consistent with their customary risk management policies. The underwriters and their affiliates may hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities or the securities of our affiliates, including potentially the shares of Class A common stock offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the shares of Class A common stock offered hereby. The underwriters and certain of their affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such security

Selling Restrictions

This prospectus does not constitute an offer to sell to, or a solicitation of an offer to buy from, anyone in any country or jurisdiction (i) in which such an offer or solicitation is not authorized, (ii) in which any person making such offer or solicitation is not qualified to do so or (iii) in which any such offer or solicitation would otherwise be unlawful. No action has been taken that would, or is intended to, permit a public offer of the shares of Class A common stock or possession or distribution of this prospectus or any other offering or publicity material relating to the shares of Class A common stock in any country or jurisdiction (other than the United States) where any such action for that purpose is required. Accordingly, each underwriter has undertaken that it will not, directly or indirectly, offer or sell any shares of Class A common stock or have in its possession, distribute or publish any prospectus, form of application, advertisement or other document or information in any country or jurisdiction except under circumstances that will, to the best of its knowledge and belief, result in compliance with any applicable laws and regulations and all offers and sales of shares of Class A common stock by it will be made on the same terms.

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LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Cozen O’Connor, Miami, Florida. Ellenoff Grossman & Schole LLP, New York, NY, is acting as counsel to the underwriters.

EXPERTS

The combined carve-out financial statements as of December 31, 2022, and 2021 and for each of the two years in the period ended December 31, 2022, have been audited by Marcum LLP, an independent registered public accounting firm, as stated in their report, which report includes an emphasis of matter paragraph related to the carve-out basis of accounting. We have included our financial statements in this prospectus and elsewhere in the registration statement in reliance on the report of Marcum LLP, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We make periodic filings and other filings required to be filed by us as a reporting company under Sections 13 and 15(d) of the Exchange Act. The SEC maintains a website at http://www.sec.gov that contains the reports, proxy and information statements, and other information that issuers, such as us, file electronically with the SEC. Our website address is https://healthiercmc.com. Information contained on our website, however, is not, and should not be deemed to be, incorporated into this prospectus and you should not consider information contained on our website to be part of this prospectus. We have included our website address as an inactive textual reference only.

This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Forms of the documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement or documents incorporated by reference in the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s website, as provided above.

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F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and Board of Directors of

Healthy Choice Wellness Corp.

Opinion on the Financial Statements

We have audited the accompanying combined carve-out balance sheets of Healthy Choice Wellness Corp. (the “Company”) as of December 31, 2022 and 2021, the related combined carve-out statements of operations, changes in net parent’s investment and cash flows for each of the two years in the period ended December 31, 2022, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2022 and 2021, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2022, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Emphasis of Matter

As discussed in Note 1, the financial statements have been prepared on a “carve-out” basis from the financial statements of Healthier Choices Management Corp. to reflect the assets, liabilities, revenues and expenses of Healthy Choice Wellness Corp. as well as allocations deemed reasonable by management to present the results of operations, financial position and cash flows of Healthy Choice Wellness Corp. on a standalone basis and may not reflect Healthy Choice Wellness Corp. results of operations, financial position and cash flows had the Company operated as a standalone company during the periods presented. Our opinion is not modified with respect to this matter.

Marcum llp

We have served as the Company’s auditor since 2022.

New York, NY

April 7, 2023

F-2

HEALTHY CHOICE WELLNESS CORP.

COMBINED CARVE-OUT BALANCE SHEETS

	December 31, 2022	December 31, 2021
ASSETS
CURRENT ASSETS
Cash	$2,020,571	$356,373
Accounts receivable	55,230	28,347
Inventories	3,750,364	1,332,406
Prepaid expenses and vendor deposits	82,954	52,122
Other current assets	288,934	-
TOTAL CURRENT ASSETS	6,198,053	1,769,248

Property and equipment, net	3,035,847	172,502
Intangible assets, net	4,780,504	697,662
Goodwill	5,747,000	916,000
Right-of-use asset	10,604,935	3,423,123
Other assets (See Note 15)	2,787,331	1,446,136
TOTAL ASSETS	$33,153,670	$8,424,671

LIABILITIES AND NET PARENT’S INVESTMENT
CURRENT LIABILITIES
Accounts payable and accrued expenses	3,489,544	377,064
Contingent consideration	774,900	-
Contract liabilities	198,606	18,514
Current portion of loan payable	536,542	2,604
Operating lease liability, current	2,228,852	323,056
TOTAL CURRENT LIABILITIES	7,228,444	721,238

Loan payable, net of current portion	2,378,061	815
Operating lease liability, net of current	8,041,504	2,675,495
TOTAL LIABILITIES	17,648,009	3,397,548

COMMITMENTS AND CONTINGENCIES (SEE NOTE 16)

NET PARENT’S INVESTMENT	15,505,661	5,027,123

TOTAL LIABILITIES AND NET PARENT’S INVESTMENT	$33,153,670	$8,424,671

The accompanying notes are an integral part of these combined carve-out financial statements.

F-3

HEALTHY CHOICE WELLNESS CORP.

COMBINED CARVE-OUT STATEMENTS OF OPERATIONS

	For the Years Ended December 31,
	2022	2021

Sales, net	$29,009,640	$11,235,041

Cost of sales	18,926,175	7,187,701

Gross profit	10,083,465	4,047,340

Operating expenses	14,251,075	5,812,754

Loss from operations	(4,167,610)	(1,765,414)

Other income (expense)
Other income (expense), net	874,907	(25)
Interest expense, net	(29,992)	(47,165)
Total other income (expense), net	844,915	(47,190)

Loss before taxes	(3,322,695)	(1,812,604)

Income tax benefit (expense)	-	-

Net loss	$(3,322,695)	$(1,812,604)

The accompanying notes are an integral part of these combined carve-out financial statements.

F-4

HEALTHY CHOICE WELLNESS CORP.

STATEMENTS OF CHANGES IN NET PARENT’S INVESTMENT

	For the Years Ended December 31,
	2022	2021
Balance – January 1	$5,027,123	$4,781,527
Net transfer from parent	13,801,233	2,058,200
Net loss	(3,322,695)	(1,812,604)
Balance – December 31	$15,505,661	$5,027,123

The accompanying notes are an integral part of these combined carve-out financial statements.

F-5

HEALTHY CHOICE WELLNESS CORP.

COMBINED CARVE-OUT STATEMENTS OF CASH FLOWS

	For the Years Ended December 31,
	2022	2021
Cash flows from operating activities
Net loss	$(3,322,695)	$(1,812,604)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	1,003,325	458,208
Amortization of right-of-use asset	1,043,220	372,454
Write-down of obsolete and slow-moving inventory	1,499,938	644,101
Change in consideration	(333,100)	-
Write-off of intangible assets	53,958	-
Changes in operating assets and liabilities:
Accounts receivable	(26,883)	(14,776)
Inventories	(1,471,859)	(530,874)
Prepaid expenses and vendor deposits	(30,832)	227
Other current assets	(288,934)	-
Other assets	(1,341,195)	624,272
Accounts payable and accrued expenses	3,112,481	(293,385)
Contract liabilities	(313,257)	2,500
Lease liability	(953,227)	(302,119)
Net cash used in operating activities	(1,369,060)	(851,996)

Cash flows from investing activities
Payment for acquisition	(10,291,674)	(75,000)
Purchases of property and equipment	(387,485)	(53,438)
Net cash used in investing activities	(10,679,159)	(128,438)

Cash flows from financing activities
Principal payments on loan payable	(88,816)	(803,396)
Investment from parent company	13,801,233	2,058,200
Net cash provided by financing activities	13,712,417	1,254,804

Net increase in cash	1,664,198	274,370
Cash -beginning of period	356,373	82,003
Cash - end of period	$2,020,571	$356,373

Supplemental disclosure of cash flow information
Cash paid for income taxes	$-	$-
Cash paid for interest	$30,017	$47,171
Non-cash investing and financing activities
Leases acquired	$8,225,033	$-
Contingent consideration relating to acquisition	$1,108,000	$-
Issuance of promissory note in connection with acquisition	$3,000,000	$-

The accompanying notes are an integral part of these combined carve-out financial statements.

F-6

HEALTHY CHOICE WELLNESS CORP.

NOTES TO COMBINED CARVE-OUT FINANCIAL STATEMENTS

DECEMBER 31, 2022 AND 2021

Note 1. ORGANIZATION

Organization

Healthy Choice Wellness Corp. (the “Company”) is a Delaware corporation organized in September 2022. It is a wholly owned operating segment of Healthier Choices Management Corp (HCMC), a U.S. based holding company, which trades on the OTC Pink Sheets, specializing in providing consumers with healthier alternatives to everyday lifestyle choices.

Through its wholly owned subsidiaries, Healthy Choice Markets, Inc., Healthy Choice Markets 2, LLC, Healthy Choice Markets 3, LLC, and Healthy Choice Markets IV, LLC respectively, Healthy Choice Wellness Corp. operates:

●	Ada’s Natural Market, a natural and organic grocery store offering fresh produce, bulk foods, vitamins and supplements, packaged groceries, meat and seafood, deli, baked goods, dairy products, frozen foods, health & beauty products and natural household items.

●	Paradise Health & Nutrition’s three stores likewise offer fresh produce, bulk foods, vitamins and supplements, packaged groceries, meat and seafood, deli, baked goods, dairy products, frozen foods, health & beauty products and natural household items.

●	Mother Earth’s Storehouse, a two-store organic and health food and vitamin chain in New York’s Hudson Valley, which has been in existence for over 40 years.

●	Greens Natural Foods’ eight stores in New York and New Jersey, offering a selection of 100% organic produce and all-natural, non-GMO groceries & bulk foods; a wide selection of local products; an organic juice and smoothie bar; a fresh foods department, which offers fresh and healthy “grab & go” foods; a full selection of vitamins & supplements; as well as health and beauty products.

Through its wholly owned subsidiary, Healthy Choice Wellness, LLC, the Company operates:

●	Licensing agreements for Healthy Choice Wellness Centers located at the Casbah Spa and Salon in Fort Lauderdale, FL, Boston Direct Health in Boston, MA and Green Care Medical Services in Chicago, IL.

Through its wholly owned subsidiary, Healthy U Wholesale, Inc., the Company sells vitamins and supplements, as well as health, beauty and personal care products through The Vitamin Store, LLC.

Spin-Off

Parent company Healthier Choice Management Corp. (“HCMC’) is planning to spin off its grocery segment and wellness business into a new publicly traded company (hereinafter referred to as “NewCo”). NewCo will continue the path of growth in the health verticals started by HCMC and explore other growth opportunities that comport with HCMC’s healthier lifestyle mission. HCMC will retain its entire patent suite, the Q-Cup® brand, and continue to develop its patent suite through R&D as well as continuing its path of enforcing its patent rights against infringers and attempting to monetize said patents through licensing deals.

At the time of the Spin-Off, HCMC will distribute all the outstanding shares of Common Stock held by it on a pro rata basis to holders of HCMC’s common stock. Each share of HCMC’s common stock outstanding as the record date for the Spin-Off (the “Record Date”), will entitle the holder thereof to receive shares of Common Stock in NewCo. The distribution will be made in book-entry form by a distribution agent. Fractional shares of Common Stock will not be distributed in the Spin-Off and any fractional amounts will be rounded down.

Sourcing and Vendors

We source from multiple suppliers. These suppliers range from small independent businesses to multinational conglomerates. For the years ended December 31, 2022 and 2021, approximately 37% and 31% of our total purchases were from one vendor.

F-7

Note 2. GOING CONCERN AND LIQUIDITY

The accompanying combined carve-out financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“GAAP”), which contemplate continuation of the Company as a going concern and realization of assets and satisfaction of liabilities in the normal course of business and do not include any adjustments that might result from the outcome of any uncertainties related to our going concern assessment. The carrying amounts of assets and liabilities presented in the financial statements do not necessarily purport to represent realizable or settlement values.

The Company currently and historically has reported net losses and cash outflows from operations. As of December 31, 2022, cash totaled approximately $2.0 million. Additionally, for the year ended December 31, 2022, we reported a net loss of approximately $3.3 million.

The Company is actively seeking additional funds either through equity or debt financing, collaborative agreements or from other sources. Should we require additional funds, HCMC has committed to providing such funding to the Company. As a result, as of the date of the issuance of these combined carve-out financial statements, we believe our plans have alleviated substantial doubt about the Company’s ability to sustain operations for at least the next twelve months from the issuance of these combined carve-out financial statements.

Note 3. BASIS OF PRESENTATION AND SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying combined carve-out financial statements are prepared in accordance with generally accepted accounting principles in the United States of America (“U.S. GAAP”).

The Company has historically operated as part of Healthier Choices Management Corp. and not as a standalone company. Financial statements representing the historical operations of HCMC’s grocery segment have been derived from HCMC’s historical accounting records and are presented on a carve-out basis. All revenues and costs as well as assets and liabilities directly associated with the business activity of the Company are included in the financial statements. The financial statements also include allocations of certain general, administrative, sales and marketing expenses from HCMC. However, amounts recognized by the Company are not necessarily representative of the amounts that would have been reflected in the financial statements had the Company operated independently of HCMC. Related-party allocations are discussed further in Note 14.

Principles of Combination

The combined carve-out financial statements include the accounts of the Company and its wholly-owned subsidiaries, Healthy Choice Markets, Inc. (“Ada’s Natural Market”), Healthy Choice Markets 2, LLC (“Paradise Health and Nutrition”), Healthy Choice Markets 3, LLC (“Mother Earth’s Storehouse”), Healthy Choices Markets 3 Real Estate LLC, Healthy Choice Markets IV, LLC (Green’s Natural Foods), Healthy Choice Wellness, LLC, and Healthy U Wholesale, Inc (“The Vitamin Store, LLC”). All intercompany accounts and transactions have been eliminated in combination.

Net Parent’s Investment

The combined carve-out financial statements were derived from the consolidated financial statements of HCMC on a carve-out basis. The financial statements also include allocations of certain general, administrative, legal, and marketing expenses from HCMC. The primary components of the net parent’s investment are intercompany balances other than related party payables, the allocation of shared costs, and funding received to cover any shortfall on operating cash requirements. Balances between HCMC and the Company that were not historically cash settled are included in net parent investment. Net parent’s investment represents the cumulative investment by HCMC in the Company through the dates presented.

F-8

Use of Estimates in the Preparation of the Financial Statements

The preparation of combined carve-out financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the combined carve-out financial statements, and the reported amounts of net revenue and expenses during the reporting periods. Actual results could differ from those estimates. These estimates and assumptions include allocation of corporate general expenses, allowances, deferred taxes and related valuation allowances, and the valuation of the assets and liabilities acquired in business combinations. Certain of management’s estimates could be affected by external conditions, including those unique to our industry, and general economic conditions. It is possible that these external factors could have an effect on our estimates that could cause actual results to differ from our estimates. The Company re-evaluates all of its accounting estimates at least quarterly based on these conditions and records adjustments when necessary.

Revenue Recognition

Revenues from product sales and services rendered, net of promotional discounts, manufacturer coupons and rebates, return allowances, and sales and consumption taxes, are recorded when products are delivered, title passes to customers and collection is likely to occur. Title passes to customers at the point of sale for retail and upon delivery of products for wholesale. Return allowances, which reduce revenue, are estimated using historical experience.

The Company recognizes revenue in accordance with the following five-step model:

●	identify arrangements with customers;
●	identify performance obligations;
●	determine transaction price;
●	allocate transaction price to the separate performance obligations in the arrangement, if more than one exists; and
●	recognize revenue as performance obligations are satisfied.

Shipping and Handling

Shipping charges billed to customers are included in net sales and the related shipping and handling costs are included in cost of sales. For the years ended December 31, 2022 and 2021, shipping and handling costs of approximately $91,000 and $39,000, were included in cost of sales, respectively.

Cash and Cash Equivalents

The Company considers all highly liquid instruments with an original maturity of three months or less, when purchased, to be cash and cash equivalents. The majority of the Company’s cash are concentrated in several large financial institutions, which is in excess of Federal Deposit Insurance Corporation (FDIC) coverage. The Company has not experienced any losses in such accounts. The Company did not have any cash equivalents as of December 31, 2022 and 2021.

A summary of the financial institutions that had a cash and cash equivalents in excess of FDIC limits of $250,000 on December 31, 2022 and 2021 is presented below:

	December 31, 2022	December 31, 2021
Total cash in excess of FDIC limits	$949,677	$-

F-9

Accounts Receivable, Contract Assets and Contract Liabilities

Accounts receivables are claims to consideration which are unconditional; meaning no performance obligations remain for the Company and only the passage of time is necessary before collection. Contract assets are distinguished from accounts receivable as performance obligations remain before claims to consideration become unconditional. By nature of the Company’s operations, contract assets are typically not recognized. Contract liabilities are recorded when customers transfer consideration in advance of delivery of products or services, which the Company records for gift cards and loyalty reward programs. When one party to an arrangement performs before the other(s), the Company records an account receivable, contract asset or contract liability.

The majority of arrangements with customers contain one performance obligation: to provide a distinct set of products or services. Most performance obligations are satisfied simultaneously as the Company exchanges products or services for customer payment. Exceptions include gift cards and loyalty rewards, for which the Company has a performance obligation to deliver products or services at a future date. As gift cards are purchased and loyalty points earned, contract liabilities are recorded until the performance obligations are satisfied through delivery of products or services or breakage based on gift card and loyalty reward program term limits.

The Company’s breakage policy is twenty-four months for gift cards and twelve months for loyalty rewards. Loyalty rewards are earned at five percent on qualifying purchases and the reward functions as an allocation of transaction price from the period earned by the customer to the period the performance obligation is satisfied by the Company. As such, all contract liabilities are expected to be recognized within a twenty-four month period.

Accounts receivable balance represents credit sales, sales on account and billing to vendors for advertising vendors’ products in our stores. Concentration of accounts receivable consist of the following:

	December 31, 2022	December 31, 2021

Customer A	17%	0%
Customer B	-	12%
Customer C	6%	30%

Other Current Assets

Other current assets are the non-trade related assets that the Company owns, benefits from, or uses to generate income that can be converted into cash within one business cycle. Included in “Other current assets” on our combined carve-out balance sheets are amounts primarily related to other receivables or non-trade receivable from other companies.

Inventories

Inventories are measured at the lower of cost and net realizable value using the average cost method. If the cost of the inventories exceeds their net realizable value, adjustments are recorded to write down excess inventory to their net realizable value. The Company’s inventories consist primarily of merchandise available for resale, such as vitamins, fresh produce, perishable grocery items and non-perishable consumable goods.

Property, Plant, and Equipment

Property, plant, and equipment are stated at cost less accumulated depreciation. Depreciation is calculated using the straight-line method over the expected useful life of the respective asset, after the asset is placed in service. Revenue earning property, plant, and equipment includes signage, furniture and fixtures, building, computer hardware, appliance, cooler, displays with useful lives range from two to seven years. Leasehold improvements are amortized over the shorter of the life of the asset or the term of the lease.

Identifiable Intangible Assets and Goodwill

Identifiable intangible assets are recorded at cost, or when acquired as part of a business acquisition, at estimated fair value. Certain identifiable intangible assets are amortized over 4 to 10 years. Similar to tangible personal property and equipment, the Company periodically evaluates identifiable intangible assets for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. Indefinite-lived intangible assets, such as goodwill are not amortized.

F-10

Impairment of Long-Lived Assets

The Company reviews all long-lived assets such as property and equipment and amortized intangible assets for impairment whenever events or changes in circumstances indicate that the carrying value of the asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to the estimated future cash flows expected to be generated by the asset or asset group. Impairment is measured by the amount by which the carrying value of the asset(s) exceeds their fair value. There were no triggering events that would indicate impairment of long-lived assets at December 31, 2022.

Goodwill

The Company assesses the carrying amounts of goodwill for recoverability on at least an annual basis or when events or changes in circumstances indicate evidence of potential impairment exists, using a fair value based test. Application of the goodwill impairment test requires significant judgments including estimation of future cash flows, which is dependent on internal forecasts, estimation of the long-term rate of growth for the businesses, and the useful life over which cash flows will occur. Changes in these estimates and assumptions could materially affect the determination of fair value and/or conclusions on goodwill impairment for the Company. Our annual impairment test is conducted on September 30 of each year or more often if deemed necessary. As part of management’s qualitative analysis at December 31, 2022 management determines whether any triggering events have occurred since the annual test date of September 30, 2022, which would indicate an impairment. Management determined no triggering events had occurred through December 31, 2022.

Advertising

The Company expenses advertising costs as incurred. For the years ended December 31, 2022 and 2021, the company incurred advertising expenses of approximately $145,000 and $39,000, respectively.

401(k) retirement savings plan

The Company’s employees are offered a 401(k) retirement savings plan that is administered under HCMC with discretionary contribution matching opportunities. 401K employer expense amounted to $25,000 and $7,000 for years ended December 31, 2022 and 2021, respectively.

Income Taxes

Historically, the Company’s income taxes were included in HCMC’s consolidated return. For the purposes of the combined carve-out financial statements, the income taxes for the Company have been presented on a separate return basis, under which a new stand-alone set of deferred tax assets and liabilities is created based on the financial statement accounts of the carveout.

The Company uses the asset and liability method of accounting for income taxes in accordance with ASC 740, “Income Taxes” (“ASC 740”). Under this method, income tax expense is recognized as the amount of: (i) taxes payable or refundable for the current year and (ii) future tax consequences attributable to differences between financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the results of operations in the period that includes the enactment date. A valuation allowance is provided to reduce the deferred tax assets reported if based on the weight of available evidence it is more likely than not that some portion or all of the deferred tax assets will not be realized.

ASC 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of December 31, 2022 or December 31, 2021. The Company had no uncertain tax positions as of December 31, 2022, and 2021.

F-11

Leases

Operating lease liabilities are recognized at the lease commencement date based on the present value of the fixed lease payments using the Company’s incremental borrowing rates. Related operating ROU assets are recognized based on the initial present value of the fixed lease payments, reduced by contributions from landlords, plus any prepaid rent and direct costs from executing the leases. Leases with an initial term of 12 months or less are not recorded on the balance sheet. The Company recognizes lease expense for these leases on a straight-line basis over the lease term. Variable lease payments are recognized as lease expense as they are incurred.

The Company did not have finance leases for the years ended December 31, 2022 and 2021. If the Company enters into a finance lease in the future, it will be accounted for in accordance with ASC Topic 842.

Fair Value Measurements

The fair value framework under FASB’s guidance requires the categorization of assets and liabilities into three levels based upon the assumptions used to measure the assets or liabilities. Level 1 provides the most reliable measure of fair value, whereas Level 3, if applicable, would generally require significant management judgment. The three levels for categorizing assets and liabilities under the fair value measurement requirements are as follows:

●	Level 1: Fair value measurement of the asset or liability using observable inputs such as quoted prices in active markets for identical assets or liabilities;

●	Level 2: Fair value measurement of the asset or liability using inputs other than quoted prices that are observable for the applicable asset or liability, either directly or indirectly, such as quoted prices for similar (as opposed to identical) assets or liabilities in active markets and quoted prices for identical or similar assets or liabilities in markets that are not active; and

●	Level 3: Fair value measurement of the asset or liability using unobservable inputs that reflect the Company’s own assumptions regarding the applicable asset or liability.

Nonfinancial assets such as goodwill, other intangible assets, and long-lived assets held and used are measured at fair value when there is an indicator of impairment and recorded at fair value when impairment is recognized or for a business combination.

Business Combination

The Company applies the provisions of ASC Topic 805, Business Combinations (“ASC 805”) in the accounting for acquisitions of businesses. ASC 805 requires the Company to use the acquisition method of accounting by recognizing the identifiable tangible and intangible assets acquired and liabilities assumed and measured at their acquisition date fair values. Goodwill as of the acquisition date is measured as the excess of consideration transferred over the aforementioned amounts. Acquisition-related expenses were expensed as incurred and recorded in selling, general and administrative expenses in the combined carve-out statements of operations

Reclassifications

Certain prior year amounts have been reclassified for consistency with the current year presentation. The increase in net parent investment for corporate overhead in the amount of $ 1,021,413 was originally presented in cash used in operating activity in year ended December 31, 2021, it was reclassified to cash provided by financing activity in statement of cash flow. These reclassifications had no effect on the reported results of operations

Recent Accounting Pronouncements

Public companies in the United States are subject to the accounting and reporting requirements of various authorities, including the Financial Accounting Standards Board (“FASB”) and the Securities and Exchange Commission (“SEC”). These authorities issue numerous pronouncements, most of which are not applicable to the Company’s current or reasonably foreseeable operating structure.

There were no accounting pronouncements issued in the year or with future effective dates that are either applicable nor are expected to have a material impact on the Company’s Combined Carve-Out Financial Statements.

F-12

Note 4. DISAGGREGATION OF REVENUES

When the Company prepares its internal management reporting to evaluate business performance, we disaggregate revenue into the following categories that depict how the nature, amount, timing and uncertainty of revenue and cash flows are affected by economic factors.

	December 31, 2022	December 31, 2021
Retail Grocery	$25,867,061	$9,923,138
Food service/restaurant	3,126,709	1,202,121
Online/eCommerce	15,870	93,600
Wholesale Grocery	-	16,182
Total revenue	$29,009,640	$11,235,041

Note 5. ACCOUNTS RECEIVABLE

Accounts receivable is mainly related to COOP billing from each Healthy Choice Wellness Corp entity. Healthy Choice Wellness Corp bills its vendors for advertising vendors’ products in our sales channels. The Company’s accounts receivable totaled approximately $55,000 and $28,000 at December 31, 2022 and 2021, respectively.

Note 6. INVENTORIES

Inventories are measured at the lower of cost and net realizable value using the average cost method. If the cost of the inventories exceeds their market value, adjustments are recorded to write down excess inventory to its net realizable value. The Company, as a result of its physical inventory observations recorded the write down of inventories amounting to approximately $1.5 million and $0.6 million for the years ended December 31, 2022 and 2021, respectively. The Company’s inventories consist primarily of merchandise available for resale.

Note 7. PROPERTY, PLANT, AND EQUIPMENT

Property, plant, and equipment consist of the following:

	December 31, 2022	December 31, 2021
Displays	$312,146	$305,558
Furniture and fixtures	469,338	71,600
Leasehold improvements	1,910,719	112,503
Computer hardware & equipment	114,525	84,887
Building	575,000	-
Other	579,547	243,257
	3,961,275	817,805
Less: accumulated depreciation and amortization	(925,428)	(645,303)
Total property and equipment	$3,035,847	$172,502

The Company incurred approximately $280,000 and $108,000 depreciation expense for the years ended December 31, 2022 and 2021, respectively.

F-13

Note 8. GOODWILL

The Company’s goodwill relates to the acquisition of Paradise Health and Nutrition, The Vitamin Store, Mother Earth’s Storehouse and Green’s Natural Foods. The following table summarizes the changes in goodwill for the years ended December 31, 2022 and 2021:

	Healthy Choice Markets 2, LLC	The Vitamin Store, LLC	Healthy Choice Markets 3, LLC	Healthy Choice Markets IV, LLC	Total
January 1, 2021	$477,000	$439,000	$-	$-	$916,000
Addition	-	-	-	-	-
Impairment	-	-	-	-	-
December 31, 2021	477,000	439,000	-	-	916,000
Addition	-	-	1,741,000	3,090,000	4,831,000
Impairment	-	-	-	-	-
December 31, 2022	$477,000	$439,000	$1,741,000	$3,090,000	$5,747,000

Note 9. INTANGIBLE ASSETS, NET

At December 31, 2022 and 2021, intangible assets consist of the following:

December 31, 2022	Useful Lives (Years)	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount
Trade names	8-10 years	$2,569,000	(725,724)	$1,843,276
Customer relationships	4-6 years	2,669,000	(1,033,306)	1,635,694
Non-compete	4-5 years	1,602,000	(300,467)	1,301,533
Intangible assets, net		$6,840,000	$(2,059,496)	$4,780,504

December 31, 2021	Useful Lives (Years)	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount
Trade names	8-10 years	$923,000	(536,661)	$386,339
Customer relationships	4-5 years	883,000	(685,823)	197,177
Non-compete	4 -5 years	238,000	(133,646)	104,354
Website	4 years	10,000	(208)	9,792
Intangible assets, net		$2,054,000	$(1,356,338)	$697,662

Future annual estimated amortization expense is as follows:

For the years ending December 31,
2023	$883,891
2024	883,891
2025	878,391
2026	801,355
2027	662,550
Thereafter	670,426
Total	$4,780,504

Intangible assets are amortized on a straight-line basis over their estimated useful lives. Amortization expense was approximately $723,000 and $351,000 for the years ended December 31, 2022 and 2021, respectively.

F-14

Note 10. ACQUISITIONS

The purchase method of accounting in accordance with ASC 805, Business Combinations, was applied for the Mother Earth’s Storehouse and Green’s Natural Foods acquisitions. This requires the total cost of an acquisition to be allocated to the tangible and identifiable intangible assets acquired and liabilities assumed based on their respective fair values at the date of acquisition with the excess cost accounted for as goodwill. Goodwill arising from the acquisition is attributable to expected operational synergies from combining the operations of the acquired business with those of the Company. Acquisition costs are expensed as incurred and recorded in selling, general and administrative expenses in the combined carve-out statements of operations.

Mother Earth’s Storehouse

On February 9, 2022, the Company through its wholly owned subsidiary, Healthy Choice Markets 3, LLC, entered into an Asset Purchase Agreement with Mother Earth’s Storehouse Inc. (“HCM3”) and its shareholders. Pursuant to the Purchase Agreement, HCM3 acquired certain assets and assumed certain liabilities related to Mother Earth’s grocery stores in Kingston and Saugerties, New York. The Company intends to continue to operate the grocery stores under their existing name. The cash purchase price under the Asset Purchase Agreement was $4,472,500, with an additional $677,500 paid for inventory at closing. In addition, the Company assumed a lease obligation for the Kingston, NY store and entered into an employment agreement with the store manager.

The following table summarizes the purchase price allocation based on fair values of the net assets acquired at the acquisition date:

Purchase Consideration
Cash consideration paid	$5,150,000

Purchase price allocation
Inventory	805,000
Property, plant, and equipment	1,278,000
Intangible assets	1,609,000
Right of use asset - operating lease	1,797,000
Other liabilities	(283,000)
Operating lease liability	(1,797,000)
Goodwill	1,741,000
Net assets acquired	$5,150,000

Finite-lived intangible assets
Trade Names (8 years)	$513,000
Customer Relationships (6 years)	683,000
Non-Compete Agreement (5 years)	413,000
Total intangible assets	$1,609,000

The acquisition is structured as asset purchase in a business combination, and goodwill is tax-deductible, and amortizable over 15 years for tax purpose.

The results of operations of Mother’s Earth have been included in the combined carve-out statements of operations as of the effective date of operations.

Revenue and net income for Year ended December 31, 2022 were $11.9 million and $0.30 million, respectively. Acquisition-related expenses are expensed as incurred. They were recorded in selling, general and administrative expenses in the combined carve-out statements of operations, and were $157,000 for the year ended December 31, 2022. They primarily related to legal and other professional fees.

F-15

Green’s Natural Foods

On October 14, 2022, the Company through its wholly owned subsidiary, Healthy Choice Markets IV, LLC, entered into an Asset Purchase Agreement (the “Purchase Agreement”) with Dean’s Natural Food Market of Shrewsbury, Inc., a New Jersey corporation, Green’s Natural Foods, Inc., a Delaware corporation, Dean’s Natural Food Market of Chester, LLC, a New Jersey limited liability company, Dean’s Natural Food Market of Basking Ridge, LLC, a New Jersey limited liability company, and Dean’s Natural Food Market, Inc., a New Jersey corporation (collectively, the “Sellers”), and shareholders of the Sellers. Pursuant to the Purchase Agreement, the Company acquired certain assets and assumed certain liabilities of an organic and natural health food and vitamin chain with eight store locations in New York and northern and central New Jersey (the “Stores”).

The cash purchase price under the Asset Purchase Agreement was $5,142,000, with $3,000,000 seller financing in the form of promissory note. In addition, the seller is entitled to a contingent earn-out based on a certain revenue threshold within the one year period of the closing.

The Company recorded $1,108,000 of contingent consideration based on the estimated financial performance for the one year following closing. The contingent considerations was discounted at an interest rate of 3.8%, which represents the Company’s weighted average discount rate. Contingent consideration related to the acquisitions, is recorded at fair value (level 3) with changes in fair value recorded in other expense (income), net.

The following table summarizes the change in fair value of contingent consideration from acquisition date to December 31, 2022:

Fair Market Value-Level 3
Balance as of October 14, 2022	$1,108,000
Remeasurement	(333,100)
Balance as of December 31, 2022	$774,900

The following table summarizes the purchase price allocation based on fair values of the net assets acquired at the acquisition date:

Purchase Consideration
Cash consideration paid	$5,142,000
Promissory note	3,000,000
Contingent consideration issued to Green’s Natural seller	1,108,000
Total Purchase Consideration	$9,250,000

Purchase price allocation
Inventory	$1,642,000
Property and equipment	1,478,000
Intangible assets	3,251,000
Right of use asset - Operating lease	6,427,000
Other liabilities	(211,000)
Operating lease liability	(6,427,000)
Goodwill	3,090,000
Net assets acquired	$9,250,000

Finite-lived intangible assets
Trade Names (8 years)	$1,133,000
Customer Relationships (6 years)	1,103,000
Non-Compete Agreement (5 years)	1,015,000
Total intangible assets	$3,251,000

F-16

The acquisition is structured as asset purchase in a business combination, and goodwill is tax-deductible, and amortizable over 15 years for tax purpose.

Revenue and net loss for year ended December 31, 2022 were $6.3 million and $0.05 million, respectively, from the date of acquisition through December 31, 2022. Acquisition-related expenses are expensed as incurred. They were recorded in selling, general and administrative expenses and were $906,000 for the year ended December 31, 2022. They primarily related to legal and other professional fees.

Revenue and Earnings

The following unaudited pro forma summary presents combined information of the Company, including Mother Earth’s Storehouse and Green’s Natural Foods, as if the business combinations had occurred on January 1, 2021, the earliest period presented herein:

	December 31,
	2022	2021
Sales	$54,846,023	$60,773,310
Net loss	(790,119)	1,803,584

The pro forma financial information includes adjustments that are directly attributable to the business combinations and are factually supportable. The pro forma adjustments include incremental amortization of intangible and remove non-recurring transaction costs directly associated with the acquisitions, such as legal and other professional service fees. The pro forma data gives effects to actual operating results prior to the acquisition. These pro forma amounts do not purport to be indicative of the results that would have actually been obtained if the acquisitions occurred as of the beginning of each period presented or that may be obtained in future periods. For the year ended December 31, 2022, the pro forma financial information excludes $1,063,000 of non-recurring acquisition-related expenses.

Acquisition of EIR Hydration

On November 30, 2021, the Company, through its wholly owned subsidiary, Healthy Choice Wellness, LLC, acquired EIR Hydration, an IV therapy center located in Roslyn Heights, NY. The cost of the transaction was $75,000 and it was treated as an asset purchase. The Company closed Roslyn Heights, NY wellness center in December 2022, and wrote off remaining book value of intangible assets in the amount of $54,000.

Note 11. CONTRACT LIABILITIES

The Company’s contract liabilities consist of customer deposits, gift cards and loyalty rewards, for which the Company has a performance obligation to deliver products when customers redeem balances or terms expire through breakage.

A summary of the contract liabilities activity for the years ended December 31, 2022 and 2021 is presented below:

	Year ended December 31,
	2022	2021
Beginning balance as of January1,	$23,178	$16,014
Issued	859,383	24,733
Redeemed	(628,012)	(21,764)
Breakage recognized	(55,943)	(469)
Ending balance as of December 31,	$198,606	$18,514

F-17

Note 12. ACCOUNTS PAYABLE AND ACCRUED EXPENSES

At December 31, 2022 and 2021, accounts payable and accrued expenses consisted of:

	December 31, 2022	December 31, 2021

Trade creditors	$3,118,757	$324,890
Accrued expenses	370,787	52,174
Total	$3,489,544	$377,064

Note 13. DEBT

The following table provides a breakdown of the Company’s debt as of December 31, 2022 and 2021:

	December 31,
	2022	2021
Promissory note	$2,913,788	$-
Other debt	815	3,419
Total debt	$2,914,603	$3,419
Current portion of long-term debt	(536,542)	(2,604)
Long-term debt	$2,378,061	$-

Promissory Note

In connection with the Green’s Natural Foods acquisition, on October 14, 2022, the Company issued a secured promissory note (the “Greens Note”) in the principal amount of $3,000,000 as a portion of the purchase price. The Greens Note has a five-year term, an interest rate of 6.0% per annum and is secured by the assets of the Green’s Natural Foods.

The Company may, at its option, at any time or from time to time prepay the outstanding principal amount or any accrued but unpaid interest, in each case in whole or in part, without penalty or premium, provided that any such prepayment of any outstanding amount of principal shall be accompanied by the payment of all accrued but unpaid interest on the amount of principal being prepaid, plus any costs and fees incurred.

Note 14. LEASES

The Company has various lease agreements with terms up to 20 years. All the leases are classified as operating leases.

Maturity of lease liabilities under our non-cancellable operating leases as of December 31, 2022 were as follows:

Payments due by period
2023	$2,572,637
2024	1,995,148
2025	1,688,859
2026	1,504,408
2027	1,177,509
Thereafter	2,934,184
Total undiscounted operating lease payments	$11,872,747
Less: Imputed interest	(1,602,391)
Present value of operating lease liabilities	$10,270,356

The following table summarizes the Company’s operating leases:

Balance Sheet Classification	December 31, 2022	December 31, 2021
Right of use asset	$10,604,935	$3,423,123

Operating lease liability, current	$2,228,852	$323,056
Operating lease liability, net of current	8,041,504	2,675,495
Total operating lease liabilities	$10,270,356	$2,998,551

F-18

The amortization of the right-of-use asset of $1,043,220 and $372,454 were included in operating cash flows for the years ended December 31, 2022 and 2021, respectively.

Other information	December 31, 2022	December 31, 2021
Weighted-average remaining lease term for operating leases	6 years	10 years
Weighted-average discount rate for operating leases	3.83%	4.75%

Rent expense for the years ended December 31, 2022 and 2021 was approximately $1.4 million and $0.6 million respectively. It is included in operating expenses in the accompanying combined carve-out statements of operations.

The components of lease expenses for the year ended December 31, 2022 and 2021 were as follows:

	December 31, 2022	December 31, 2021
Operating lease cost	$759,207	$372,454
Variable lease cost	355,924	216,073
Short-term lease cost	284,013	-
Total rent expense	$1,399,144	$588,527

The aggregate cash payments under the leasing arrangement were approximately $953,000 and $302,000 for the years ended December 31, 2022 and 2021, respectively, and the payments were included in operating cash flows.

Note 15. RELATED PARTY TRANSACTIONS

The Company has not historically operated as a separate company and has various relationships with HCMC whereby HCMC provides services to the Company as noted below. Related party transactions include allocation of general corporate expenses and advances from parent.

Allocation of General Corporate Expenses

HCMC provides human resources, accounting, payroll processing, legal and other managerial services to the Company. The accompanying combined carve-out financial statements include allocations of these expenses.

Management adopted a proportional cost allocation method to allocate HCMC expenses to the Company. The allocation method calculates the appropriate share of overhead costs to the Company based on management’s estimate that the sum of management time and resources spent managing the Company is approximately equal to the amount of time and resources spent managing HCMC and its subsidiaries. As a result, 50% of HCMC overhead on a weighted average basis, was allocated to the Company based on the fact that management spent equal amount of time to manage HCMC and the Company. The Company believes the allocation methodology used is reasonable and has been consistently applied, and results in an appropriate allocation of costs incurred. However, these allocations may not be indicative of the cost had the Company been a stand-alone entity or of future services. HCMC allocated $3.4 million and $1.5 million for the years ended December 31, 2022 and 2021, respectively. Such amounts will not be cash settled and are included in the Net Parent’s Investment.

Investment by Parent

The Company received approximately $13.8 million and $2.1 million funding from HCMC to cover any shortfalls on operating cash requirements for the years ended December 31, 2022 and 2021, respectively. The net operating expenses of $2.8 million incurred by HCMC on behalf of the Company, and $11.0 million cash advance attributable to the Mother Earth’s Storehouse acquisition and Green’s Natural Foods acquisition for year ended December 31, 2022 were included in the Net Parent’s Investment. For year ended December 31, 2021, $1.5 million operating expenses incurred by HCMC on behalf of the Company, $0.08 million attributable to EIR Hydration acquisition and $0.5 million term loan payment paid by HCMC on behalf of the Company were included in the Net Parents Investment.

F-19

Intercompany Receivable and Payable

There is no intercompany agreement between Healthy Choice Wellness Corp and HCMC. Management has determined those intercompany receivables and payables will be settled within twelve months after the balance sheet date. As a result, Healthy Choice Wellness Corp’s intercompany balances are reflected as “due to” or “due from” accounts, and presented in other assets in the financial statements. The Company had a net receivable balance of $2.3 million and $1.4 million from HCMC for the years ended December 31, 2022 and 2021, respectively.

Note 16. COMMITMENTS AND CONTINGENCIES

Legal Proceedings

From time to time the Company may be involved in various claims and legal actions arising in the ordinary course of our business. In the opinion of management, such litigation will not have a material effects in the Company’s combined carve-out financial statements.

COVID-19 Management Update

The global outbreak of COVID-19 was declared a pandemic by the World Health Organization and a national emergency by the U.S. government in March 2020 and has negatively impacted the U.S. and global economies, disrupted global supply chains and, mandated closures and stay-at-home orders and created significant disruptions of the global financial markets. The Company adjusted certain aspects of the operations to protect their employees and customers while still meeting customers’ needs. While we have experienced many challenges, including but not limited to, product shortages, staffing difficulties, and evolving customer shopping behaviors, our focus remains on both offering our customers a high quality service experience and supporting our essential front-line team members. Though we have successfully managed these challenges to date, our operations and financial condition could still be negatively affected by the COVID-19 pandemic and future developments, which are highly uncertain and cannot be predicted.

Note 17. INCOME TAX

The Company did not have a provision for income taxes (current or deferred tax expense) for tax years ended December 31, 2022 and 2021. The following is a reconciliation of the expected tax expense (benefit) at the U.S. statutory rate 21% to the actual tax expense (benefit) reflected in the accompanying statement of operations:

	Year Ended December 31,
	2022	2021

Provision/(benefit) at statutory rate	$(697,766)	(380,647)
State tax provision/(benefit) net of federal benefit	(165,565)	(50,719)
Change in valuation allowance	929,300	400,532
Change in tax rate	(19,027)	7,150
Other	(46,942)	23,684
Income tax provision/(benefit)	$-	$-

F-20

As of December 31, 2022 and 2021, the Company’s deferred tax assets and liabilities consisted of the effects of temporary differences attributable to the following:

	Year Ended December 31,
	2022	2021
Deferred tax assets (liabilities):
NOL & AMT credit carryforward	$1,586,187	$913,063
Accrued expenses and deferred Income	-	2,541
Charitable contribution	-	69
Fixed assets	(15,414)	20,550
Intangible assets	434,547	196,209
ASC 842 - Lease Accounting	44,485	(11,927)
Total net deferred tax assets	2,049,805	1,120,505

Valuation allowance	(2,049,805)	(1,120,505)
Net deferred tax assets	$-	$-

In assessing the realization of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment. After consideration of all of the positive and negative evidence available, management has determined that a valuation allowance is required at December 31, 2022 and 2021 to reduce the deferred tax assets to amounts that are more likely than not to be realized. The Company’s valuation increased by approximately $1.2 million from $930,000 for the tax year ended December 31, 2022. Should the factors underlying management’s analysis change, future valuation adjustments to the Company’s net deferred tax assets may be necessary.

At December 31, 2022 the Company had U.S. federal and state net operating loss carryforwards (“NOLS”) of $6,206,000 and $6,177,000, respectively. Tax Cuts and Jobs Act (TCJA) allows NOLs incurred in tax years beginning in 2018 to be carried forward indefinitely subject to 80% of taxable income. Florida net operating losses generated in taxable years beginning after December 31, 2017, are carried forward indefinitely until used and never expire. New York and New Jersey net operating loss expire after twenty years.

On August 16, 2022, the Inflation Reduction Act of 2022 (“IRA”) was signed into law. Among other provisions, the IRA includes a 15% corporate alternative minimum tax on applicable corporations and 1% excise tax on stock repurchases made after December 31, 2022. The IRA is not expected to have an impact on the consolidated financial statements.

The Company had no uncertain tax positions as of December 31, 2022, and 2021.

The Company files a federal income tax return and income tax returns in various state tax jurisdictions and the Company is generally no longer subject examinations by federal and state tax authorities for years before 2019.

Note 18. SUBSEQUENT EVENTS

In accordance with FASB ASC 855-10, the Company has analyzed its operations subsequent to December 31, 2022, and through April 7, 2023, the date of this report being issued and has determined that it does not have any material subsequent event.

F-21

HEALTHY CHOICE WELLNESS CORP.

CONDENSED COMBINED CARVE-OUT BALANCE SHEETS

	June 30, 2023 (Unaudited)	December 31, 2022
ASSETS
CURRENT ASSETS
Cash	$1,931,801	$2,020,571
Accounts receivable, net	92,649	55,230
Inventories	3,698,265	3,750,364
Prepaid expenses and vendor deposits	73,240	82,954
Other current assets	72,235	288,934
TOTAL CURRENT ASSETS	5,868,190	6,198,053

Property, plant, and equipment, net	2,905,534	3,035,847
Intangible assets, net	4,338,558	4,780,504
Goodwill	5,747,000	5,747,000
Right-of-use asset	10,625,757	10,604,935
Due from related party	2,065,818	2,336,365
Other assets	450,196	450,966
TOTAL ASSETS	$32,001,053	$33,153,670

LIABILITIES AND NET PARENT’S INVESTMENT
CURRENT LIABILITIES
Accounts payable and accrued expenses	$2,992,447	$3,489,544
Contingent consideration	372,000	774,900
Contract liabilities	147,469	198,606
Current portion of loan payable	552,001	536,542
Operating lease liability, current	1,962,955	2,228,852
TOTAL CURRENT LIABILITIES	6,026,872	7,228,444

Loan payable, net of current portion	2,097,932	2,378,061
Operating lease liability, net of current	8,389,329	8,041,504
TOTAL LIABILITIES	16,514,133	17,648,009

COMMITMENTS AND CONTINGENCIES (SEE NOTE 15)

NET PARENT’S INVESTMENT	15,486,920	15,505,661

TOTAL LIABILITIES AND NET PARENT’S INVESTMENT	$32,001,053	$33,153,670

The accompanying notes are an integral part of these unaudited condensed combined carve-out financial statements.

F-22

HEALTHY CHOICE WELLNESS CORP.

CONDENSED COMBINED CARVE-OUT STATEMENTS OF OPERATIONS

(UNAUDITED)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022

Sales, net	$13,574,896	$6,126,063	$27,134,602	$10,925,053

Cost of sales	8,493,213	3,800,625	17,137,913	6,764,980

Gross profit	5,081,683	2,325,438	9,996,689	4,160,073

Operating expenses	5,940,339	2,606,294	11,845,994	4,862,137

Loss from operations	(858,656)	(280,856)	(1,849,305)	(702,064)

Other income (expense)
Other income (expense), net	4,600	4,625	(12,850)	7,982
Interest expense, net	(41,075)	(32)	(62,024)	(73)
Change in contingent consideration	425,000	-	402,900	-
Total other income (expense), net	388,525	4,593	328,026	7,909

Loss before taxes	(470,131)	(276,263)	(1,521,279)	(694,155)

Income tax benefit (expense)	-	-	-	-

Net loss	$(470,131)	$(276,263)	$(1,521,279)	$(694,155)

The accompanying notes are an integral part of these unaudited condensed combined carve-out financial statements.

F-23

HEALTHY CHOICE WELLNESS CORP.

CONDENSED COMBINED CARVE-OUT STATEMENTS OF CHANGES IN NET PARENT’S INVESTMENT

(UNAUDITED)

	Three Months Ended June 30,
	2023	2022
Balance – April 1	$15,284,316	$10,392,522
Net transfer from parent	672,735	426,970
Net loss	(470,131)	(276,263)
Balance – June 30	$15,486,920	$10,543,229

	Six Months Ended June 30,
	2023	2022
Balance – January 1	$15,505,661	$5,027,123
Net transfer from parent	1,502,538	6,210,261
Net loss	(1,521,279)	(694,155)
Balance – June 30	$15,486,920	$10,543,229

The accompanying notes are an integral part of these unaudited condensed combined carve-out financial statements.

F-24

HEALTHY CHOICE WELLNESS CORP.

CONDENSED COMBINED CARVE-OUT STATEMENTS OF CASH FLOWS

(UNAUDITED)

	Six Months Ended June 30,
	2023	2022
Cash flows from operating activities
Net loss	$(1,521,279)	$(694,155)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	717,632	393,005
Amortization of right-of-use asset	1,062,638	282,598
Write-down of obsolete and slow moving inventory	951,373	216,539
Change in contingent consideration	(402,900)	-
Changes in operating assets and liabilities:
Accounts receivable	(37,419)	657
Inventories	(899,274)	(453,473)
Prepaid expenses and vendor deposits	9,714	18,390
Other current assets	216,699	(2,632)
Due from related party	270,547	(474,058)
Other assets	770	(39,116)
Accounts payable and accrued expenses	(497,097)	591,539
Contract liabilities	(51,137)	(245,036)
Lease liability	(1,001,532)	(243,761)
Net cash used in operating activities	(1,181,265)	(649,503)

Cash flows from investing activities
Payment for acquisition	-	(5,150,000)
Purchases of property and equipment	(145,373)	(119,692)
Net cash used in investing activities	(145,373)	(5,269,692)

Cash flows from financing activities
Principal payments on loan payable	(264,670)	(1,285)
Investment from parent company	1,502,538	6,210,261
Net cash provided by financing activities	1,237,868	6,208,976

Net (decrease) increase in cash	(88,770)	289,781
Cash -beginning of period	2,020,571	356,373
Cash - end of period	$1,931,801	$646,154

Supplemental disclosure of cash flow information
Cash paid for income taxes	$-	$-
Cash paid for interest	$84,144	$76
Non-cash investing and financing activities
Right-of-use assets obtained in exchange for operating lease liabilities	$1,083,460	$1,797,667

The accompanying notes are an integral part of these unaudited condensed combined carve-out financial statements.

F-25

HEALTHY CHOICE WELLNESS CORP.

NOTES TO CONDENSED COMBINED CAEVE-OUT FINANCIAL STATEMENTS

NOTE 1. ORGANIZATION

Organization

Healthy Choice Wellness Corp. (the “Company”) is a Delaware corporation organized in September 2022. It is a wholly owned operating segment of Healthier Choices Management Corp (“HCMC”), a U.S. based holding company, which trades on the OTC Pink Sheets, specializing in providing consumers with healthier alternatives to everyday lifestyle choices.

Through its wholly owned subsidiaries, Healthy Choice Markets, Inc., Healthy Choice Markets 2, LLC, Healthy Choice Markets 3, LLC, and Healthy Choice Markets IV, LLC respectively, Healthy Choice Wellness Corp. operates:

●	Ada’s Natural Market, a natural and organic grocery store offering fresh produce, bulk foods, vitamins and supplements, packaged groceries, meat and seafood, deli, baked goods, dairy products, frozen foods, health & beauty products, and natural household items.

●	Paradise Health & Nutrition’s three stores that likewise offer fresh produce, bulk foods, vitamins and supplements, packaged groceries, meat and seafood, deli, baked goods, dairy products, frozen foods, health & beauty products, and natural household items.

●	Mother Earth’s Storehouse, a two-store organic and health food and vitamin chain in New York’s Hudson Valley, has been in existence for over 40 years.

●	Greens Natural Foods’ eight stores in New York and New Jersey, offering a selection of 100% organic produce and all-natural, non-GMO groceries & bulk foods; a wide selection of local products; an organic juice and smoothie bar; a fresh foods department, which offers fresh and healthy “grab & go” foods; a full selection of vitamins & supplements; as well as health and beauty products.

Through its wholly owned subsidiary, Healthy Choice Wellness, LLC, the Company operates:

●	Licensing agreements for Healthy Choice Wellness Centers located at the Casbah Spa and Salon in Fort Lauderdale, FL, Boston Direct Health in Boston, MA and Green Care Medical Services in Chicago, IL.

These centers offer multiple vitamin drip mixes and intramuscular shots for clients to choose from that are designed to help boost immunity, fight fatigue and stress, reduce inflammation, enhance weight loss, and efficiently deliver antioxidants and anti-aging mixes. Additionally, there are IV vitamin mixes and shots for health, beauty, and re-hydration.

Through its wholly owned subsidiary, Healthy U Wholesale, Inc., the Company sells vitamins and supplements, as well as health, beauty and personal care products through The Vitamin Store, LLC.

Sourcing and Vendors

We source from multiple suppliers. These suppliers range from small independent businesses to multinational conglomerates. For the three months ended June 30, 2023 and 2022, approximately 41% and 29% of our total purchases were from one vendor. For the six months ended June 30, 2023 and 2022, approximately 42% and 31% of our total purchases were from one vendor.

F-26

Spin-Off

HCMC has commenced steps to spin off (“Spin-Off”) its grocery segment and wellness business into a new publicly traded company (hereinafter referred to as “HCWC” or “The Company”). HCWC will continue the path of growth in the wellness verticals started by HCMC and explore other growth opportunities that comport with HCMC’s healthier lifestyle mission. Following the Spin-Off, HCMC will retain its entire patent suite, the Q-Cup® brand, and continue to develop its patent suite through R&D as well as continuing its path of enforcing its patent rights against infringers and attempting to monetize said patents through licensing deals.

At the time of the Spin-Off, HCMC will distribute all the outstanding shares of Common Stock held by it on a pro rata basis to holders of HCMC’s common stock. Shares of HCMC’s common stock outstanding as of the record date for the Spin-Off (the “Record Date”), will entitle the holder thereof to receive a certain number of shares of Common Stock in HCWC. The distribution will be made in book-entry form by a distribution agent. Fractional shares of Common Stock will not be distributed in the Spin-Off and any fractional amounts will be rounded down.

NOTE 2. GOING CONCERN AND LIQUIDITY

The accompanying condensed combined carve-out financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“GAAP”), which contemplate continuation of the Company as a going concern and realization of assets and satisfaction of liabilities in the normal course of business and do not include any adjustments that might result from the outcome of any uncertainties related to our going concern assessment. The carrying amounts of assets and liabilities presented in the financial statements do not necessarily purport to represent realizable or settlement values.

The Company currently and historically has reported net losses and cash outflows from operations. As of June 30, 2023, cash totaled approximately $1.9 million. Additionally, as of June 30, 2023, we reported a net loss of approximately $1.5 million.

The Company is actively seeking additional funds either through equity or debt financing, collaborative agreements or from other sources. Should we require additional funds, HCMC has committed to provide such funding to the Company. As a result, as of the date of the issuance of these condensed combined carve-out financial statements, we believe our plans have alleviated substantial doubt about the Company’s ability to sustain operations for at least the next twelve months from the issuance of these condensed combined carve-out financial statements.

NOTE 3. BASIS OF PRESENTATION AND SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying condensed combined carve-out financial statements are prepared in accordance with generally accepted accounting principles in the United States of America (“U.S. GAAP”).

F-27

The Company has historically operated as part of Healthier Choices Management Corp. and not as a standalone company. Financial statements representing the historical operations of HCMC’s grocery segment have been derived from HCMC’s historical accounting records and are presented on a carve-out basis. All revenues and costs as well as assets and liabilities directly associated with the business activity of the Company are included in the financial statements. The financial statements also include allocations of certain general, administrative, sales and marketing expenses from HCMC. However, amounts recognized by the Company are not necessarily representative of the amounts that would have been reflected in the financial statements had the Company operated independently of HCMC. Related-party allocations are discussed further in Note 14.

The condensed combined carve-out financial statements do not include all information and notes required by accounting principles generally accepted in the United States of America for complete financial statements.

Unaudited Interim Condensed Combined Carve-Out Financial Statements

The interim condensed combined carve-out balance sheet as of June 30, 2023, the interim condensed combined carve-out statements of operations and the interim condensed combined carve-out statements of changes in net parent’s investment for the three and six months ended June 30, 2023 and 2022 and cash flows for the six months ended June 30, 2023 and 2022 are unaudited. The financial data and the other financial information disclosed in the notes to these condensed combined carve-out financial statements relating to the three and six-month periods are also unaudited, in our opinion, include all adjustments, consisting of normal recurring adjustments and accruals necessary for a fair presentation of our condensed consolidated cash flows, operating results, and balance sheets for the periods presented. These condensed combined carve-out financial statements should be read in conjunction with the condensed combined carve-out financial statements in the Company’s Annual Report included in Amendment 1 to Form S-1 for the year ended December 31, 2022, filed with the Securities and Exchange Commission (the “SEC”) on April 7, 2023. The condensed combined carve-out balance sheet as of December 31, 2022 was derived from the Company’s audited 2022 financial statements contained in the above referenced S-1. Results of the three and six months ended June 30, 2023, are not necessarily indicative of the results to be expected for the full year ending December 31, 2023 or any other period.

Principles of Combination

The condensed combined carve-out financial statements include the accounts of the Company and its wholly-owned subsidiaries, Healthy Choice Markets, Inc. (“Ada’s Natural Market”), Healthy Choice Markets 2, LLC (“Paradise Health and Nutrition”), Healthy Choice Markets 3, LLC (“Mother Earth’s Storehouse”), Healthy Choices Markets 3 Real Estate LLC, Healthy Choice Markets IV, LLC (Green’s Natural Foods), Healthy Choice Wellness, LLC, and Healthy U Wholesale, Inc (“The Vitamin Store, LLC”). All intercompany accounts and transactions have been eliminated in combination.

Net Parent Investment

The condensed combined carve-out financial statements were derived from the consolidated financial statements of HCMC on a carve-out basis. The financial statements also include allocations of certain general, administrative, legal, and marketing expenses from HCMC. The primary components of the net parent’s investment are intercompany balances other than related party payables, the allocation of shared costs, and funding received to cover any shortfall in operating cash requirements. Balances between HCMC and the Company that were not historically cash settled are included in net parent investment. Net parent’s investment represents the cumulative investment by HCMC in the Company through the dates presented.

F-28

Use of Estimates in the Preparation of the Financial Statements

The preparation of condensed combined carve-out financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the condensed combined carve-out financial statements, and the reported amounts of net revenue and expenses during the reporting periods. Actual results could differ from those estimates. These estimates and assumptions include allowances, deferred taxes and related valuation allowances, and the valuation of the assets and liabilities acquired in business combinations. Certain of management’s estimates could be affected by external conditions, including those unique to our industry, and general economic conditions. It is possible that these external factors could have an effect on our estimates that could cause actual results to differ from our estimates. The Company re-evaluates all its accounting estimates at least quarterly based on these conditions and records adjustments when necessary.

Revenue Recognition

Revenues from product sales and services rendered, net of promotional discounts, manufacturer coupons and rebates, return allowances, and sales and consumption taxes, are recorded when products are delivered, title passes to customers and collection is likely to occur. Title passes to customers at the point of sale for retail and upon delivery of products for wholesale. Return allowances, which reduce revenue, are estimated using historical experience.

The Company recognizes revenue in accordance with the following five-step model:

●	identify arrangements with customers;
●	identify performance obligations;
●	determine transaction price;
●	allocate transaction price to the separate performance obligations in the arrangement, if more than one exists; and
●	recognize revenue as performance obligations are satisfied.

Shipping and Handling

Shipping charges billed to customers are included in net sales and the related shipping and handling costs are included in cost of sales. The Company incurred shipping and handling costs of approximately $28,000 and $18,000 for the three months ended June 30, 2023 and 2022, and $65,000 and 29,000 for the six months ended June 30, 2023 and 2022, respectively.

Cash and Cash Equivalents

The Company considers all highly liquid instruments with an original maturity of three months or less, when purchased, to be cash and cash equivalents. The majority of the Company’s cash is concentrated in one financial institution, which is in excess of Federal Deposit Insurance Corporation (FDIC) coverage. The Company has not experienced any losses in such accounts. The Company did not have any cash equivalents as of June 30, 2023 and December 31, 2022.

F-29

A summary of the financial institution that had cash in excess of FDIC limits of $250,000 on June 30, 2023 and December 31, 2022 is presented below:

	June 30, 2023	December 31, 2022
Total cash in excess of FDIC limits of $250,000	$1,026,897	$949,677

Accounts Receivable, Contract Assets and Contract Liabilities

Accounts receivables are claims to consideration which are unconditional; meaning no performance obligations remain for the Company and only the passage of time is necessary before collection. Contract assets are distinguished from accounts receivable as performance obligations remain before claims to consideration become unconditional. By nature of the Company’s operations, contract assets are typically not recognized. Contract liabilities are recorded when customers transfer consideration in advance of delivery of products or services, which the Company records for gift cards and loyalty reward programs. When one party to an arrangement performs before the other(s), the Company records an account receivable, contract asset or contract liability.

The majority of arrangements with customers contain one performance obligation: to provide a distinct set of products or services. Most performance obligations are satisfied simultaneously as the Company exchanges products or services for customer payment. Exceptions include gift cards and loyalty rewards, for which the Company has a performance obligation to deliver products or services at a future date. As gift cards are purchased and loyalty points earned, contract liabilities are recorded until the performance obligations are satisfied through delivery of products or services or breakage based on gift card and loyalty reward program term limits.

The Company’s breakage policy is twenty-four months for gift cards and twelve months for loyalty rewards. Loyalty rewards are earned at five percent on qualifying purchases and the reward functions as an allocation of transaction price from the period earned by the customer to the period the performance obligation is satisfied by the Company. As such, all contract liabilities are expected to be recognized within a twenty-four-month period.

Other Current Assets

Other current assets are the non-trade related assets that the Company owns, benefits from, or uses to generate income that can be converted into cash within one business cycle. Included in “Other current assets” on our condensed consolidated balance sheets are amounts primarily related to other receivables or non-trade receivable from government and other companies.

Inventories

Inventories are measured at the lower of cost and net realizable value using the average cost method. If the cost of the inventories exceeds their net realizable value, adjustments are recorded to write down excess inventory to their net realizable value. The Company’s inventories consist primarily of merchandise available for resale, such as fresh produce, perishable grocery items and non-perishable consumable goods.

F-30

Property, Plant, and Equipment

Property, plant, and equipment are stated at cost less accumulated depreciation. Depreciation is calculated using the straight-line method over the expected useful life of the respective asset, after the asset is placed in service. Revenue earning property, plant, and equipment includes signage, furniture and fixtures, building, computer hardware, appliance, cooler, displays with useful lives range from two to seven years. Leasehold improvements are amortized over the shorter of the life of the asset or the term of the lease.

Identifiable Intangible Assets and Goodwill

Identifiable intangible assets are recorded at cost, or when acquired as part of a business acquisition, at estimated fair value. Certain identifiable intangible assets are amortized over 4 to 10 years. Similar to tangible personal property and equipment, the Company periodically evaluates identifiable intangible assets for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. Indefinite-lived intangible assets, such as goodwill are not amortized.

Impairment of Long-Lived Assets

The Company reviews all long-lived assets such as property and equipment and amortized intangible assets for impairment whenever events or changes in circumstances indicate that the carrying value of the asset may not be recoverable. The recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to the estimated future cash flows expected to be generated by the asset or asset group. Impairment is measured by the amount by which the carrying value of the asset(s) exceeds their fair value. There were no triggering events that would indicate impairment of long-lived assets on June 30, 2023.

Goodwill

The Company assesses the carrying amounts of goodwill for recoverability on at least an annual basis or when events or changes in circumstances indicate evidence of potential impairment exists, using a fair value-based test. Application of the goodwill impairment test requires significant judgments including estimation of future cash flows, which is dependent on internal forecasts, estimation of the long-term rate of growth for the businesses, and the useful life over which cash flows will occur. Changes in these estimates and assumptions could materially affect the determination of fair value and/or conclusions on goodwill impairment for the Company. Our annual impairment test is conducted on September 30 of each year or more often if deemed necessary. As part of management’s qualitative analysis on June 30, 2023, management determines whether any triggering events have occurred since the annual test date of September 30, 2022, which would indicate an impairment. Management determined no triggering events had occurred through June 30, 2023.

Advertising

Advertising expense is classified as an operating expense on condensed combined carve-out statement of operation. The Company expenses advertising costs as incurred. The Company incurred advertising expenses of approximately $92,000 and $32,000 for the three months ended June 30, 2023 and 2022, and $151,000 and 45,000 for the six months ended June 30, 2023 and 2022, respectively.

F-31

401(k) retirement savings plan

The Company’s employees are offered a 401(k) retirement savings plan that is administered under HCMC with discretionary contribution matching opportunities. 401K employer expense amounted to $21,000 and $5,000 for the three months ended June 30, 2023 and 2022, and $38,000 and $8,000 for the six months ended June 30, 2023 and 2022, respectively.

Income Taxes

The Company’s income taxes are included in HCMC’s consolidated return. For the purposes of the condensed combined carve-out financial statements, the income taxes for the Company have been presented on a separate return basis, under which a new stand-alone set of deferred tax assets and liabilities is created based on the financial statement accounts of the carveout.

The Company uses the asset and liability method of accounting for income taxes in accordance with ASC 740, “Income Taxes” (“ASC 740”). Under this method, income tax expense is recognized as the amount of: (i) taxes payable or refundable for the current year and (ii) future tax consequences attributable to differences between financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the results of operations in the period that includes the enactment date. A valuation allowance is provided to reduce the deferred tax assets reported if based on the weight of available evidence it is more likely than not that some portion or all of the deferred tax assets will not be realized.

ASC 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of June 30, 2023 and December 31, 2022. The Company had no uncertain tax positions as of June 30, 2023 and December 31, 2022.

Leases

Operating lease liabilities are recognized at the lease commencement date based on the present value of the fixed lease payments using the Company’s incremental borrowing rates. Related operating ROU assets are recognized based on the initial present value of the fixed lease payments, reduced by contributions from landlords, plus any prepaid rent and direct costs from executing the leases. Leases with an initial term of 12 months or less are not recorded on the balance sheet. The Company recognizes lease expense for these leases on a straight-line basis over the lease term. Variable lease payments are recognized as lease expense as they are incurred.

The Company did not have finance leases as of June 30, 2023 and December 31, 2022. If the Company enters into a finance lease in the future, it will be accounted for in accordance with ASC Topic 842.

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Fair Value Measurements

The fair value framework under FASB’s guidance requires the categorization of assets and liabilities into three levels based upon the assumptions used to measure the assets or liabilities. Level 1 provides the most reliable measure of fair value, whereas Level 3, if applicable, would generally require significant management judgment. The three levels for categorizing assets and liabilities under the fair value measurement requirements are as follows:

●	Level 1: Fair value measurement of the asset or liability using observable inputs such as quoted prices in active markets for identical assets or liabilities;

●	Level 2: Fair value measurement of the asset or liability using inputs other than quoted prices that are observable for the applicable asset or liability, either directly or indirectly, such as quoted prices for similar (as opposed to identical) assets or liabilities in active markets and quoted prices for identical or similar assets or liabilities in markets that are not active; and

●	Level 3: Fair value measurement of the asset or liability using unobservable inputs that reflect the Company’s own assumptions regarding the applicable asset or liability.

Nonfinancial assets such as goodwill, other intangible assets, and long-lived assets held and used are measured at fair value when there is an indicator of impairment and recorded at fair value when impairment is recognized or for a business combination.

Business Combination

The Company applies the provisions of ASC Topic 805, Business Combinations (“ASC 805”) in the accounting for acquisitions of businesses. ASC 805 requires the Company to use the acquisition method of accounting by recognizing the identifiable tangible and intangible assets acquired and liabilities assumed and measured at their acquisition date fair values. Goodwill as of the acquisition date is measured as the excess of consideration transferred over the aforementioned amounts. Acquisition-related expenses were expensed as incurred and recorded in selling, general and administrative expenses in the condensed combined carve-out statements of operations.

Recent Accounting Pronouncements

Public companies in the United States are subject to the accounting and reporting requirements of various authorities, including the Financial Accounting Standards Board (“FASB”) and the Securities and Exchange Commission (“SEC”).

There were no accounting pronouncements issued in the quarter or with future effective dates that are either applicable nor are expected to have a material impact on the Company’s Combined Financial Statements.

Reclassification

Certain amounts in the condensed consolidated financial statements and related notes have been reclassified to conform to the current year presentation. Such reclassifications do not impact the Company’s previously reported financial position or net loss. Due from related party of $2.3 million was previously presented in the condensed consolidated balance sheets in other assets as of December 31, 2022, and was reclassified to due from related party in the condensed consolidated balance sheets. Cash usage in due from related party of $474,000 was previously presented in other assets in the condensed combined statements of cash flow for the six months ended June 30, 2022, and was reclassified to cash usage in due from related party in the condensed combined statements of cash flow.

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NOTE 4. DISAGGREGATION OF REVENUES

The Company’s disaggregated revenues consist of the following for the three and six months ended June 30, 2023 and 2022:

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Retail Grocery	$12,017,527	$5,478,523	$24,067,595	$9,756,535
Food service/restaurant	1,555,372	643,760	3,062,948	1,158,846
Online/eCommerce	1,997	3,780	4,059	9,672
Total revenue	$13,574,896	$6,126,063	$27,134,602	$10,925,053

NOTE 5. ACCOUNTS RECEIVABLE

Accounts receivable is mainly related to COOP billing from each of the Healthy Choice Wellness Corp. entities. Healthy Choice Wellness Corp. bills its vendors for advertising vendors’ products in our sales channels. Advertising revenue is included in sales revenue on condensed combined carve-out statement of operations. The Company recorded advertising revenue of approximately $44,000 and $17,000 for the three months ended June 30, 2023 and 2022, and $138,000 and $47,000 for the six months ended June 30, 2023 and 2022, respectively. The Company’s accounts receivable totaled approximately $93,000 and $55,000 at June 30, 2023 and December 31, 2022, respectively.

NOTE 6. INVENTORIES

Inventories are measured at the lower of cost and net realizable value using the average cost method. If the cost of the inventories exceeds their market value, adjustments are recorded to write down excess inventory to its net realizable value. The Company recorded the write down of inventories amounting to approximately $428,000 and $108,000 for the three months ended June 30, 2023, and $951,000 and $217,000 for the six months ended June 30, 2023 and 2022, respectively. The Company’s inventories consist primarily of merchandise available for resale.

NOTE 7. ACQUISITION

On October 14, 2022, the Company through its wholly owned subsidiary, Healthy Choice Markets IV, LLC, entered into an Asset Purchase Agreement (the “Purchase Agreement”) with Dean’s Natural Food Market of Shrewsbury, Inc., a New Jersey corporation, Green’s Natural Foods, Inc., a Delaware corporation, Dean’s Natural Food Market of Chester, LLC, a New Jersey limited liability company, Dean’s Natural Food Market of Basking Ridge, LLC, a New Jersey limited liability company, and Dean’s Natural Food Market, Inc., a New Jersey corporation (collectively, the “Sellers”), and shareholders of the Sellers. Pursuant to the Purchase Agreement, the Company acquired certain assets and assumed certain liabilities of an organic and natural health food and vitamin chain with eight store locations in New York and northern and central New Jersey (the “Stores”).

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The cash purchase price under the Asset Purchase Agreement was $5,142,000, with $3,000,000 seller financing in the form of promissory note. In addition, the seller is entitled to a contingent earn-out based on a certain revenue threshold within the one-year period of the closing.

The Company recorded $1,108,000 of contingent consideration based on the estimated financial performance for the one year following closing. The contingent consideration was discounted at an interest rate of 3.8%, which represents the Company’s weighted average discount rate. Contingent consideration related to the acquisition is recorded at fair value (level 3) with changes in fair value recorded in other expense (income), net.

The following table summarizes the change in fair value of contingent consideration from acquisition date to June 30, 2023:

Fair Market Value - Level 3
Balance as of October 14, 2022	$1,108,000
Remeasurement	(333,100
Balance as of December 31, 2022	$774,900
Remeasurement	(402,900)
Balance as of June 30, 2023	$372,000

The following table summarizes the change in fair value of contingent consideration for the three months ended June 30, 2023:

Fair Market Value - Level 3
Balance as of March 31, 2023	$797,000
Remeasurement	(425,000)
Balance as of June 30, 2023	$372,000

The following table summarizes the purchase price allocation based on fair values of the net assets acquired at the acquisition date:

Purchase Consideration
Cash consideration paid	$5,142,000
Promissory note	3,000,000
Contingent consideration issued to Green’s Natural seller	1,108,000
Total Purchase Consideration	$9,250,000

Purchase price allocation
Inventory	$1,642,000
Property and equipment	1,478,000
Intangible assets	3,251,000
Right of use asset - Operating lease	6,427,000
Other liabilities	(211,000)
Operating lease liability	(6,427,000)
Goodwill	3,090,000
Net assets acquired	$9,250,000

Finite-lived intangible assets
Trade Names (8 years)	$1,133,000
Customer Relationships (6 years)	1,103,000
Non-Compete Agreement (5 years)	1,015,000
Total intangible assets	$3,251,000

The acquisition is structured as asset purchase in a business combination, and goodwill is tax-deductible, and amortizable over 15 years for tax purpose.

Revenue and Earnings

The following table represents the condensed combined pro forma revenue and earnings for the three and six months ended June 30, 2022:

	For Three Months Ended	For Six Months Ended
	June 30, 2022	June 30, 2022
Sales	$13,869,931	$26,776,815
Net loss	$(699,919)	$(1,385,177)

The condensed combined proforma revenue and earnings for the three-month period and six-month period ended June 30, 2022 were prepared as though acquisition occurred as of January 1, 2022.

NOTE 8. PROPERTY, PLANT, AND EQUIPMENT

Property, plant, and equipment consist of the following:

	June 30, 2023	December 31, 2022
Displays	$312,146	$312,146
Building	575,000	575,000
Furniture and fixtures	489,749	469,338
Leasehold improvements	1,910,719	1,910,719
Computer hardware & equipment	138,317	114,525
Other	680,717	579,547
	4,106,648	3,961,275
Less: accumulated depreciation and amortization	(1,201,114)	(925,428)
Total property, plant, and equipment	$2,905,534	$3,035,847

The Company incurred approximately $138,000 and $58,000 of depreciation expense for the three months ended June 30, 2023 and 2022, and $276,000 and $103,000 for the six months ended June 30, 2023 and 2022, respectively. Depreciation expense was included in operating expenses on the condensed combined carve-out statements of operations.

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NOTE 9. INTANGIBLE ASSETS, NET

At June 30, 2023 and December 31, 2022, intangible assets consist of the following:

June 30, 2023	Useful Lives (Years)	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount
Trade names	8-10 years	$2,569,000	(876,036)	$1,692,964
Customer relationships	4-6 years	2,669,000	(1,182,139)	1,486,861
Non-compete	4-5 years	1,602,000	(443,267)	1,158,733
Intangible assets, net		$6,840,000	$(2,501,442)	$4,338,558

December 31, 2022	Useful Lives (Years)	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount
Trade names	8-10 years	$2,569,000	(725,724)	$1,843,276
Customer relationships	4-6 years	2,669,000	(1,033,306)	1,635,694
Non-compete	4-5 years	1,602,000	(300,467)	1,301,533
Intangible assets, net		$6,840,000	$(2,059,496)	$4,780,504

Intangible assets are amortized on a straight-line basis over their estimated useful lives. Amortization expense was approximately $221,000 and $156,000 for the three months ended June 30, 2023 and 2022, and approximately $442,000 and $290,000 for the six months ended June 30, 2023 and 2022, respectively. Amortization expense was included in operating expenses on the condensed combined carve-out statements of operations.

Future annual estimated amortization expense is as follows:

For the six months ending June 30,
2023 (remaining six months)	$441,946
2024	883,891
2025	878,391
2026	801,355
2027	655,667
Thereafter	677,308
Total	$4,338,558

NOTE 10. ACCOUNTS PAYABLE AND ACCRUED EXPENSES

At June 30, 2023 and December 31, 2022, accounts payable and accrued expenses consisted of:

	June 30, 2023	December 31, 2022
Trade creditors	$2,794,902	$3,118,757
Accrued expenses	197,545	370,787
Total	$2,992,447	$3,489,544

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NOTE 11. CONTRACT LIABILITIES

A summary of the contract liabilities activity at June 30, 2023 and December 31, 2022 is presented below:

	June 30, 2023	December 31, 2022
Beginning balance as January 1,	$198,606	$23,178
Issued	638,501	859,383
Redeemed	(635,391)	(628,012)
Breakage recognized	(54,247)	(55,943)
Ending balance	$147,469	$198,606

NOTE 12. DEBT

The following table provides a breakdown of the Company’s debt as of June 30, 2023 and December 31, 2022:

	June 30, 2023	December 31, 2022
Promissory note	$2,649,933	$2,913,788
Other debt	-	815
Total debt	$2,649,933	$2,914,603
Current portion of long-term debt	(552,001)	(536,542)
Long-term debt	$2,097,932	$2,378,061

Promissory Note

In connection with the Green’s Natural Foods acquisition, on October 14, 2022, the Company issued a secured promissory note (the “Greens Note”) in the principal amount of $3,000,000 as a portion of the purchase price. The Greens Note has a five-year term, an interest rate of 6.0% per annum and is secured by the assets of the Green’s Natural Foods.

The Company may, at its option, at any time or from time to time prepay the outstanding principal amount or any accrued but unpaid interest, in each case in whole or in part, without penalty or premium, provided that any such prepayment of any outstanding amount of principal shall be accompanied by the payment of all accrued but unpaid interest on the amount of principal being prepaid, plus any costs and fees incurred.

NOTE 13. LEASES

The Company has various lease agreements with terms up to 20 years. All the leases are classified as operating leases.

Maturity of lease liabilities under our non-cancellable operating leases as of June 30, 2023 were as follows:

Payments due by period	June 30, 2023
2023 (remaining six months)	$1,243,236
2024	2,123,821
2025	1,852,357
2026	1,638,131
2027	1,181,403
Thereafter	3,983,177
Total undiscounted operating lease payments	$12,022,125
Less: Imputed interest	(1,669,842)
Present value of operating lease liabilities	$10,352,284

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The following table summarizes the Company’s operating leases:

Balance Sheet Classification	June 30, 2023	December 31, 2022
Right of use asset	$10,625,757	$10,604,935
Operating lease liability, current	$1,962,955	$2,228,852
Operating lease liability, net of current	$8,389,329	$8,041,504

The amortization of the right-of-use asset of $368,000and $151,000 for the three months ended June 30, 2023, and $1,063,000 and $283,000 for six months ended June 30, 2023 and 2022, respectively, were included in operating cash flows.

The following table provides a summary of other information related to the leases at June 30, 2023 and December 31, 2022:

Other Information	June 30, 2023	December 31, 2022
Weighted-average remaining lease term for operating leases	7 years	6 years
Weighted-average discount rate for operating leases	3.97%	3.83%

Rent expense for three months ended June 30, 2023 and 2022 was approximately $843,000 and $234,000, and approximately $1,668,000 and $418,000 for the six months ended June 30, 2023 and 2022, respectively. It is included in operating expenses in the accompanying condensed combined carve-out statements of operations.

The components of lease expenses for the three and six months ended June 30, 2023 and 2022 were as follows:

	Three Months Ended June 30,
	2023	2022
Operating lease cost	$460,626	$142,074
Variable lease cost	224,262	83,771
Short-term lease cost	158,433	8,882
Total rent expense	$843,321	$234,727

	Six Months Ended June 30,
	2023	2022
Operating lease cost	$917,291	$264,992
Variable lease cost	444,856	135,135
Short-term lease cost	315,374	17,606
Total rent expense	$1,677,521	$417,733

The aggregate cash payments under the leasing arrangement were approximately $1,002,000 and $244,000 for the six months ended June 30, 2023 and 2022, respectively, were included in operating cash flows.

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NOTE 14. RELATED PARTY TRANSACTIONS

The Company has not historically operated as a separate company and has various relationships with HCMC whereby HCMC provides services to the Company as noted below. Related party transactions include allocation of general corporate expenses and advances from parent.

Allocation of General Corporate Expenses

HCMC provides human resources, accounting, payroll processing, legal and other managerial services to the Company. The accompanying condensed combined carve-out financial statements include allocations of these expenses.

Management adopted a proportional cost allocation method to allocate HCMC expenses to the Company. The allocation method calculates the appropriate share of overhead costs to the Company based on management’s estimate that the sum of management time and resources spent managing the Company is approximately equal to the amount of time and resources spent managing HCMC and its subsidiaries. As a result, 50% of HCMC overhead on a weighted average basis was allocated to the Company based on the fact that management spent equal amount of time to manage HCMC and the Company. The Company believes the allocation methodology used is reasonable and has been consistently applied, and results in an appropriate allocation of costs incurred. However, these allocations may not be indicative of the cost had the Company been a stand-alone entity or of future services. HCMC allocated $0.7 million and $0.4 million for the three months ended June 30, 2023 and 2022, and approximately $1.4 million and $1.0 million for the six months ended June 30, 2023 and 2022, respectively. Such amounts will not be cash settled and are included in the Net Parent’s Investment.

Investment by Parent

The Company received approximately $1.5 million and $6.2 million funding from HCMC to cover acquisition and any shortfalls on operating cash requirements for the six months ended June 30, 2023 and 2022, respectively. For the six months ended June 30, 2023, the net operating expenses of $1.4 million incurred by HCMC on behalf of the Company and $0.1 HCMC loan payment on behalf of Green’s Natural Foods were included in the Net Parent’s Investment. For the six months ended June 30, 2022, $1.0 million operating expenses incurred by HCMC on behalf of the Company, and $5.2 million attributable to Mother Earth’s Storehouse acquisition were included in the Net Parent’s Investment.

Intercompany Receivable and Payable

There is no intercompany agreement between the Company and HCMC. Management has determined those intercompany receivables and payables will be settled within twelve months after the balance sheet date. As a result, the Company’s intercompany balances are reflected as “due to” or “due from” accounts in the condensed combined carve-out balance sheets. The Company had a net receivable balance of $2.1 million and $2.3 million from HCMC as of June 30, 2023 and December 31, 2022, respectively.

NOTE 15. COMMITMENTS AND CONTINGENCIES

Legal Proceedings

From time to time the Company may be involved in various claims and legal actions arising in the ordinary course of our business. With respect to legal costs, we record such costs as incurred.

NOTE 16. SUBSEQUENT EVENTS

In accordance with FASB ASC 855-10, the Company has analyzed its operations subsequent to June 30, 2023, and through September 8, 2023, the date of this report being issued and has determined that it does not have any material subsequent event.

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HEALTHY CHOICE WELLNESS CORP.

_________________ Shares

of Class A Common Stock

PROSPECTUS

, 2023

[Alternate Pages for Spin-Off Prospectus]

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED                  , 2023

PRELIMINARY PROSPECTUS

1,880,000 SHARES OF CLASS A COMMON STOCK, 7,520,000 SHARES OF CLASS B COMMON STOCK, AND 7,520,000 SHARES OF CLASS A COMMON STOCK THAT ARE ISSUABLE UPON CONVERSION OF THE 7,520,000 SHARES OF CLASS B COMMON STOCK

This Prospectus is also being furnished to you as a stockholder of Healthier Choices Management Corp. (“HCMC”) in connection with the planned distribution (the “Spin-Off” or the “Distribution”) by HCMC to its stockholders of all the shares of Class A common stock par value $0.001 per share and Class B common stock, par value $0.001 per share (collectively, the “Common Stock”), of HCWC held by HCMC immediately prior to the Spin-Off. Immediately prior to the time of the Distribution, HCMC will hold 100% of the outstanding shares of Common Stock.

At the time of the Spin-Off, HCMC will distribute all the outstanding shares of Common Stock held by it on a pro rata basis to holders of HCMC’s common stock. Each share of HCMC’s common stock outstanding as of              , New York City, on _____, 2023, the record date for the Spin-Off (the “Record Date”), will entitle the holder thereof to receive              share of Class A common stock and             share of Class B common stock. The Distribution will be made in book-entry form by a distribution agent. Fractional shares of Common Stock will not be distributed in the Spin-Off and any fractional amounts will be rounded down. HCMC may elect to change the Record Date based on the timing of the Distribution.

The Spin-Off will be effective as of 5:00 p.m., New York City time, on              , 2023. Immediately after the Spin-Off, the Company will be an independent publicly traded company.

HCMC’s stockholders are not required to vote on or take any other action in connection with the Spin-Off. We are not asking you for a proxy, and we request that you do not send us a proxy. HCMC stockholders will not be required to pay any consideration for the Common Stock they receive in the Spin-Off, and they will not be required to surrender or exchange their shares of HCMC’s common stock or take any other action in connection with the Spin-Off.

There is no current trading market for the HCWC Common Stock, although we expect “regular-way” trading of HCWC Class A common stock to begin on the first trading day following the completion of the Distribution. HCWC has applied to have its Class A common stock authorized for listing on the NYSE American Stock exchange under the symbol “HCWC.”

Following the separation, the Company will be an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and, as such, is allowed to provide in this Prospectus more limited disclosures than an issuer that would not so qualify. In addition, for so long as the Company remains an emerging growth company, it may also take advantage of certain limited exceptions from investor protection laws such as the Sarbanes-Oxley Act of 2002, as amended (the “Sarbanes-Oxley Act”), and the Investor Protection and Securities Reform Act of 2010, for limited periods. See “Information Statement Summary—Emerging Growth Company Status.”

In reviewing this Prospectus, you should carefully consider the matters described in the section titled “Risk Factors” beginning on page 9 of this Prospectus.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

This Prospectus is not an offer to sell, or a solicitation of an offer to buy, any securities.

The date of this prospectus is                , 2023.

, 2023

Dear Stockholder:

I am pleased to report that the previously announced spin-off by Healthier Choices Management Corp., which we refer to as “HCMC,” of all of the outstanding shares of common stock of its Healthy Choice Wellness Corp. subsidiary is expected to become effective on                , 2023. Healthy Choice Wellness Corp., a Delaware corporation, which we refer to as “HCWC,” will become a public company on that date and will own the HCMC subsidiaries that operate the HCMC retail stores, namely Ada’s Natural Market, Paradise Health and Nutrition, Mother Earth’s Storehouse, Green’s Natural Foods and Healthy Choice Wellness Centers, as well as the online entity thevitaminstore.com and expect to be capitalized with approximately $__ million raised through an initial public offering, $1 million in net cash from HCMC and commitments for an additional $13.25 million upon the sale of our Series A Convertible Preferred Stock as described in this prospectus. HCWC has applied to have its common stock be listed on the NYSE American exchange under the symbol “HCWC.”

Holders of record of HCMC’s common stock (including HCMC restricted stock awards) as of 5:00 p.m., New York City time, on ____, 2023, which will be the record date (the “Record Date”), will receive                shares of HCWC Class A and                shares of Class B common stock for every             shares of HCMC’s common stock held (the “Distribution”). The Class B common stock will be identical in all respects to the Class A common stock, except that the Class B Common Stock will be subject to a 90-day transfer restriction (the “Lock Up Period”) following the Spin Off and will automatically convert into freely tradeable Class A common stock on the expiration of the Lock Up Period. No action is required on your part to receive your HCWC shares. You will not be required either to pay anything for the HCWC Common Stock received in the Spin-Off or to surrender any shares of HCMC common stock. HCMC may elect to change the Record Date based on the timing of the Distribution.

The enclosed prospectus describes the distribution of shares of HCWC common stock and contains important information about HCWC, including financial statements. I suggest that you read it carefully. If you have any questions regarding the Distribution, please contact John Ollet, Chief Financial Officer, at 305.600.5004, extension 219.

Sincerely,

Jeffrey E. Holman

Chief Executive Officer and Chairman of the Board

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission (the “SEC”). The exhibits to the registration statement contain the full text of certain contracts and other important documents we have summarized in this prospectus. Since these summaries may not contain all the information that you may find important in deciding whether to purchase our securities, you should review the full text of these documents. The registration statement and the exhibits can be obtained from the SEC as indicated under the sections entitled “Where You Can Find Additional Information.”

You should rely only on the information contained in this prospectus and any free writing prospectus we may authorize to be delivered to you. We have not authorized anyone to provide you with information different from, or in addition to, that contained in this prospectus and any related free writing prospectus. We take no responsibility for and can provide no assurances as to the reliability of, any information that others may give you. This prospectus is not an offer to sell, nor is it seeking an offer to buy, these securities in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus is only accurate as of the date of this prospectus, regardless of the time of delivery of this prospectus.

Any reference in this prospectus to information that is “contained,” “referred to” or “included” in this prospectus, or any similar expression, includes not only the information expressly set forth in this prospectus but also the information incorporated by reference in this prospectus.

Unless the context requires otherwise, references in this prospectus to the “Company,” “HCWC,” “HCWC,” “our company,” “we,” “our,” “us” and similar terms refer to Healthy Choice Wellness Corp., a Delaware corporation, and its subsidiaries, unless the context otherwise requires.

1

QUESTIONS AND ANSWERS ABOUT THE SPIN-OFF

The following questions and answers briefly address some commonly asked questions about the Spin-Off. They may not include all the information that is important to you. We encourage you to carefully read this entire Prospectus and the other documents to which we have referred you. We have included references in certain parts of this section to direct you to a more detailed discussion of each topic presented in this section.

Q:	What is the Spin-Off?

A:	The Spin-Off is the method by which we will separate from HCMC. In the Spin-Off, HCMC will distribute to holders of HCMC common stock all the outstanding shares of our Common Stock. Following the Spin-Off, we will be an independent publicly traded company, and HCMC will not retain any ownership interest in us. At the time of the Distribution, we will hold, directly or through our wholly owned subsidiaries, all of the assets and liabilities of the grocery and wellness businesses of HCMC.

Q:	Will the number of HCMC shares of common stock I own change as a result of the Spin-Off?

A:	No, the number of shares of HCMC common stock you own will not change as a result of the Spin-Off.

Q:	What are the reasons for the Spin-Off?

A:	The HCMC board of directors considered the following potential benefits in deciding to pursue the Spin-Off:

●	Establish HCWC as a separate company with a greater ability to focus on and grow its business. The separation will provide investors with the opportunity to invest in two separate business lines with different business strategies, target customers, and equity currencies. By separating the businesses, HCWC will have the flexibility to implement strategic initiatives aligned with its business plan and prioritize investment spending and capital allocation in a manner that will lead to growth and operational efficiencies that otherwise may not occur as part of a larger, more diversified enterprise like HCMC.

●	Create a company with balance sheet strength and equity currency to grow through both acquisitions and organically. HCWC will have its own balance sheet and direct access to capital sources that will position the company to take advantage of growth opportunities suited to its business strategies. HCWC’s expected low leverage and strong equity currency will enable management to advance its business strategy through both acquisitions and organically.

●	Provide an experienced and dedicated management team to execute on HCWC’s growth strategy. HCWC will have a management team focused on enhancing the performance of HCWC’s assets and finding value-creating opportunities, without any ongoing costs burden from HCMC.

●	Tailor equity compensation to appropriately incentivize employees of each company. The separation will facilitate incentive compensation arrangements for employees more directly tied to the performance of each company’s business and enhance employee hiring and retention by, among other things, improving the alignment of management and employee incentives with performance and growth objectives of their respective employer’s business.

●	Enhance the attributes of both companies. The separation will provide investors with two distinct, targeted investment opportunities and enable them to separately value HCMC and HCWC based on their unique investment identities, including the merits, performance and future prospects of their respective businesses.

●	The Spin-Off will establish the Company as an independent publicly traded corporation, which we believe will meaningfully enhance its industry market perception, thereby providing greater growth opportunities for us than our consolidated operation as a division of HCMC.

The HCMC board of directors considered a number of potentially negative factors in evaluating the separation, including risks relating to the creation of a new public company, possible increased administrative costs and one-time separation costs, but concluded that the potential benefits of the separation outweighed these factors. For more information, see the sections entitled “The Spin-Off—Reasons for the Spin-Off” and “Risk Factors.”

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Q:	Why is the separation of the Company structured as a spin-off?

A:	HCMC believes that a tax-free distribution of the Common Stock is the most efficient way to separate our business from HCMC in a manner that will achieve the above benefits and provide the most stockholder value.

Q:	What will I receive in the Spin-Off?

A:	As a holder of HCMC common stock, you will receive a dividend of HCWC Class A common stock and Class B common stock shares that correlates to the percentage of HCMC common stock that you hold on the Record Date (as defined below). The distribution agent will distribute only whole shares of our Common Stock in the Spin-Off. See “Questions and Answers About the Spin-Off—How will fractional shares be treated in the Spin-Off?” for more information on the treatment of the fractional shares in the Spin-Off. Your proportionate ownership interest in HCMC will not change as a result of the Spin-Off, and the number of HCMC shares owned by you will not be decreased as a result of the dividend. For a more detailed description, see “The Spin-Off.”

Q:	What is being distributed to holders of HCMC common stock in the Spin-Off?

A:	HCMC anticipates that it will distribute approximately 1,880,000 shares of HCWC Class A common stock and 7,520,000 shares of HCWC Class B common stock in the Spin-Off. The actual number of shares of HCWC Common Stock that HCMC will distribute will depend on several factors including the number of shares of HCMC common stock outstanding on the Record Date and valuation of HCWC. Subject to the preceding, the shares of our Common Stock that HCMC distributes will constitute all of the issued and outstanding shares of our Common Stock immediately prior to the Spin-Off. For more information on the shares being distributed in the Spin-Off, see “Description of Our Capital Stock—Common Stock.”

Q:	What is the record date for the Distribution?

A:	HCMC has designated the close of business as of 5:00 p.m., New York City time, on ____, 2023, which we refer to as the “Record Date,” as the record ownership date for the Distribution. HCMC may elect to change the Record Date based on the timing of the Distribution.

Q:	When will the Distribution to holders of HCMC common stock occur?

A:	The Distribution will be effective as of , New York City time, on , 2023, which we refer to as the “Distribution Date.” On or shortly after the Distribution Date, the whole shares of our Common Stock will be credited in book-entry accounts for stockholders entitled to receive those shares in the Distribution. See “Questions and Answers About the Spin-Off—How will HCMC distribute shares of our Common Stock?” for more information on how to access your book-entry account or your bank, brokerage or other account holding the Common Stock you will receive in the Distribution.

Q:	Restrictions on Resale of HCWC Common Stock

A:	Of the shares of HCWC common stock received by each stockholder of HCMC, 20% of such shares (or approximately 1,880,000 in the aggregate) will be Class A common stock and may be sold immediately following the Distribution. The shares of HCWC Class B common stock received in the distribution will comprise the remaining 80% of the Distribution and may not be sold during the Lock Up Period. Upon the expiration of the Lock Up Period, shares of the Class B common stock will automatically convert into shares of Class A common stock and will be freely transferable.

Q:	What do I have to do to participate in the Distribution?

A:	You are not required to take any action, but we urge you to read this Prospectus carefully. Holders of HCMC common stock on the Record Date will not need to pay any cash or deliver any other consideration, including any shares of HCMC common stock, in order to receive shares of our Common Stock in the Distribution. No stockholder approval of the Distribution is required. We are not asking you for a vote, and we request that you do not send us a proxy card.

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Q:	If I sell my shares of HCMC common stock on or before the Distribution Date, will I still be entitled to receive shares of the Common Stock in the Distribution?

A:	If you hold shares of HCMC common stock on the Record Date and decide to sell them on or before the Distribution Date, you may be able choose to either (1) sell your HCMC common stock together with your entitlement to receive our Common Stock dividend or (2) sell your HCMC common stock and keep for yourself your entitlement to receive our Common Stock dividend. You should discuss these alternatives with your bank, broker or other nominee. See “The Spin-Off—Trading Prior to the Distribution Date” for more information.

Q:	How will HCMC distribute shares of our Common Stock?

A:	Registered stockholders: If you are a registered stockholder (meaning you own your shares of HCMC common stock directly through HCMC’s transfer agent, Equity Stock Transfer), our distribution agent will credit the whole shares of our Common Stock you receive in the Distribution to a new book-entry account with our transfer agent on or shortly after the Distribution Date. Our distribution agent will mail you a book-entry account statement that reflects the number of whole shares of our Common Stock you own. You will be able to access information regarding your book-entry account holding our Common Stock at our transfer agent.

“Street name” or beneficial stockholders: If you own your shares of HCMC common stock beneficially through a bank, broker or other nominee, your bank, broker or other nominee will credit your account with the whole shares of our Common Stock you receive in the Distribution on or shortly after the Distribution Date. Please contact your bank, broker or other nominee for further information about your account.

We will not issue any physical stock certificates to any stockholders, even if requested. See “The Spin-Off - When and How You Will Receive Company Common Stock” for a more detailed explanation.

Q:	How will fractional shares be treated in the Distribution?

A:	Fractional shares will be rounded down to the nearest whole share. See “The Spin-Off—Treatment of Fractional Shares” for a more detailed explanation of the treatment of fractional shares.

Q:	What are the U.S. federal income tax consequences to me of the Distribution?

A:	For U.S. federal income tax purposes, no gain or loss should be recognized by, or be includible in the income of a U.S. Holder (as defined in “Material U.S. Federal Income Tax Consequences of the Spin-Off”) as a result of the Distribution. In addition, the aggregate tax basis of the HCMC common stock and our Common Stock held by each U.S. Holder immediately after the Distribution will be the same as the aggregate tax basis of the HCMC common stock held by the U.S. Holder immediately before the Distribution, allocated between the HCMC common stock and our Common Stock in proportion to their relative fair market values on the Distribution Date (subject to certain adjustments). See “Material U.S. Federal Income Tax Consequences of the Spin-Off” for more information regarding the potential tax consequences to you of the Spin-Off.

Q:	Does the Company intend to pay cash dividends?

A:	Following the Spin-Off, we do not anticipate paying any dividends on our Common Stock in the foreseeable future. See “Dividend Policy” for more information.

Q:	How will the Class A common stock trade?

A:	Currently, there is no public market for our Common Stock. We intend to list the Class A common stock on NYSE American exchange under the symbol “HCWC.” The Class B common stock will not listed on any exchange.

We anticipate that trading in the Class A common stock will begin on a “when-issued” basis from the Record Date for the Distribution and will continue up to and including the Distribution Date. “When-issued” trading in the context of a spin-off refers to a sale or purchase made conditionally on or before the Distribution Date because the securities of the spun-off entity have not yet been distributed. “When-issued” trades generally settle within four trading days after the Distribution Date. On the first trading day following the Distribution Date, any “when-issued” trading of the Class A common stock will end and “regular-way” trading will begin. Regular-way trading refers to trading after the security has been distributed and typically involves a trade that settles on the third full trading day following the date of the trade. See “The Spin-Off—Trading Prior to the Distribution Date” for more information. We cannot predict the trading prices for the Class A common stock before, on or after the Distribution Date. No assurance can be given that a when-issued trading market for either HCMC common stock or HCWC Class A common stock will, in fact, develop or be sustained.

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Q:	Do I have appraisal rights in connection with the Spin-Off?

A:	No. Holders of HCMC common stock are not entitled to appraisal rights in connection with the Spin-Off.

Q:	Who is the transfer agent and registrar for the Common Stock?

A:	Equity Stock Transfer is the transfer agent and registrar for the Common Stock.

Q:	Are there risks associated with owning shares of the Common Stock?

A:	Yes. Our business faces both general and specific risks and uncertainties. Our business also faces risks relating to the Spin-Off. Following the Spin-Off, we will also face risks associated with being an independent publicly traded company. Accordingly, you should read carefully the information set forth in the section titled “Risk Factors” in this Prospectus.

Q:	Are there any conditions to completing the Spin-Off?

A:	Yes. The Spin-Off is conditional upon a number of matters, including the authorization and approval of the board of directors of HCMC, the declaration of effectiveness of our Registration Statement on Form S-1, of which this prospectus is a part, by the Securities and Exchange Commission, and listing of HCWC Class A common stock by the NYSE American or another national securities exchange approved by the HCMC board of directors. See “Summary of the Spin-Off—Conditions to the Spin-Off” for a more detailed explanation of the conditions to completing the Spin-Off.

Q:	Will HCMC continue to operate a publicly traded business?

A:	Yes. After the Spin-Off, HCMC will continue to be a SEC reporting company quoted on the OTC Pink. Through its wholly owned subsidiary, HCMC Intellectual Property Holdings, LLC, HCMC will seek to structure royalty and licensing deals for its IP portfolio to maximize and monetize its current suite of patents; along with marketing its current product offerings, including its patented Q-Cup. HCMC will also continue to pursue its IP infringement action again Philip Morris. At the time of the Distribution, HCMC expects to have $____ million in available cash on its balance sheet.

Q:	Could there be any other classes of capital stock of the Company outstanding after the Spin-Off?

A:	Yes. HCWC has entered into an agreement to sell and issue 13,250 shares of Series A Convertible Preferred Stock (“Series A Preferred Stock”) at a purchase price of $1,000 per share on or about the Distribution Date (the “Initial Offering”). The Series A Preferred Stock will be convertible into Class A common stock. See “Description of Our Capital Stock—Preferred Stock” for more information regarding the Series A Preferred Stock.

Q:	Where can I get more information?

A:	Before the Spin-Off, if you have any questions relating to the Spin-Off, you should contact:

Investor Relations

305.600.504 extension 219

https://www.healthiercmc.com/contact

After the Spin-Off, if you have any questions relating to the Company, you should contact:

Investor Relations

________________________

________________________

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SUMMARY OF THE SPIN-OFF

Distributing Company	HCMC will hold all of HCWC’s Common Stock issued and outstanding prior to the Distribution. After the Distribution, HCMC will not own any shares of our Common Stock or our preferred stock.

Distributed Company	Healthy Choice Wellness Corp., a Delaware corporation and a wholly owned subsidiary of HCMC. At the time of the Distribution, we will hold, directly or through our wholly owned subsidiaries, the assets and liabilities of the grocery and wellness businesses of HCMC. After the Spin-Off, we will be an independent publicly traded company.

Distributed Securities	All of the shares of our Common Stock owned by HCMC, which will be 100% of our Common Stock issued and outstanding immediately prior to the Distribution. Based on the approximately shares of HCMC common stock outstanding on , 2023, and applying the distribution ratio of share of our Class A common stock and share of our Class B common stock for every share of HCMC common stock (and HCMC Preferred Stock, on an as converted basis), approximately 1,880,000 shares of our Class A common stock and 7,520,000 shares of our Class B common stock will be distributed.

Record Date	The Record Date is the close of business on , 2023.

Distribution Date	The Distribution Date is , 2023.

Distribution Ratio	Each holder of HCMC common stock will receive shares of our Class A common stock and _____ shares of our Class B common stock for every ______ shares of HCMC common stock it holds on the Record Date (the “Distribution Ratio”). The distribution agent will distribute only whole shares of our Common Stock in the Spin-Off. See “The Spin-Off—Treatment of Fractional Shares” for more detail. Please note that if you sell your shares of HCMC common stock on or before the Distribution Date, the buyer of those shares may in some circumstances be entitled to receive the shares of our Common Stock to be distributed in respect of the HCMC shares that you sold. See “The Spin-Off—Trading Prior to the Distribution Date” for more detail.

The Distribution	On the Distribution Date, HCMC will release the shares of our Common Stock to the distribution agent to distribute to HCMC stockholder. Our shares will be distributed in book-entry form, and thus we will not issue any physical stock certificates. We expect that it will take the distribution agent up to two weeks to electronically issue shares of our Common Stock to you or your bank or brokerage firm on your behalf by way of direct registration in book-entry form. You will not be required to make any payment, surrender or exchange your shares of HCMC common stock or take any other action to receive your shares of our Common Stock.

Resale of HCWC Common Stock	Of the shares of HCWC Common Stock received by each stockholder of HCMC, 20% of such shares will be Class A common stock and (or approximately 1,880,000 in the aggregate) may be sold immediately following the distribution, The remaining 80% of common shares will be HCWC Class B common stock and may not be sold prior to the expiration of the Lock Up Period. The shares of Class B common stock will be identical in all respects to the Class A common stock, except that the Class B common stock will be subject to the Lock Up Period and will automatically convert into Class A common stock on the expiration of the Lock Up Period.

Fractional Shares	All fractional shares will be rounded down. See “The Spin-Off—Treatment of Fractional Shares” for more detail.

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Conditions to the Spin-Off	The Spin-Off is subject to the satisfaction, or the HCMC board of directors’ waiver, of the following conditions:

	●	the HCMC board of directors shall have authorized and approved the Spin-Off and not withdrawn such authorization and approval, and shall have declared the dividend of our Common Stock to HCMC stockholders;

	●	the Separation Agreement and the ancillary agreements contemplated by the Separation Agreement shall have been executed by each party thereto;

	●	the Securities and Exchange Commission (the “SEC”) shall have declared effective our Registration Statement on Form S-1, of which this Prospectus is a part, under the Securities Act of 1933, as amended (the “Securities Act”), and no stop order suspending the effectiveness of our Registration Statement shall be in effect and no proceedings for that purpose shall be pending before or threatened by the SEC;

	●	our Class A common stock shall have been accepted for listing on the New York Stock Exchange or another national securities exchange, subject to official notice of issuance;

	●	no order, injunction or decree issued by any governmental authority of competent jurisdiction or other legal restraint or prohibition preventing consummation of the Spin-Off shall be in effect, and no other event outside the control of HCMC shall have occurred or failed to occur that prevents the consummation of the Spin-Off;

	●	no other events or developments shall have occurred prior to the Distribution Date that, in the judgment of the HCMC board of directors, would result in the Spin-Off having a material adverse effect on HCMC or its stockholders;

	●	prior to the Distribution Date, this Prospectus shall have been mailed or delivered electronically to the holders of HCMC common stock as of the Record Date;

	●	HCMC shall have duly elected the individuals to be listed as members of our post-Spin-Off board of directors in this Prospectus, and such individuals shall be the members of our board of directors, which we refer to as our “Board,” immediately after the Spin-Off; provided that our current directors shall appoint at least one independent director to serve on our Board and Audit Committee prior to the date on which “when-issued” trading of our Common Stock commences;

	●	immediately prior to the Distribution Date, our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, each in substantially the form filed as an exhibit to the Registration Statement on Form S-1, of which this Prospectus is a part, shall be in effect; and

	●	HCMC shall have received a certificate signed by our Chief Financial Officer, dated as of the Distribution Date, certifying the satisfaction of certain conditions.

The fulfillment of the foregoing conditions will not create any obligation on the part of HCMC to affect the Spin-Off. We are not aware of any material federal, foreign or state regulatory requirements with which we must comply, other than SEC rules and regulations, or any material approvals that we must obtain, other than the approval for listing of our Class A common stock and the SEC’s declaration of the effectiveness of the Registration Statement, in connection with the Spin-Off. HCMC has the right not to complete the Spin-Off if, at any time, the HCMC board or directors determines, in its sole and absolute discretion, that the Spin-Off is not in the best interests of HCMC or its stockholders or is otherwise not advisable.

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Trading Market and Symbol	We intend to file an application to list the Class A common stock on the NYSE American exchange under the symbol “HCWC.” We anticipate that, after the Record Date, trading of shares of the Class A common stock will begin on a “when-issued” basis and will continue up to and including the Distribution Date, and we expect that “regular-way” trading of our Class A common stock will begin the first trading day after the Distribution Date.

We also anticipate that, as early as two trading days prior to the Record Date, there will be two markets in HCMC common stock: (i) a “regular-way” market on which shares of HCMC common stock will trade with an entitlement for the purchaser of HCMC common stock to receive shares of our Common Stock to be distributed in the Distribution, and (ii) an “ex-distribution” market on which shares of HCMC common stock will trade without an entitlement for the purchaser of HCMC common stock to receive shares of our Common Stock. See “The Spin-Off—Trading Prior to the Distribution Date.”

Tax Consequences to HCMC Stockholders	For U.S. federal income tax purposes, the Company believes no gain or loss should be recognized by, or be includible in the income of, a U.S. Holder (as defined in “Material U.S. Federal Income Tax Consequences of the Spin-Off”) as a result of the Distribution. In addition, the aggregate tax basis of the HCMC common stock and our Common Stock held by each U.S. Holder immediately after the Distribution will be the same as the aggregate tax basis of the HCMC common stock held by the U.S. Holder immediately before the Distribution, allocated between the HCMC common stock and our Common Stock in proportion to their relative fair market values on the date of the Distribution (subject to certain adjustments). See “Material U.S. Federal Income Tax Consequences of the Spin-Off.”

We urge you to consult your tax advisor as to the specific tax consequences of the Distribution to you, including the effect of any U.S. federal, state, local or foreign tax laws and of changes in applicable tax laws.

Relationship with HCMC after the Spin-Off	We intend to enter into several agreements with HCMC related to the Spin-Off, which will govern the relationship between HCMC and us up to and after completion of the Spin-Off and allocate between HCMC and us various assets, liabilities, rights and obligations. These agreements include:

● a Separation Agreement that will set forth HCMC’s and our agreements regarding the principal actions that both parties will take in connection with the Spin-Off and aspects of our relationship following the Spin-Off;

● a Transition Services Agreement pursuant to which HCMC and we will provide each other specified services on a transitional basis to help ensure an orderly transition following the Spin-Off;

● a Tax Matters Agreement that will govern the respective rights, responsibilities and obligations of HCMC and us after the Spin-Off with respect to all tax matters and will include restrictions to preserve the tax-free status of the Spin-Off; and

● an Employee Matters Agreement that will address employment, compensation and benefits matters, including the allocation and treatment of assets and liabilities arising out of employee compensation and benefits programs in which our employees participated prior to the Spin-Off.

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We describe these arrangements in greater detail under “Our Relationship With HCMC Following The Distribution—Agreements with HCMC,” and describe some of the risks of these arrangements under “Risk Factors—Risks Relating to the Spin-Off.”

Dividend Policy	Following the Spin-Off, we do not anticipate paying any cash dividends on our Common Stock in the foreseeable future. See “Dividend Policy” for more information.

Transfer Agent and Distribution Agreement	Equity Stock Transfer LLC

Risk Factors	Our business faces both general and specific risks and uncertainties. Our business also faces risks relating to the Spin-Off. Following the Spin-Off, we will also face risks associated with being an independent publicly traded company. Accordingly, you should read carefully the information set forth under “Risk Factors.”

HCMC STOCKHOLDERS WILL NOT BE REQUIRED TO PAY FOR SHARES OF OUR COMMON STOCK RECEIVED IN THE DISTRIBUTION, OR TO SURRENDER OR EXCHANGE SHARES OF HCMC COMMON STOCK IN ORDER TO RECEIVE OUR COMMON STOCK, OR TO TAKE ANY OTHER ACTION IN CONNECTION WITH THE DISTRIBUTION. NO VOTE OF HCMC STOCKHOLDERS IS REQUIRED OR SOUGHT IN CONNECTION WITH THE DISTRIBUTION, AND HCMC STOCKHOLDERS HAVE NO APPRAISAL RIGHTS IN CONNECTION WITH THE DISTRIBUTION.

ADDITIONAL RISK FACTORS RELATED TO THE SPIN OFF

RISKS RELATING TO THE SPIN-OFF

The Spin-Off could result in significant tax liability to HCMC and its stockholders.

We have not sought an IRS Ruling to the effect that, for U.S. federal income tax purposes, the Distribution will qualify as tax-free under Section 355 of the Code. If the Spin-Off were determined not to qualify for non-recognition of gain and loss, U.S. Holders could be subject to tax. In this case, each U.S. Holder who receives our Common Stock in the Spin-Off would generally be treated as receiving a distribution in an amount equal to the fair market value of our Common Stock received, which would generally result in (i) a taxable dividend to the U.S. Holder to the extent of that U.S. Holder’s pro rata share of HCMC’s current and accumulated earnings and profits; (ii) a reduction in the U.S. Holder’s basis (but not below zero) in HCMC common stock to the extent the amount received exceeds the stockholder’s share of HCMC’s earnings and profits; and (iii) a taxable gain from the exchange of HCMC common stock to the extent the amount received exceeds the sum of the U.S. Holder’s share of HCMC’s earnings and profits and the U.S. Holder’s basis in its HCMC common stock.

If the Spin-Off were determined not to qualify for non-recognition of gain and loss, then HCMC would recognize gain in an amount up to the fair market value of our Common Stock held by it immediately before the Spin-Off. Under certain circumstances, we could have an indemnification obligation to HCMC with respect to tax on any such gain. See below and “Material U.S. Federal Income Tax Consequences of the Spin-Off” for more information.

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We could have an indemnification obligation to HCMC if the Spin-Off were determined not to qualify for non-recognition treatment.

If, due to any of our covenants in the Tax Matters Agreement being breached, it were determined that the Spin-Off did not qualify for non-recognition of gain and loss under Section 355 of the Internal Revenue Code of 1986, as amended (the “Code”), we could be required to indemnify HCMC for the resulting taxes and related expenses. In addition, Section 355(e) of the Code generally creates a presumption that the Spin-Off would be taxable to HCMC, but not to holders, if we or our stockholders were to engage in transactions that result in a 50% or greater change by vote or value in the ownership of our Common Stock during the four-year period beginning on the date that begins two years before the date of the Spin-Off, unless it were established that such transactions and the Spin-Off were not part of a plan or series of related transactions giving effect to such a change in ownership. If the Spin-Off were taxable to HCMC due to such 50% or greater change in the ownership of our Common Stock, HCMC would recognize gain in an amount up to the fair market value of our Common Stock held by it immediately before the Spin-Off, and we generally would be required to indemnify HCMC for the tax on such gain and related expenses. See “Our Relationship With HCMC Following The Distribution—Agreements with HCMC—Tax Matters Agreement” for more information.

We intend to agree to numerous restrictions to preserve the non-recognition treatment of the Spin-Off, which may reduce our strategic and operating flexibility.

We intend to agree in the Tax Matters Agreement to covenants and indemnification obligations that address compliance with Section 355(e) of the Code. These covenants and indemnification obligations may limit our ability to pursue strategic transactions or engage in new businesses or other transactions that might maximize the value of our business, and could discourage or delay a strategic transaction that our stockholders may consider favorable. See “Our Relationship With HCMC Following The Distribution—Agreements with HCMC—Tax Matters Agreement” for more information.

We may be unable to achieve some or all of the benefits that we expect to achieve from the Spin-Off.

We believe that, as an independent publicly-traded company, we will be able to, among other things, better focus our financial and operational resources on our specific business, implement and maintain a capital structure designed to meet our specific needs, design and implement corporate strategies and policies that are targeted to our business, more effectively respond to industry dynamics and create effective incentives for our management and employees that are more closely tied to our business performance. However, by separating from HCMC, we may be more susceptible to market fluctuations and have less leverage with suppliers, and we may experience other adverse events. In addition, we may be unable to achieve some or all of the benefits that we expect to achieve as an independent company in the time we expect, if at all. The completion of the Spin-Off will also require significant amounts of our management’s time and effort, which may divert management’s attention from operating and growing our business.

We may be unable to make, on a timely or cost-effective basis, the changes necessary to operate as an independent publicly-traded company, and we may experience increased costs after the Spin-Off.

HCMC has provided us with various corporate services. Following the Spin-Off, HCMC will have no obligation to provide us with assistance other than the transition services described under “Our Relationship With HCMC Following The Distribution—Agreements with HCMC.” These services do not include every service that we have received from HCMC in the past, and HCMC is only obligated to provide these services for limited periods from the date of the Spin-Off. Accordingly, following the Spin-Off, we will likely need to provide internally or obtain from unaffiliated third parties the services we currently receive from HCMC. We may be unable to replace these services in a timely manner or on terms and conditions as favorable as those we receive from HCMC. We may be unable to successfully establish the infrastructure or implement the changes necessary to operate independently or may incur additional costs. If we fail to obtain the services necessary to operate effectively or if we incur greater costs in obtaining these services, our business, financial condition and results of operations may be adversely affected.

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We have no operating history as an independent publicly-traded company, and our historical financial information is not necessarily representative of the results we would have achieved as an independent publicly-traded company and may not be a reliable indicator of our future results.

We derived the historical financial information included in this Prospectus from HCMC’s consolidated financial statements, and this information does not necessarily reflect the results of operations and financial position we would have achieved as an independent publicly traded company during the periods presented or those that we will achieve in the future. This is primarily because of the following factors:

●	Prior to the Spin-Off, we operated as part of HCMC’s broader corporate organization, and HCMC performed various corporate functions for us. Our historical financial information reflects allocations of corporate expenses from HCMC for these and similar functions. These allocations may not reflect the costs we will incur for similar services in the future as an independent publicly traded company.

●	We will enter into transactions with HCMC that did not exist prior to the Spin-Off or modify our existing agreements with HCMC, such as HCMC’s provision of transition services, which will cause us to incur new costs.

●	Our historical financial information does not reflect changes that we expect to experience in the future as a result of our separation from HCMC, including changes in our cost structure, personnel needs, tax structure, financing and business operations. As part of HCMC, we enjoyed certain benefits from HCMC’s operating diversity, size, purchasing power, borrowing leverage and available capital for investments, and we will lose these benefits after the Spin-Off. As an independent entity, we may be unable to purchase goods, services and technologies, such as insurance and health care benefits and computer software licenses or access capital markets on terms as favorable to us as those we obtained as part of HCMC prior to the Spin-Off.

Following the Spin-Off, we will also be responsible for the additional costs associated with being an independent publicly traded company, including costs related to corporate governance, investor and public relations and public reporting. In addition, certain costs incurred by HCMC, including executive oversight, accounting, treasury, tax, legal, human resources, occupancy, procurement, information technology and other shared services, have historically been allocated to us by HCMC; but these allocations may not reflect the future level of these costs to us as we begin to provide these services ourselves. Therefore, our historical financial statements may not be indicative of our future performance as an independent publicly-traded company. We cannot assure you that our operating results will continue at a similar level when we are an independent publicly-traded company. For additional information about our past financial performance and the basis of presentation of our financial statements, see “Selected Historical Financial Data,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our historical financial statements and the notes thereto included elsewhere in this Prospectus.

We may not be able to access the credit and capital markets at the times and in the amounts needed on acceptable terms.

From time to time we may need to access the long-term and short-term capital markets to obtain financing. Although we believe that the sources of capital in place at the time of the Spin-Off will permit us to finance our operations for the foreseeable future on acceptable terms and conditions, we have not previously accessed the capital markets as an independent public company, and our access to, and the availability of, financing on acceptable terms and conditions in the future will be impacted by many factors, including our financial performance, our credit ratings or absence thereof, the liquidity of the overall capital markets and the state of the economy. We cannot assure you that we will have access to the capital markets at the times and in the amounts needed or on terms acceptable to us.

Some of our contracts contain provisions requiring the consent of third parties in connection with the Spin-Off. If these consents are not obtained, we may be unable to enjoy the benefit of these contracts in the future.

Some of our contracts contain provisions that require the consent of third parties to the Spin-Off. Failure to obtain such consents on commercially reasonable and satisfactory terms may impair our entitlement to the benefit of these contracts in the future. Other than certain landlord consents, we have obtained all required consents that would be required in connection with the Spin-Off. We expect to receive these remaining landlord consents prior to the Distribution.

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We may have been able to receive better terms from unaffiliated third parties than the terms we receive in our agreements with HCMC.

We will negotiate agreements with HCMC related to our separation from HCMC, including the Separation Agreement, Transition Services Agreement, Tax Matters Agreement and Employee Matters Agreement, while we are still part of HCMC. Accordingly, these agreements may not reflect terms that would have resulted from arms-length negotiations between unaffiliated parties. The terms of the agreements being negotiated relate to, among other things, allocations of assets, liabilities, rights, indemnifications and other obligations between HCMC and us. We may have received better terms from third parties because third parties may have competed with each other to win our business. See “Our Relationship With HCMC Following The Distribution” for more information.

No market for the Common Stock currently exists, and an active trading market may not develop or be sustained after the Spin-Off. Following the Spin-Off, our stock price may fluctuate significantly.

There is currently no public market for the Class A common stock. We intend to apply to list the Class A common stock on the New York Stock Exchange. We anticipate that before the Distribution Date, trading of shares of the Class A common stock will begin on a “when-issued” basis and this trading will continue up to and including the Distribution Date. However, an active trading market for the Class A common stock may not develop as a result of the Spin-Off or may not be sustained in the future. The lack of an active market may make it more difficult for stockholders to sell our shares and could lead to our share price being depressed or volatile.

We cannot predict the prices at which the Class A common stock may trade after the Spin-Off. The market price of the Class A common stock may fluctuate widely, depending on many factors, some of which may be beyond our control, including:

●	actual or anticipated fluctuations in our operating results due to factors related to our businesses;

●	our quarterly or annual earnings or those of other companies in our industries;

●	our ability to obtain financing as needed;

●	announcements by us or our competitors of significant acquisitions or dispositions;

●	changes in accounting standards, policies, guidance, interpretations or principles;

●	the failure of securities analysts to cover the Class A common stock after the Spin-Off;

●	changes in earnings estimates by securities analysts or our ability to meet those estimates;

●	the operating and stock price performance of other comparable companies;

●	overall market fluctuations;

●	results from any material litigation or government investigation;

●	changes in laws and regulations (including tax laws and regulations) affecting our business;

●	changes in capital gains taxes and taxes on dividends affecting stockholders; and

●	general economic conditions and other external factors.

Furthermore, our business profile and market capitalization may not fit the investment objectives of some HCMC stockholders and, as a result, these HCMC stockholders may sell their shares of our Class A common stock after the Spin-Off. See “Risk Factors—Substantial sales of the Class A common stock may occur in connection with the Spin-Off, which could cause our stock price to decline.” Low trading volume for the Class A common stock, which may occur if an active trading market does not develop, among other reasons, would amplify the effect of the above factors on our stock price volatility.

Stock markets in general have experienced volatility that has often been unrelated to the operating performance of a particular company. These broad market fluctuations could adversely affect the trading price of the Class A common stock.

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THE SPINOFF

Background of Spinoff

On August 22, 2022, HCMC announced plans for the complete legal and structural separation of the Company from HCMC. HCMC will distribute all of its equity interest in us, consisting of all of the outstanding shares of our Common Stock, to HCMC’s stockholders on a pro rata basis, with some adjustments for rounding down of fractional shares. Following the Spin-Off, HCMC will not own any equity interest in us, and we will operate independently from HCMC. No approval of HCMC’s common stockholders is required in connection with the Spin-Off, and HCMC’s common stockholders will not have any appraisal rights in connection with the Spin-Off.

The Spin-Off is subject to the satisfaction, or the HCMC board of directors’ waiver, of a number of conditions. In addition, HCMC has the right not to complete the Spin-Off if, at any time, the HCMC Board determines, in its sole and absolute discretion, that the Spin-Off is not in the best interests of HCMC or its stockholders or is otherwise not advisable. For a more detailed description, see “The Spin-Off—Conditions to the Spin-Off.”

The financial terms of the Spin-Off were primarily based on a valuation performed by a leading independent industry valuation firm. The derived valuation of $94 million for HCWC is based on a discounted cash flow (DCF) analysis projecting cash flows over a 5-year period and using a discount factor based on the cost of capital. The Distribution Ratio was determined based on both the HCWC valuation and the current market capitalization of HCMC. Other factors evaluated in connection with the financial terms of the Spin-Off included existing contractual obligations of both HCWC and HCWC, growth prospects of each business and the expected cash available at each entity upon the Spin-Off.

Reasons for the Spin-Off

The HCMC Board believes that separating HCMC’s grocery and wellness business into an independent, publicly traded company is in the best interests of HCMC and its stockholders for a number of reasons, including the following:

●	Establish HCWC as a separate company with a greater ability to focus on and grow its business. The separation will provide investors with the opportunity to invest in two separate business lines with different business strategies, target customers, and equity currencies. By separating the businesses, HCWC will have the flexibility to implement strategic initiatives aligned with its business plan and prioritize investment spending and capital allocation in a manner that will lead to growth and operational efficiencies that otherwise may not occur as part of a larger, more diversified enterprise like HCMC.

●	Create a company with balance sheet strength and equity currency to grow through acquisitions. HCWC will have its own balance sheet and direct access to capital sources that will position the company to take advantage of growth opportunities suited to its business strategies. HCWC’s expected low leverage and strong equity currency will enable management to advance its business strategy through acquisitions and organic growth.

●	Provide an experienced and dedicated management team to execute on HCWC’s growth strategy. HCWC will have a management team focused on enhancing the performance of HCWC’s assets and finding value-creating opportunities.

●	Tailor equity compensation to appropriately incentivize employees of each company. The separation will facilitate incentive compensation arrangements for employees more directly tied to the performance of each company’s business and enhance employee hiring and retention by, among other things, improving the alignment of management and employee incentives with performance and growth objectives of their respective employer’s business.

●	Enhance investor transparency and better highlight the attributes of both companies. The separation will provide investors with two distinct, targeted investment opportunities and enable them to separately value HCMC and HCWC based on their unique investment identities, including the merits, performance and future prospects of their respective businesses.

●	The Spin-Off will establish the Company as an independent publicly traded corporation, which we believe will meaningfully enhance its industry market perception, thereby providing greater growth opportunities for us than our consolidated operation as a division of HCMC.

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Neither HCWC nor HCMC can assure you that, following the separation, any of the benefits described above or otherwise will be realized to the extent anticipated or at all.

The HCMC Board also considered a number of potentially negative factors in evaluating the separation, including the following:

●	Loss of synergies and increased costs. HCWC may incur costs for certain functions previously performed by HCMC, such as accounting, tax and information technology functions, which are higher than the amounts reflected in HCWC’s historical financial statements, which could cause HCWC’s profitability to decrease.

●	Disruptions to the business as a result of the separation. The actions required to separate HCMC’s and HCWC’s respective businesses could disrupt HCWC’s operations.

●	Increased significance of certain costs and liabilities. Certain costs and liabilities that were otherwise less significant to HCMC as a whole will be more significant for HCWC as a standalone company.

●	One-time costs of the separation. HCWC will incur costs in connection with the transition to being a standalone public company that may include accounting, tax and information technology functions, recruiting and relocation costs associated with hiring key senior management personnel new to HCWC, costs related to establishing a new brand identity in the marketplace, and costs to separate information systems.

●	Inability to realize anticipated benefits of the separation. HCWC may not achieve the anticipated benefits of the separation for a variety of reasons, including, among others, that the separation will require significant amounts of management’s time and effort, which may divert management’s attention from operating and growing HCWC’s business.

●	Limitations placed upon HCWC as a result of the tax matters agreement. To preserve the tax-free treatment to HCMC of the separation and the distribution, under the tax matters agreement that HCWC will enter into with HCMC, HCWC will be restricted from taking any action that prevents the distribution and related transactions from being tax-free for U.S. federal income tax purposes. These restrictions may limit HCWC’s ability to pursue certain strategic transactions or engage in other transactions that might increase the value of its business.

The HCMC Board concluded that the potential benefits of the separation outweighed these factors.

Alternatives to Spin-Off

The HCMC Board considered various alternatives to the Spin-Off to determine what course of action, if any, would be in the best interest of the HCMC stockholders. These alternatives included a reverse stock split, a carve-out spin off, a strategic transaction with other entities and other capital raising opportunities. After consideration of the alternatives with their financial and legal advisors, the Board and HCMC management determined the Spin-Off was the strategic alternative likely to create the most stockholder value for the HCMC stockholders.

Reverse Stock Split - HCMC considered a reverse stock split to generate a common stock price that would meet the listing standards with respect to minimum stock price required by the NYSE American or Nasdaq. HCMC, however, had previously undertaken two stock splits in 2016 that failed to result in achieving the stock price target and also eventually devastated HCMC’s per share stock price. In addition, HCMC does not believe it would be able to obtain the necessary stockholder approval needed to consummate a reverse stock split.

Carve-Out Spinoff – In a carve-out spinoff, HCMC would be selling HCWC common stock to the public and would retain a portion of the HCWC stock to hold as an investment. The Board believed that this course was not attractive because it (1) disadvantaged HCMC shareholders who should participate in the upside of HCWC ownership and (2) transformed HCMC into both an investment “holding” company and (2) a separate vape-related business.

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Strategic Transaction - Given HCMC’s capital structure and history of losses, the Board, after consultation with various advisors, did not believe HCMC would be an attractive strategic acquisition or merger candidate. Competitors in the grocery business would be unwilling to acquire the vape segment of HCMC’s operations and a separate sale of HCMC’s intellectual property seem highly likely in the required short time frame.

Additional Capital Raising – The Board believed that capital raising going forward would be difficult for HCMC due to (1) losses at the vape-related business, (2) the changing economic environment and current volatility of the U.S. capital markets.

The Board and HCMC management believe that separating the grocery segment into a new stand-alone public company, and giving 100% of the initially issued stock to the HCMC shareholders in the form of a stock dividend, is the best way to create increased value for the HCMC stockholders. By separating the businesses, HCWC will have the flexibility to implement strategic initiatives aligned with its business plan and prioritize investment spending and capital allocation in a manner that will lead to growth and operational efficiencies that otherwise may not occur as part of a larger, more diversified enterprise like HCMC. Following the Spin-Off, HCMC will continue to market and sell its current vape-related products (such as Q-Cups) and will seek to further monetize its patent suite through (1) development and production of its patented products, (2) licensing and royalty agreements, and (3) enforcement actions against infringers of HCMC intellectual property.

When and How You Will Receive Company Common Stock

HCMC will distribute to its stockholders, as a pro rata dividend, ____ share of our Class A common stock and ____ share of our Class B common stock for every ______ shares of HCMC common stock outstanding as of , 2023, the Record Date of the Distribution.

Prior to the Spin-Off, HCMC will deliver all of the issued and outstanding shares of our Common Stock to the distribution agent. Equity Stock Transfer will serve as distribution agent in connection with the Distribution and as transfer agent and registrar for our Common Stock.

If you own HCMC common stock as of the close of business on , 2023, the shares of our Common Stock that you are entitled to receive in the Distribution will be issued to your account as follows:

●	Registered stockholders. If you own your shares of HCMC common stock directly through HCMC’s transfer agent, Equity Stock Transfer, you are a registered stockholder. In this case, the distribution agent will credit the whole shares of our Common Stock you receive in the Distribution by way of direct registration in book-entry form to a new account with our transfer agent. Registration in book-entry form refers to a method of recording share ownership where no physical stock certificates are issued to stockholders, as is the case in the Distribution. You will be able to access information regarding your book-entry account holding our shares at Equity Stock Transfer

●	Commencing on or shortly after the Distribution Date, the distribution agent will mail to you an account statement that indicates the number of whole shares of our Common Stock that have been registered in book-entry form in your name. We expect it will take the distribution agent up to two weeks after the Distribution Date to complete the distribution of the shares of our Common Stock and mail statements of holding to all registered stockholders.

●	“Street name” or beneficial stockholders. Most HCMC stockholders own their shares of HCMC common stock beneficially through a bank, broker or other nominee. In these cases, the bank, broker or other nominee holds the shares in “street name” and records your ownership on its books. If you own your shares of HCMC common stock through a bank, broker or other nominee, your bank, broker or other nominee will credit your account with the whole shares of our Common Stock that you receive in the Distribution on or shortly after the Distribution Date. We encourage you to contact your bank, broker or other nominee if you have any questions concerning the mechanics of having shares held in “street name.”

If you sell any of your shares of HCMC common stock on or before the Distribution Date, the buyer of those shares may in some circumstances be entitled to receive the shares of our Common Stock to be distributed in respect of the HCMC shares you sold. See “The Spin-Off—Trading Prior to the Distribution Date” for more information.

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We are not asking HCMC stockholders to take any action in connection with the Spin-Off. No approval of the holders of HCMC common stock is required for the Spin-Off. We are not asking you for a proxy and request that you not send us a proxy. We are also not asking you to make any payment or surrender or exchange any of your shares of HCMC common stock for shares of our Common Stock. The number of outstanding shares of HCMC common stock will not change as a result of the Spin-Off.

Number of Shares You Will Receive

On the Distribution Date, you will receive ____ share of our Class A common stock and ____ share of Class B common stock for every ______ shares of HCMC common stock you hold on the Record Date.

Treatment of Fractional Shares

The distribution agent will not distribute any fractional shares of our Common Stock in connection with the Spin-Off. Any fractional amounts will be rounded down to the nearest whole number.

Results of the Spin-Off

After the Spin-Off, we will be an independent publicly traded company. Immediately following the Spin-Off, we expect to have approximately                                holders of shares of our Common Stock and approximately                          million shares of our Common Stock outstanding, based on the number of HCMC stockholders and shares of HCMC common stock outstanding on                                , 2023. The actual number of shares of our Common Stock HCMC will distribute in the Spin-Off will depend on the actual number of shares of HCMC common stock outstanding on the Record Date, which will reflect any issuance of new shares or exercises of outstanding options pursuant to HCMC’s equity plans, and any repurchase of HCMC shares by HCMC under its common stock repurchase program, on or prior to the Record Date. The Spin-Off will not affect the number of outstanding shares of HCMC common stock or any rights of HCMC stockholders, although we expect the trading price of shares of HCMC common stock immediately following the Distribution to be lower than immediately prior to the Distribution because the trading price of HCMC common stock will no longer reflect the value of the Company. Furthermore, until the market has fully analyzed the value of HCMC without the Company, the trading price of shares of HCMC common stock may fluctuate.

Before our separation from HCMC, we intend to enter into a Separation Agreement and several other agreements with HCMC related to the Spin-Off. These agreements will govern the relationship between us and HCMC up to and after completion of the Spin-Off and allocate between us and HCMC various assets, liabilities, rights and obligations, including employee benefits, intellectual property and tax-related assets and liabilities. We describe these arrangements in greater detail under “Our Relationship With HCMC Following The Distribution.”

Total Number of Shares of Common Stock Issued in the Spin-Off

It is anticipated there will be 9.4 million shares of HCWC common stock outstanding immediately following the Spin-Off, with the potential issuance of up to (1) 400,000 of Class A common stock in a registered offering contemporaneous with the Spin-Off and (2) an additional 4,416,667 shares (or 13,816,667 total) upon conversion of the Series A Preferred Stock. This maximum amount of shares issuable upon conversion of the Series A Preferred Stock assumes (1) conversion of all of the shares of Series A Preferred Stock to be issued in the Initial Offering and (2) the reset to the minimum conversion price of $3. Of the Common Stock to be issued in the Spin-Off, we expect approximately 1,880,000 shares to be Class A common stock and 7,520,000 shares to be Class B common stock. There will also be approximately 2 million shares of restricted Common Stock issued in the Distribution, which restricted Common Stock will be issued to employees and executives pursuant to our 2023 Equity Incentive Plan.

Listing and Trading of the Class A common stock

As of the date of this Prospectus, we are a wholly owned subsidiary of HCMC. Accordingly, no public market for our Class A common stock currently exists, although a “when-issued” market in the Class A common stock may develop prior to the Spin-Off. See “The Spin-Off—Trading Prior to the Distribution Date” below for an explanation of a “when-issued” market. We intend to list the Class A common stock on the NYSE American exchange under the symbol “HCWC.” The Class C common stock will not be listed on exchange. Following the Spin-Off, HCMC common stock will continue to trade on the OTC Pink under the symbol “HCMC.”

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To be listed on the NYSE American stock exchange, an issuer must meet both the financial requirements and the public float requirement. With respect to the financial requirements, HCWC meets the following NYSE American standards: (1) market capitalization of $50 million, (2) market value of public float of $20 million or more and (3) minimum share price of at least $3 per share. With respect to the public float requirement, HCWC will have at least 400 public shareholders and 1 million shares in public distribution.

Neither we nor HCMC can assure you as to the trading price of HCMC common stock or our Class A common stock after the Spin-Off, or as to whether the combined trading prices of our Class A common stock and the HCMC common stock after the Spin-Off will be less than, equal to or greater than the trading prices of HCMC common stock prior to the Spin-Off. The trading price of our Class A common stock may fluctuate significantly following the Spin-Off. See “Risk Factors—Risks Relating to Our Common Stock and the Securities Market” for more detail.

The shares of our Class A common stock distributed to HCMC stockholders will be freely transferable, except for shares received by individuals who are our affiliates. Individuals who may be considered our affiliates after the Spin-Off include individuals who control, are controlled by or are under common control with us, as those terms generally are interpreted for federal securities law purposes. These individuals may include some or all of our directors and executive officers. Individuals who are our affiliates will be permitted to sell their shares of our Class A common stock only pursuant to an effective registration statement under the Securities Act, or an exemption from the registration requirements of the Securities Act, such as those afforded by Section 4(1) of the Securities Act or Rule 144 thereunder.

Distribution Ratio. In connection with the Spin-Off, the Company will issue shares of Common Stock to the HCMC stockholders in proportion to their HCMC ownership, including the ownership of any restricted stock. In determining the ratio of HCWC Common Stock to be issued for each share of HCMC common stock, (1) we consulted with the underwriters and other consultants and (2) engaged a valuation firm to estimate the fair market value of HCWC based solely on financial performance. The Board determined the distribution ration primarily based on these factors.

Plan of Distribution. The Company has not engaged an underwriter to sell the Common Stock in the Spin-Off and does not have any formal plan of distribution. The resale of the HCWC common stock will utilize the NYSE American’s electronic Designated Market Makers (e-DMMs) with quoting obligations for each NYSE American-listed company with NYSE Arca’s fully electronic price/time priority execution model.

Listing Risks. The consummation of the Spin-Off transaction is contingent upon approval and listing of the Class A common stock on NYSE American. Without such approval, the Company does not expect to proceed with the Spin-Off but will evaluate all alternatives.

Stockholder Sales. The Company has not discussed with any third parties or affiliates about their intention to sell shares of HCWC common stock following the Spin-Off.

Trading Prior to the Distribution Date

We anticipate that trading in the Class A common stock will begin on a “when-issued” basis as early as two trading days prior to the Record Date for the Distribution and continue up to and including the Distribution Date. “When-issued” trading in the context of a spin-off refers to a sale or purchase made conditionally on or before the Distribution Date because the securities of the spun-off entity have not yet been distributed. If you own shares of HCMC common stock at the close of business on the Record Date, you will be entitled to receive shares of the Common Stock in the Distribution. You may trade this entitlement to receive shares of our Common Stock, without the shares of HCMC common stock you own, on the “when-issued” market. We expect “when-issued” trades of the Class A common stock to settle within four trading days after the Distribution Date. On the first trading day following the Distribution Date, we expect that “when-issued” trading of the Class A common stock will end and “regular-way” trading will begin.

We also anticipate that, from the Record Date and continuing up to and including the Distribution Date, there will be two markets in HCMC common stock: a “regular-way” market and an “ex-distribution” market. Shares of HCMC common stock that trade on the regular-way market will trade with an entitlement to receive shares of our Common Stock in the Distribution. Shares that trade on the ex-distribution market will trade without an entitlement to receive shares of the Common Stock in the Distribution. Therefore, if you sell shares of HCMC common stock in the regular-way market up to and including the Distribution Date, you will be selling your right to receive shares of our Common Stock in the Distribution. However, if you own shares of HCMC common stock at the close of business on the Record Date and sell those shares on the ex-distribution market up to and including the Distribution Date, you will still receive the shares of our Common Stock that you would otherwise be entitled to receive in the Distribution.

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Following the Distribution Date, we intend to list our Class A common stock to be listed on the NYSE American exchange under the trading symbol “HCWC.” If “when-issued” trading occurs, the listing for our Common Stock is expected to be under a trading symbol different from our regular-way trading symbol. We will announce our “when-issued” trading symbol when and if it becomes available. If the Spin-Off does not occur, all “when-issued” trading will be null and void.

Conditions to the Spin-Off

We expect that the separation will be effective on the Distribution Date, provided that the following conditions shall have been satisfied or waived by HCMC:

●	the HCMC Board shall have authorized and approved the Distribution and not withdrawn such authorization and approval, and shall have declared the dividend of our Common Stock to HCMC stockholders;

●	the Separation Agreement and the ancillary agreements contemplated by the Separation Agreement shall have been executed by each party to those agreements;

●	the SEC shall have declared effective our Registration Statement on Form S-1, of which this Prospectus is a part, under the Securities Act, and no stop order suspending the effectiveness of our Registration Statement shall be in effect and no proceedings for that purpose shall be pending before or threatened by the SEC;

●	our Class A common stock shall have been accepted for listing on the New York Stock Exchange or another national securities exchange approved by HCMC, subject to official notice of issuance;

●	no order, injunction or decree issued by any governmental authority of competent jurisdiction or other legal restraint or prohibition preventing consummation of the Distribution shall be in effect, and no other event outside the control of HCMC shall have occurred or failed to occur that prevents the consummation of the Distribution;

●	no other events or developments shall have occurred prior to the Distribution Date that, in the judgment of the HCMC Board, would result in the Spin-Off having a material adverse effect on HCMC or its stockholders;

●	prior to the Distribution Date, this Prospectus shall have been mailed or delivered electronically to the holders of HCMC common stock as of the Record Date;

●	HCMC shall have duly elected the individuals to be listed as members of our post-Distribution board of directors in this Prospectus, and such individuals shall be the members of our board of directors, which we refer to as our “Board,” immediately after the Distribution; provided that our current directors shall appoint at least one independent director to serve on our Board and Audit Committee prior to the date on which “when-issued” trading of our Common Stock commences;

●	immediately prior to the Distribution Date, our Certificate of Incorporation and By-laws, each in substantially the form filed as an exhibit to the Registration Statement on Form S-1, of which this Prospectus is a part, shall be in effect; and

●	HCMC shall have received a certificate signed by our Chief Financial Officer, dated as of the Distribution Date, certifying the satisfaction of certain conditions.

Operations of HCMC after the Spin-Off

After the Spin-Off, HCMC will continue to be a SEC reporting company quoted on the OTC Pink. Through its wholly owned subsidiary HCMC Intellectual Property Holdings, LLC (“HCMC IP”), HCMC will seek to structure royalty and licensing deals for its IP portfolio to maximize and monetize its current suite of patents; along with marketing its current product offerings. HCMC will also continue its IP infringement action again Philip Morris. At the time of the Distribution, HCMC expects to have $____ million in available cash on its balance sheet. HCMC IP currently hold 18 U.S. patents and 1 patent in Canada.

Reasons for Furnishing this Prospectus

We are furnishing this Prospectus solely to provide information to HCMC’s stockholders who will receive shares of our Common Stock in the Distribution. You should not construe this Prospectus as an inducement or encouragement to buy, hold or sell any of our securities or any securities of HCMC. We believe that the information contained in this Prospectus is accurate as of the date set forth on the cover. Changes to the information contained in this Prospectus may occur after that date, and neither we nor HCMC undertakes any obligation to update the information except in the normal course of our and HCMC’s public disclosure obligations and practices and except as required by applicable law.

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USE OF PROCEEDS

We will not receive any proceeds from the Distribution of the Common Stock in the Spin-Off.

OUR RELATIONSHIP WITH HCMC FOLLOWING THE DISTRIBUTION

Agreements with HCMC

Following the separation and distribution, HCWC and HCMC will operate separately, each as an independent public company. HCWC and HCMC will enter into a separation and distribution agreement and other agreements prior to the separation and distribution that will affect the separation, provide a framework for HCWC’s relationship with HCMC after the separation and provide for the allocation between HCWC and HCMC of HCMC’s assets, employees, liabilities and obligations (including its investments, property and employee benefits and tax-related assets and liabilities) attributable to periods prior to, at and after HCWC’s separation from HCMC, such as a transition services agreement, a tax matters agreement, an employee matters agreement and a headquarters sublease agreement. The agreements listed above will be filed as exhibits to the registration statement on Form S-1, of which this Prospectus is a part.

The summaries of each of the agreements listed above are qualified in their entireties by reference to the full text of the applicable agreements, which are incorporated by reference into this information statement. When used in this section, “distribution date” refers to the date on which HCMC distributes HCWC common stock to the holders of HCMC common stock.

The Separation and Distribution Agreement

The following discussion summarizes the material provisions of the separation and distribution agreement that will be entered into between HCWC and HCMC. The separation and distribution agreement sets forth, among other things, HCWC’s agreements with HCMC regarding the principal transactions necessary to separate HCWC from HCMC. It also sets forth other agreements that govern certain aspects of HCWC’s relationship with HCMC after the distribution date.

Transfer of Assets and Assumption of Liabilities

The separation and distribution agreement will identify the assets to be transferred, the liabilities to be assumed and the contracts to be assigned to each of HCWC and HCMC as part of the separation of HCMC into two companies, and it will provide for when and how these transfers, assumptions and assignments will occur. In particular, the separation and distribution agreement will provide, among other things, that subject to the terms and conditions contained therein:

●	Certain assets related to HCWC’s business, referred to as the “HCWC Assets,” will be transferred to HCWC or one of HCWC’s subsidiaries, including:

●	Real property, including office space;

●	Contracts (or portions thereof) that relate to HCWC’s business;

●	Equity interests of certain HCWC subsidiaries that hold assets and liabilities related to the HCWC business;

●	Information related to the HCWC Assets, the HCWC Liabilities (as defined below), or the HCWC business;

●	Rights and assets expressly allocated to HCWC or one of HCWC’s subsidiaries pursuant to the terms of the separation and distribution agreement or certain other agreements entered in connection with the separation; and

●	Other assets that are included in the HCWC pro forma balance sheet that appears in the section entitled “Unaudited Pro Forma Condensed Combined Carve-Out Financial Statements.”

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Certain liabilities related to the HCWC business or the HCWC Assets, referred to as the “HCWC Liabilities,” will be retained by or transferred to HCWC or one of HCWC’s subsidiaries, including:

●	Liabilities arising out of actions, inactions, events, omissions, conditions, facts, or circumstances occurring or existing prior to the completion of the separation to the extent related to the HCWC business or the HCWC Assets;

●	Liabilities and obligations expressly allocated to HCWC or one of HCWC’s subsidiaries pursuant to the terms of the separation and distribution agreement or certain other agreements entered into in connection with the separation;

●	Liabilities relating to the credit facility or other financing arrangements that HCWC or its subsidiaries will enter into in connection with the separation;

●	Liabilities relating to litigation that solely or primarily relates to the HCWC business, the HCWC Assets, or the HCWC Liabilities; and

●	Other liabilities that are included in the HCWC pro forma balance sheet that appears in the section entitled “Unaudited Pro Forma Condensed Combined Carve-Out Consolidated Financial Statements.”

●	All of the assets and liabilities (including whether accrued, contingent, or otherwise) other than the HCWC Assets and HCWC Liabilities (such assets and liabilities, other than the HCWC Assets and the HCWC Liabilities, referred to as the “HCMC Assets” and “HCMC Liabilities,” respectively) will be retained by or transferred to HCMC or its subsidiaries.

Except as expressly set forth in the separation and distribution agreement or any ancillary agreement, neither HCWC nor HCMC will make any representation or warranty as to the assets, business or liabilities transferred or assumed as part of the separation, as to any approvals or notifications required in connection with the transfers, as to the value of or the freedom from any security interests of any of the assets transferred, as to the absence or presence of any defenses or right of setoff or freedom from counterclaim with respect to any claim or other asset of either HCWC or HCMC, or as to the legal sufficiency of any assignment, document or instrument delivered to convey title to any asset or thing of value to be transferred in connection with the separation. All assets will be transferred on an “as is,” “where is” basis and the respective transferees will bear the economic and legal risks that any conveyance will prove to be insufficient to vest in the transferee good and marketable title, free and clear of all security interests, and that any necessary consents or governmental approvals are not obtained or that any requirements of laws, agreements, security interests, or judgments are not complied with.

Information contained herein with respect to the assets and liabilities of the parties following the distribution is presented based on the allocation of such assets and liabilities pursuant to the separation and distribution agreement, unless the context otherwise requires. The separation and distribution agreement will provide that, in the event that the transfer or assignment of certain assets and liabilities to HCMC or HCWC, as applicable, does not occur prior to the separation, then until such assets or liabilities are able to be transferred or assigned, HCMC or HCWC, as applicable, will hold such assets on behalf of and for the benefit of the other party and will pay, perform, and discharge such liabilities, for which the other party will reimburse HCMC or HCWC, as applicable, for all commercially reasonable payments made in connection with the performance and discharge of such liabilities.

The Distribution

The separation and distribution agreement will also govern the rights and obligations of the parties regarding the distribution following the completion of the separation. On the distribution date, HCMC will distribute to its stockholders that hold HCMC common stock as of the record date all of the HCWC common stock owned by HCMC on the distribution date on a pro rata basis.

Conditions to the Distribution

The separation and distribution agreement will provide that the distribution is subject to the satisfaction (or waiver by HCMC) of certain conditions. These conditions are described under “The Separation and Distribution—Conditions to the Distribution.” HCMC has the sole and absolute discretion to determine (and change) the terms of, and to determine whether to proceed with, the distribution and, to the extent it determines to so proceed, to determine the record date, the distribution date and the Distribution Ratio.

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Claims

In general, each party to the separation and distribution agreement will assume liability for all pending, threatened and unasserted legal matters related to its own business or its assumed or retained liabilities and will indemnify the other party for any liability to the extent arising out of or resulting from such assumed or retained legal matters.

Releases

The separation and distribution agreement will provide that HCWC and its affiliates will release and discharge HCMC and its affiliates from all liabilities assumed by HCWC as part of the separation, from all acts and events occurring or failing to occur, and all conditions existing, on or before the distribution date relating to HCWC’s business, and from all liabilities existing or arising in connection with the implementation of the separation, except as expressly set forth in the separation and distribution agreement. HCMC and its affiliates will release and discharge HCWC and its affiliates from all liabilities retained by HCMC and its affiliates as part of the separation and from all liabilities existing or arising in connection with the implementation of the separation, except as expressly set forth in the separation and distribution agreement.

These releases will not extend to obligations or liabilities under any agreements between the parties that remain in effect following the separation, which agreements include, but are not limited to, the separation and distribution agreement, transition services agreement, tax matters agreement, employee matters agreement, headquarters sublease agreement and certain other agreements executed in connection with the separation.

Indemnification

In the separation and distribution agreement, HCWC and its subsidiaries will agree to indemnify, defend and hold harmless HCMC and its subsidiaries, each of its affiliates and each of their respective directors, officers and employees, from and against all liabilities relating to, arising out of or resulting from:

●	The HCWC Liabilities;

●	The failure of HCWC or any of its subsidiaries to pay, perform or otherwise promptly discharge any of the HCWC Liabilities, in accordance with their respective terms, whether prior to, at or after the distribution;

●	The conduct of any business, operation or activity by HCWC or any of its affiliates from and after the distribution;

●	Any breach by HCWC or any of its subsidiaries of the separation and distribution agreement or any of the ancillary agreements; and

●	Any untrue statement or alleged untrue statement of a material fact in the registration statement, this information statement, or other disclosure document, except for those statements made explicitly in HCMC’s name.

HCMC and its subsidiaries will agree to indemnify, defend and hold harmless HCWC and its subsidiaries, each of its affiliates and each of its respective directors, officers and employees from and against all liabilities relating to, arising out of or resulting from:

●	The HCMC Liabilities;

●	The failure of HCMC or any of its subsidiaries, other than HCWC, to pay, perform or otherwise promptly discharge any of the HCMC Liabilities, in accordance with their respective terms whether prior to, at, or after the distribution;

●	The conduct of any business, operation or activity by HCMC or any of its affiliates from and after the distribution (other than the conduct of business, operations or activities for the benefit of HCWC pursuant to an ancillary agreement);

●	Any breach by HCMC or any of its subsidiaries, other than HCWC, of the separation and distribution agreement or any of the ancillary agreements; and

●	Any untrue statement or alleged untrue statement of a material fact made explicitly in HCMC’s name in the registration statement, this information statement, or other disclosure document.

The separation and distribution agreement will also establish procedures with respect to claims subject to indemnification and related matters.

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Legal Matters

Subject to certain specified exceptions, each party to the separation and distribution agreement will assume the liability for, and control of, all pending and threatened legal matters related to its own business, as well as assumed or retained liabilities and will indemnify the other party for any liability arising out of or resulting from such assumed legal matters.

Insurance

The separation and distribution agreement will provide for the allocation between the parties of rights and obligations under existing insurance policies with respect to occurrences prior to the distribution and will set forth procedures for the administration of insured claims and address certain other insurance matters.

Further Assurances

In addition to the actions specifically provided for in the separation and distribution agreement, except as otherwise set forth therein or in any ancillary agreement, both HCWC and HCMC will agree in the separation and distribution agreement to use commercially reasonable efforts, prior to, on and after the distribution date, to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws, regulations and agreements to consummate and make effective the transactions contemplated by the separation and distribution agreement and the ancillary agreements.

Transition Committee

The separation and distribution agreement will provide that prior to the completion of the separation, HCWC and HCMC will establish a transition committee that will consist of an equal number of members from HCWC and HCMC. The transition committee will be responsible for monitoring and managing all matters related to the separation and all other transactions contemplated by the separation and distribution agreement or any ancillary agreement. The transition committee will have the power to establish various subcommittees from time to time as it deems appropriate or as may be described in the ancillary agreements.

Dispute Resolution

The separation and distribution agreement will contain provisions that govern, except as otherwise provided in any ancillary agreement, the resolution of disputes, controversies or claims that may arise between HCWC and HCMC related to the separation or distribution and that are unable to be resolved by the transition committee. These provisions will contemplate that efforts will be made to resolve disputes, controversies and claims by escalation of the matter to senior management or other mutually agreed representatives of HCWC and HCMC. If such efforts are not successful, either HCWC or HCMC may submit the dispute, controversy or claim to binding alternative dispute resolution, subject to the provisions of the separation and distribution agreement.

Expenses

Except as expressly set forth in the separation and distribution agreement or in any ancillary agreement, HCMC will be responsible for all costs and expenses incurred prior to the distribution date in connection with the separation, including costs and expenses relating to legal and tax counsel, financial advisors and accounting advisory work related to the separation. Except as expressly set forth in the separation and distribution agreement or in any ancillary agreement, or as otherwise agreed in writing by HCMC and HCWC, all such costs and expenses incurred in connection with the separation from and after the distribution date will be paid by the party incurring such cost and expense.

Other Matters

Other matters governed by the separation and distribution agreement will include access to financial and other information, confidentiality, access to and provision of records and treatment of outstanding guarantees and similar credit support.

Termination

The separation and distribution agreement will provide that it may be terminated, and the separation may be modified or abandoned at any time prior to the distribution in the sole discretion of HCMC without the approval of any person, including HCWC’s stockholders or HCMC’s stockholders. In the event of a termination of the separation and distribution agreement, no party, nor any of its directors, officers, or employees, will have any liability of any kind to the other party or any other person. After the distribution date, the separation and distribution agreement may not be terminated except by an agreement in writing signed by both HCMC and HCWC.

Amendments

The separation and distribution agreement will provide that no provision of the separation and distribution agreement may be amended or modified except by a written instrument signed by both HCMC and HCWC.

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Transition Services Agreement

HCWC and HCMC will enter into a transition services agreement prior to the distribution pursuant to which HCMC and its subsidiaries will provide to HCWC, on an interim, transitional basis, various services. The services to be provided include information technology, accounting and tax services. The anticipated charges for such services are generally intended to allow the servicing party to recover all out-of-pocket costs and expenses.

The transition services agreement will terminate on the expiration of the term of the last service provided under it, which will generally be up to two years following the distribution date. The recipient for a particular service generally can terminate that service prior to the scheduled expiration date, subject to a minimum notice period equal to the shorter of 60 days or half of the original service period. Services can only be terminated at a month-end. Due to interdependencies between services, certain services may be extended or terminated early only if other services are likewise extended or terminated. Either party may terminate the agreement upon a change in control of the other party.

HCWC anticipates that it will generally be in a position to complete the transition away from those services (except for certain information technology-related services) on or before two years following the distribution date.

Tax Matters Agreement

HCWC and HCMC will enter into a tax matters agreement prior to the distribution which will generally govern HCMC’s and HCWC’s respective rights, responsibilities and obligations after the distribution with respect to taxes (including taxes arising in the ordinary course of business and taxes, if any, incurred as a result of any failure of the distribution and certain related transactions to qualify as tax-free for U.S. federal income tax purposes), tax attributes, tax returns, tax elections, tax contests and certain other tax matters.

In addition, the tax matters agreement will impose certain restrictions on HCWC and its subsidiaries (including restrictions on share issuances, business combinations, sales of assets and similar transactions) that will be designed to preserve the tax-free status of the distribution and certain related transactions. The tax matters agreement will provide special rules that allocate tax liabilities in the event the distribution, together with certain related transactions, is not tax-free. In general, under the tax matters agreement, each party is expected to be responsible for any taxes imposed on, and certain related amounts payable by, HCMC or HCWC that arise from the failure of the distribution, together with certain related transactions, to qualify as a tax-free transaction for U.S. federal income tax purposes under Sections 355 and 368(a)(1)(D) and certain other relevant provisions of the Code, to the extent that the failure to so qualify is attributable to actions, events or transactions relating to such party’s respective stock, assets or business, or a breach of the relevant representations or covenants made by that party in the tax matters agreement.

Employee Matters Agreement

HCWC and HCMC will enter into an employee matters agreement in connection with the separation to allocate liabilities and responsibilities relating to employment matters, employee compensation and benefits plans and programs, and other related matters.

The employee matters agreement will govern HCMC’s and HCWC’s compensation and employee benefit obligations relating to current and former employees of each company, and generally will allocate liabilities and responsibilities relating to employee compensation and benefit plans and programs. It is anticipated that the employee matters agreement will provide that, following the distribution, HCWC’s active employees generally will no longer participate in benefit plans sponsored or maintained by HCMC and will commence participation in HCWC’s benefit plans, which are expected to be similar to the existing HCMC benefit plans. In addition, it is anticipated that the employee matters agreement will provide that, unless otherwise specified, HCMC will be responsible for liabilities associated with employees who will be employed by HCMC following the separation and former HCMC employees, and HCWC will be responsible for liabilities associated with employees who will be employed by HCWC following the separation.

The employee matters agreement also will describe the general treatment of outstanding equity awards of HCMC held by HCMC employees and HCWC employees. As of the distribution, equity awards will be outstanding under HCMC’s equity-based incentive plans.

The employee matters agreement also may set forth the general principles relating to employee matters, including with respect to the assignment of employees, expense reimbursements, workers’ compensation, leaves of absence, employee service credit, the sharing of employee information, and the duplication or acceleration of benefits.

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MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE SPIN-OFF

Consequences to U.S. Holders of HCMC Common Stock

The following is a summary of the material U.S. federal income tax consequences to holders of HCMC common stock in connection with the Distribution. This summary is based on the Code, the Treasury Regulations promulgated under the Code and judicial and administrative interpretations of those laws, in each case as in effect and available as of the date of this Prospectus and all of which are subject to change at any time, possibly with retroactive effect. Any such change could affect the tax consequences described below.

●	This summary is limited to holders of HCMC common stock that are U.S. Holders, as defined immediately below, that hold their HCMC common stock as a capital asset. A “U.S. Holder” is a beneficial owner of HCMC common stock that is, for U.S. federal income tax purposes:

●	an individual who is a citizen or a resident of the United States;

●	a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized under the laws of the United States or any state thereof or the District of Columbia;

●	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

●	a trust if a court within the United States is able to exercise primary jurisdiction over its administration and one or more U.S. persons have the authority to control all of its substantial decisions or, in the case of a trust that was treated as a domestic trust under law in effect before 1997, a valid election is in place under applicable Treasury Regulations.

This summary does not discuss all tax considerations that may be relevant to stockholders in light of their particular circumstances, nor does it address the consequences to stockholders subject to special treatment under the U.S. federal income tax laws, such as:

●	dealers or traders in securities or currencies;

●	tax-exempt entities;

●	banks, financial institutions or insurance companies;

●	real estate investment trusts, regulated investment companies or grantor trusts;

●	persons who acquired HCMC common stock pursuant to the exercise of employee stock options or otherwise as compensation;

●	stockholders who own, or are deemed to own, 10% or more, by voting power or value, of HCMC equity;

●	stockholders owning HCMC common stock as part of a position in a straddle or as part of a hedging, conversion or other risk reduction transaction for U.S. federal income tax purposes;

●	certain former citizens or long-term residents of the United States;

●	stockholders who are subject to the alternative minimum tax; or

●	persons who own HCMC common stock through partnerships or other pass-through entities.

This summary does not address any U.S. state or local or foreign tax consequences or any estate, gift or other non-income tax consequences.

If a partnership, or any other entity treated as a partnership for U.S. federal income tax purposes, holds HCMC common stock, the tax treatment of a partner in that partnership will generally depend on the status of the partner and the activities of the partnership. Such a partner or partnership should consult its own tax advisor as to its tax consequences.

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YOU SHOULD CONSULT YOUR OWN TAX ADVISOR WITH RESPECT TO THE U.S. FEDERAL, STATE AND LOCAL AND FOREIGN TAX CONSEQUENCES OF THE DISTRIBUTION.

General

Subject to the qualifications and limitations set forth herein (including the discussion below relating to the receipt of cash in lieu of fractional shares), Cozen O’ Connor, counsel to the Company, is of the opinion that for U.S. federal income tax purposes:

●	no gain or loss will be recognized by, or be includible in the income of, a U.S. Holder as a result of the Distribution;

●	the aggregate tax basis of the HCMC common stock and Common Stock held by each U.S. Holder immediately after the Distribution will be the same as the aggregate tax basis of the HCMC common stock held by the U.S. Holder immediately before the Distribution, allocated between the HCMC common stock and our Common Stock in proportion to their relative fair market values on the date of the Distribution; and

●	the holding period of our Common Stock received by each U.S. Holder will include the holding period of their HCMC common stock, provided that such HCMC common stock is held as a capital asset on the date of the Distribution.

U.S. Holders that have acquired different blocks of HCMC common stock at different times or at different prices should consult their tax advisors regarding the allocation of their aggregate adjusted tax basis among, and the holding period of, shares of our Common Stock distributed with respect to such blocks of HCMC common stock.

This discussion does not address any U.S. state or local or foreign tax consequences of the Spin-Off. This discussion assumes that the Spin-Off will be completed according to the terms of the Separation Agreement and rely on the facts as stated in the Separation Agreement, the Tax Matters Agreement, the other ancillary agreements, this Prospectus and a number of other documents. In addition, this discussion is based on certain representations as to factual matters from, and certain covenants by, HCMC and the Company. This discussion cannot be relied on if any of the assumptions, representations or covenants are incorrect, incomplete or inaccurate or are violated in any material respect.

This discussion is not binding on the IRS or the courts, and the Company cannot assure you that the IRS or a court will not take a contrary position.

We have not sought an IRS Ruling to the effect that, for U.S. federal income tax purposes, the Distribution will qualify as tax-free under Section 355 of the Code. If the Distribution were determined not to qualify for non-recognition of gain and loss, the above consequences would not apply, and U.S. Holders could be subject to tax. In this case, each U.S. Holder who receives our Common Stock in the Distribution would generally be treated as receiving a distribution in an amount equal to the fair market value of our Common Stock received, which would generally result in:

●	a taxable dividend to the U.S. Holder to the extent of that U.S. Holder’s pro rata share of HCMC’s current and accumulated earnings and profits;

●	a reduction in the U.S. Holder’s basis (but not below zero) in HCMC common stock to the extent the amount received exceeds the stockholder’s share of HCMC’s earnings and profits; and

●	a taxable gain from the exchange of HCMC common stock to the extent the amount received exceeds the sum of the U.S. Holder’s share of HCMC’s earnings and profits and the U.S. Holder’s basis in its HCMC common stock.

Backup Withholding and Information Statement

Treasury Regulations require each HCMC stockholder that, immediately before the Distribution, owned 5% or more (by vote or value) of the total outstanding stock of HCMC to attach to such stockholder’s U.S. federal income tax return for the year in which the Distribution occurs a statement setting forth certain information related to the Distribution.

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Consequences to HCMC

The following is a summary of the material U.S. federal income tax consequences to HCMC in connection with the Spin-Off that may be relevant to holders of HCMC common stock.

Subject to the qualifications and limitations set forth herein, the Company believes that the Distribution will qualify for non-recognition of gain and loss under Section 355 of the Code for U.S. federal income tax purposes. This position is subject to the same qualifications and limitations as are set forth above in relation to the discussion of the consequences to U.S. Holders.

If the Distribution were determined not to qualify for non-recognition of gain and loss under Section 355 of the Code, then HCMC would recognize gain in an amount up to the fair market value of our Common Stock held by it immediately before the Distribution.

Indemnification Obligation

If, due to any of our covenants in the Tax Matters Agreement being breached, it was determined that the Distribution did not qualify for non-recognition of gain and loss under Section 355 of the Code, the Company could be required to indemnify HCMC for taxes resulting from the recognition of gain described above and related expenses. In addition, current tax law generally creates a presumption that the Distribution would be taxable to HCMC, but not to HCMC’s stockholders, if we or our stockholders were to engage in transactions that result in a 50% or greater change by vote or value in the ownership of our stock during the four-year period beginning on the date that begins two years before the date of the Distribution, unless it were established that such transactions and the Distribution were not part of a plan or series of related transactions giving effect to such a change in ownership. If the Distribution were taxable to HCMC due to such a 50% or greater change in ownership of our stock, HCMC would recognize gain in an amount up to the fair market value of our Common Stock held by it immediately before the Distribution and we generally would be required to indemnify HCMC for the tax on such gain and related expenses.

Electronic Distribution

A prospectus in electronic format may be made available on the Internet sites or through other online services maintained by one or more of the underwriters and/or selling group members participating in this offering, or by their affiliates. In those cases, prospective investors may view offering terms online and, depending upon the particular underwriter or selling group member, prospective investors may be allowed to place orders online. The underwriters may agree with us to allocate a specific number of shares for sale to online brokerage account holders. Any such allocation for online distributions will be made by the representatives on the same basis as other allocations.

Other than the prospectus in electronic format, the information on any underwriter’s or selling group member’s web site and any information contained in any other web site maintained by an underwriter or selling group member is not part of the prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or any underwriter or selling group member in its capacity as underwriter or selling group member and should not be relied upon by investors.

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HEALTHY CHOICE WELLNESS CORP.

1,800,000 SHARES OF CLASS A COMMON STOCK, 7,520,000 SHARES OF CLASS B COMMON STOCK, AND 7,520,000 SHARES OF CLASS A COMMON STOCK THAT ARE ISSUABLE UPON CONVERSION OF THE 7,520,000 SHARES OF CLASS B COMMON STOCK

PROSPECTUS

, 2023

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following table sets forth the expenses payable by us in connection with the offering of securities described in this registration statement. All amounts shown are estimates, except for the SEC registration fee. We will bear all expenses shown below.

SEC registration fee	$18,637.02
Underwriter fees and expenses
FINRA Filing Fee
Information agent fees and expenses
Printing and postage expenses
Legal fees and expenses
Accounting fees and expenses
Miscellaneous fees and expenses
Total

Item 14. Indemnification of Directors and Officers.

Under Section 145 of the Delaware General Corporation Law, Registrant has broad powers to indemnify its directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). Registrant’s Bylaws (the “Bylaws”) provide that Registrant shall indemnify its directors and officers if such officer or director acted (i) in good faith, (ii) in a manner reasonably believed to be in or not opposed to the best interests of Registrant, and (iii) with respect to any criminal action or proceeding, had no reasonable cause to believe such conduct was unlawful. Registrant believes that indemnification under its Bylaws covers at least negligence and gross negligence and requires Registrant to advance litigation expenses in the case of stockholder derivative actions or other actions, against an undertaking by the directors and officers to repay such advances if it is ultimately determined that the director is not entitled to indemnification. The Bylaws further provide that rights conferred under such Bylaws shall not be deemed to be exclusive of any other right such persons may have or acquire under any agreement, vote of stockholders or disinterested directors, or otherwise.

In addition, Registrant’s Certificate of Incorporation (the “Certificate of Incorporation”) provides that, pursuant to Delaware law, none of its directors shall be liable for monetary damages for breach of his or her fiduciary duty of care to Registrant and its stockholders to the fullest extent permitted by the Delaware General Corporation Law as it presently exists or may hereafter be amended from time to time. This provision in the Certificate of Incorporation does not eliminate the duty of care, and in appropriate circumstances equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director’s duty of loyalty to Registrant for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are in willful or negligent violation of applicable Delaware law. The provision also does not affect a director’s responsibilities under any other law, such as the federal securities laws or state or federal environmental laws. The Certificate of Incorporation further provides that Registrant shall indemnify its directors and officers to the fullest extent permitted by law and requires Registrant to advance litigation expenses in the case of stockholder derivative actions or other actions, against an undertaking by the director to repay such advances if it is ultimately determined that the director is not entitled to indemnification. The Certificate of Incorporation also provides that rights conferred under such Certificate of Incorporation shall not be deemed to be exclusive of any other right such persons may have or acquire under any statute, the Certificate of Incorporation, the Bylaws, agreement, vote of stockholders or disinterested directors, or otherwise.

Registrant has obtained liability insurance policies for the officers and directors that, subject to certain limitations, terms and conditions, will insure them against losses arising from wrongful acts (as defined by the policy) in their capacity as directors or officers.

In addition, Registrant has entered into agreements to indemnify its directors and certain of its officers in addition to the indemnification provided for in the Certificate of Incorporation and Bylaws. These agreements, among other things, indemnify Registrant’s directors and certain of its officers for certain expenses (including attorney’s fees), judgments, fines and settlement amounts incurred by such person in any action or proceeding, including any action by or in the right of Registrant, on account of services as a director or officer of Registrant or as a director or officer of any subsidiary of Registrant, or as a director or officer of any other company or enterprise that the person provides services to at the request of Registrant.

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Item 15. Recent Sales of Unregistered Securities.

None

Item 16. Exhibits and Consolidated Financial Statement Schedules.

Exhibit		Incorporated by Reference			Filed or Furnished
No.	Exhibit Description	Form	Date	Number	Herewith
1.1	Form of Underwriting Agreement*
3.1	Amended and Restated Certificate of Incorporation				X
3.1(a)*	Form of Certificate of Designation of Preferences, Rights And Limitations of Series A Convertible Preferred Stock
3.2	Bylaws				X
5.1*	Opinion of Cozen O’Connor P.C.
8.1*	Tax Opinion of Cozen O’Connor
10.	Healthy Choice Wellness Corp. Equity Incentive Plan
10.1*+	2023 Equity Incentive Plan
10.2*	Form of Tax Matters Agreement between Healthier Choices Management Corp. and Healthy Choice Wellness Corp.
10.3*	Form of Employee Matters Agreement between Healthier Choices Management Corp. and Healthy Choice Wellness Corp.
10.4*+	Healthy Choice Wellness Corp. Form of Restricted Stock Award Agreement
10.6*+	Form of Director Indemnification Agreement
10.7*	Form of Trademark License Agreement between Healthier Choices Management Corp. and Healthy Choice Wellness Corp.
10.8*	Form of Transition Services Agreement between Healthier Choices Management Corp. and Healthy Choice Wellness Corp.
21.1	List of Subsidiaries of Registrant				X
23.1	Consent of Marcum LLP				X
23.3*	Consent of Cozen O’Connor P.C. (included in Exhibit 5.1)
24.1	Power of Attorney (set forth on the signature page of this Registration Statement)				X
107	Filing Fee Tables				X

*To be filed by amendment

+ Indicates management contract or compensatory plan.

(b) Consolidated Financial Statement Schedules

Schedules not listed above have been omitted because the information required to be set forth therein is not applicable or is shown in the financial statements or notes thereto.

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Item 17. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

	(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

	(ii)	To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

	(iii)	To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

Provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the registration statement is on Form S-1 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

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(5)	That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act, as amended, may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue. The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act (“Act”) in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

(d)	The undersigned registrant hereby undertakes that:

(i)	For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(I) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective; and

(ii)	For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Hollywood, State of Florida, on September 8, 2023.

Healthy Choice Wellness Corp.

By:	/s/ Jeffrey E. Holman
Jeffrey E. Holman
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jeffrey E. Holman his or her true and lawful attorney-in-fact, with full power of substitution and re-substitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments including post-effective amendments to this registration statement and any and all registration statements filed pursuant to Rule 462 under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, hereby ratifying and confirming all that said attorney-in-fact or his substitute, each acting alone, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-1 has been signed by the following persons in the capacities indicated on the 8th day of September, 2023.

Signature	Title	Date

/s/ Jeffrey E. Holman	Chief Executive Officer and Director	September 8, 2023
Jeffrey E. Holman	(Principal Executive Officer)

/s/ John Ollet	Chief Financial Officer (Principal Financial	September 8, 2023
John Ollet	Officer and Principal Accounting Officer)

/s/ Christopher Santi	Chief Operating Officer and President	September 8, 2023
Christopher Santi

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